Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT (this “Amendment”) is entered into as of May 15, 2026, by and among (a) DELEK US HOLDINGS, INC., a Delaware corporation (“Borrower”), (b) the Guarantors party hereto, (c) the Lenders party hereto, (d) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), in its capacity as administrative agent and collateral agent for each member of the Lender Group prior to giving effect to this Amendment and Refinancing (as defined below) hereunder (in such capacities, the “Existing Agent”), (e) after giving effect to this Amendment and the Refinancing (as defined below) hereunder, MUFG BANK, LTD. (“MUFG”), in its capacity as administrative agent for each member of the Lender Group and the Bank Product Providers after giving effect to this Amendment and the Refinancing hereunder (in such capacity, “Administrative Agent”) and (f) U.S. Bank Trust Company, National Association (“US Bank”), in its capacity as collateral agent for each member of the Lender Group and the Bank Product Providers after giving effect to this Amendment and the Refinancing hereunder (in such capacity, “Collateral Agent” or “US Bank” and, each of the Administrative Agent and the Collateral Agent, the “Agents” or, individually, an “Agent”). All terms used herein that are defined in the Credit Agreement or the Amended Credit Agreement (as defined below), as applicable, and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement or the Amended Credit Agreement, as applicable.

W I T N E S S E T H:

WHEREAS, Borrower, Guarantors, Lenders, and the Existing Agent are parties to that certain Amended and Restated Term Loan Credit Agreement, dated as of November 18, 2022 (as the same may now exist and as may be amended, modified, supplemented, extended, renewed, restated, or replaced from time to time prior to the date hereof, the “Credit Agreement”, and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, in accordance with the Credit Agreement, Lenders have made Loans and other financial accommodations to and for the benefit of Borrower, in each instance pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement;

WHEREAS, the Borrower wishes to (i) incur Credit Agreement Refinancing Indebtedness pursuant to Section 2.18 of the Credit Agreement (the “2026 Refinancing Term Loans”), the proceeds of which will be used to, among other things, refinance a portion of the Loans outstanding under the Credit Agreement (the “Refinancing”) immediately prior to the Amendment No. 1 Effective Date (as defined below) and (ii) make certain other amendments to the Credit Agreement and the Loan Documents in connection therewith;

WHEREAS, each Lender with outstanding Loans (“Existing Term Loans”) that has executed a signature page to this Amendment has agreed (such agreement, a “Cashless Election”) to convert all of such Loans (or such lesser amount as may be notified to such Lender by MUFG prior to the Amendment No. 1 Effective Date) to 2026 Refinancing Term Loans on the Amendment No. 1 Effective Date (each such loan, a “Converted 2026 Refinancing Term Loan”);

WHEREAS, MUFG Bank Ltd. (in such capacity, the “Additional 2026 Refinancing Term Loan Lender”) has agreed to provide commitments in respect of the 2026 Refinancing Term Loans in the amount of $337,382,562.67 (the “Additional 2026 Refinancing Term Loan Commitment”), as set forth opposite its name on Schedule A-1 to the Amended Credit Agreement;

WHEREAS, the proceeds of the 2026 Refinancing Term Loans funded by the Additional 2026 Refinancing Term Loan Lender, together with certain other sources of funds, will be used on the Amendment No. 1 Effective Date to repay in full all of the outstanding Loans that are not converted to 2026 Refinancing Term Loans pursuant to a Cashless Election;

WHEREAS, each Lender with a Converted 2026 Refinancing Term Loan and the Additional 2026 Refinancing Term Loan Lender (which collectively constitute the Required Lenders) have agreed to the amendments effected by this Amendment;

WHEREAS, (i) each of MUFG Bank, Ltd., BofA Securities Inc., Citizens Bank, N.A., Truist Securities, Inc. and Wells Fargo Securities, LLC, have agreed to act as joint lead arrangers and joint bookrunners for the 2026 Refinancing Term Loans and this Amendment (collectively, the “Amendment No. 1 JLAs and JBRs”) and (ii) each of Barclays Bank plc, BMO Capital Markets Corp., Citigroup Global Markets Inc., Mizuho Bank, Ltd., Regions Bank Capital Markets, a division of Regions Bank and Valley National Bank have agreed to act as co-managers for the 2026 Refinancing Term Loans and this Amendment (collectively, the “Amendment No. 1 Co-Managers” and, together with the Amendment No. 1 JLAs and JBRs, the “Amendment No. 1 Arrangers”);

WHEREAS, the Existing Agent hereby resigns as Administrative Agent and Collateral Agent under the Loan Documents and MUFG agrees to act as the Administrative Agent under the Loan Documents and US Bank agrees to act as the Collateral Agent under the Loan Documents;

WHEREAS, Loan Parties, Agents and Lenders wish to amend certain terms and provisions of the Credit Agreement as hereafter set forth; and

WHEREAS, Loan Parties, Agents and Lenders are willing to amend the Credit Agreement on the Amendment No. 1 Effective Date, as set forth herein, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated into and made a part of this Amendment, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned, intending to be legally bound, does hereby agree as follows:

AGREEMENT

1. Amendments to Credit Agreement.

(a) The Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ or ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following examples: double-underlined text or double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.

(b) All schedules to the Credit Agreement, as in effect immediately prior to the date of this Amendment, shall constitute schedules to the Credit Agreement, except that (i) Schedule 4.6(b) (Litigation), Schedule 4.20 (Material Contracts), Schedule 5.6 (Approved Insurers) and Schedule 6.10(f) (Transactions with Affiliates) shall each be deleted in their entirety, (ii) Schedule A-1 (Additional Loan Commitments), Schedule B-1 (Authorized Persons), Schedule C-1 (Existing Liens), Schedule D-1 (Real Property Collateral), Schedule E-1 (Specified Assets), Schedule F-1 (Amendment No. 1 Effective Date Intermediation Access Agreements), Schedule 4.1(b) (Capitalization of Loan Parties), Schedule 4.1(c) (Capitalization of Borrower’s Subsidiaries), Schedule 4.1(d) (Subscriptions, Options, Warrants, Calls), Schedule 4.10 (Pension Plans), Schedule 4.11 (Environmental Matters), Schedule 4.14 (Existing

2

Indebtedness), Schedule 4.25 (Chief Executive Offices), Schedule 4.31 (Deposit Accounts; Securities Accounts; Commodity Accounts), Schedule 4.32 (Intellectual Property), Schedule 4.35 (Existing Intermediation Documents), Schedule 5.1 (Financial Statements, Reports, Certificates), Schedule 5.2 (Reporting) and Schedule 6.13 (Burdensome Agreements), shall be amended and restated in their entirety as set forth in the schedules attached hereto as Annex B, which schedules will be attached to the Credit Agreement as of the Amendment No. 1 Effective Date, (iii) a new Schedule 5.17 (Affiliate Transactions) and Schedule 5.23 (Post-Closing Obligations) will be added to the Credit Agreement in their entirety as set forth in the schedules attached hereto as Annex C, which schedules will be attached to the Credit Agreement as of the Amendment No. 1 Effective Date and (iv) all Exhibits shall be amended and restated in their entirety as set forth in the exhibits attached hereto as Annex D, which exhibits will be attached to the Credit Agreement as of the Amendment No. 1 Effective Date.

2. Representations and Warranties. Each Loan Party jointly and severally represents and warrants to each Agent and each other member of the Lender Group as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties of each Loan Party or its Restricted Subsidiaries and, if applicable, the Permitted Joint Ventures, contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date). After giving effect to this Amendment, no Default or Event of Default exists or has occurred and is continuing.

(b) Organization, Good Standing, Etc. Each Loan Party and each Restricted Subsidiary thereof (i) is duly organized and validly existing under the laws of the jurisdiction of its organization, (ii) is in good standing and/or qualified to do business in any state where the failure to be so qualified and/or in good standing could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect), to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(c) Authorization; Enforceability. As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(d) Governmental Approvals; No Conflicts. As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate (A) any provision of federal, state, provincial, or local law or regulation applicable to any Loan Party or its Restricted Subsidiaries, where such violation could reasonably be expected to have a Material Adverse Effect, (B) the Governing Documents of any Loan Party, or (C) any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party where such violation could reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under (A) any Intermediation Facility where

3

any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or (B) any ABL Document of any Loan Party or its Restricted Subsidiaries, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Intermediation Facility or any ABL Document of any Loan Party or Restricted Subsidiary, other than consents or approvals that have been obtained and that are still in force and effect.

3. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied and the Refinancing being effective, being herein called the “Amendment No. 1 Effective Date”):

(a) The Agents shall have received each of the following documents, in form and substance satisfactory to Agents, duly executed and delivered, and each such document shall be in full force and effect:

(i) this Amendment,

(ii) a borrowing notice (requesting the borrowing of the Additional 2026 Refinancing Term Loans),

(iii) a Note for each Lender requesting a Note, to the extent such Note is requested at least three (3) Business Days prior to the Amendment No. 1 Effective Date,

(iv) the Guaranty and Security Agreement,

(v) a completed Perfection Certificate executed by each of the Loan Parties, and

(vi) the Second Amendment and Acknowledgment Agreement to ABL Intercreditor Agreement.

(b) The representations and warranties of each Loan Party or its Restricted Subsidiaries and, if applicable, the Permitted Joint Ventures, contained in this Amendment or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(c) [Reserved].

(d) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(e) Subject to the prior lien of the ABL Agent with respect to the ABL Priority Collateral in accordance with the ABL Intercreditor Agreement and Section 6 below, (i) the Agents shall have received satisfactory evidence that the Collateral Agent shall have a valid and perfected first priority security interest in and lien on the Term Priority Collateral (subject only to Permitted Liens which are non-

4

consensual Permitted Liens) and a valid and perfected second priority security interest in and lien on the ABL Priority Collateral (other than Excluded Assets), and all UCC financing statements or financing change statements, as applicable, to be filed in the applicable government UCC filing offices) and (ii) all filings and recordations necessary or desirable in connection with the security interests in and liens on the Collateral shall have been duly made (or arrangements therefor satisfactory to the Collateral Agent shall have been made) and all filing and recording fees and Taxes in connection therewith shall have been duly paid by Borrower.

(f) The Agents shall have received a certificate from the Secretary, Assistant Secretary, Chief Financial Officer or other officer of each Loan Party acceptable to the Agents (i) attesting to the resolutions of such Loan Party’s board of directors (or similar governing authority) (which may be one or more omnibus resolutions) authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party.

(g) The Agents shall have received copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the Amendment No. 1 Effective Date, which Governing Documents shall be (i) certified by the Secretary, Assistant Secretary, Chief Financial Officer or other officer of such Loan Party acceptable to the Agents and (ii) with respect to Governing Documents that are charter documents, certified as of a recent date (not more than sixty (60) days prior to the Amendment No. 1 Effective Date (or such other date as the Agents shall agree)) by the appropriate government official.

(h) The Agents shall have received a certificate of status, a certificate of good standing or equivalent with respect to each Loan Party, dated within thirty (30) days of the Amendment No. 1 Effective Date (or such other date as the Agents shall agree), such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction.

(i) The Agents shall have received a certificate of an Authorized Person of the Borrower certifying that the conditions specified in clauses (b), (d) and (n) of this Section 3 have been satisfied.

(j) The Agents shall have received a certificate of Borrower’s chief financial officer or other senior financial officer certifying to the Solvency of the Loan Parties taken as a whole as of the Amendment No. 1 Effective Date immediately after giving effect to the transactions contemplated hereby.

(k) The Agents shall have received copies of recent financing statement, tax and judgment lien search results against the Loan Parties and their properties, evidencing the absence of Liens against such Persons and their properties, except for Permitted Liens, and litigation and bankruptcy searches against the Loan Parties and their properties, in each case, reasonably satisfactory to the Agents.

(l) The Agents shall have received certificates of insurance as are required by Section 5.6 of the Credit Agreement, naming the Collateral Agent as additional insured, mortgagee, and/or lenders loss payee, as applicable, the form and substance of which shall be satisfactory to the Collateral Agent.

(m) The Agents shall have received opinions of Willkie Farr & Gallagher LLP, counsel to the Loan Parties, and PPGMR Law, PLLC, local Arkansas counsel to the Loan Parties, each in form and substance satisfactory to the Agents.

5

(n) [Reserved].

(o) The Agents shall have received (i) audited consolidated financial statements of Borrower and of the MLP with respect to their fiscal year ended on December 31, 2025, and (ii) unaudited condensed consolidated financial statements for any interim period or periods of Borrower and of the MLP ended after the date of the most recent audited financial statements and at least forty-five (45) calendar days prior to the Amendment No. 1 Effective Date.

(p) The Borrower shall have paid (i) all Lender Group Expenses incurred in connection with the transactions evidenced by the Credit Agreement and the other Loan Documents, to the extent invoiced at least three (3) Business Days prior to the Amendment No. 1 Effective Date and (ii) all fees payable to Agent and any other member of the Lender Group, to the extent due on or prior to the Amendment No. 1 Effective Date (including, without limitation, any such fees described in the Amendment No. 1 Engagement Letter).

(q) The Loan Parties shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority, if any, in connection with the execution and delivery by the Loan Parties of the Loan Documents or with the consummation of the transactions contemplated thereby.

(r) Since December 31, 2025, there shall not have been any event or circumstance that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(s) There shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect, or (ii) materially adversely affect the transactions contemplated by this Amendment or the other Loan Documents.

(t) To the extent requested at least ten (10) Business Days prior to the Amendment No. 1 Effective Date, each Agent shall have received, sufficiently in advance of the Amendment No. 1 Effective Date, all documentation and other information requested by such Agent required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and the Agent shall have received a fully executed IRS Form W-9 (or its equivalent) for each Loan Party.

(u) Any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulations shall have delivered to Agent a Beneficial Ownership Certification in relation to such Loan Party, which such Beneficial Ownership Certificate shall be complete and accurate in all respects.

(v) The Borrower shall have paid, or caused to be paid, substantially concurrently with the occurrence of the Amendment No. 1 Effective Date to the Administrative Agent, for the ratable benefit of each Lender with Loans immediately prior to the Amendment No. 1 Effective Date (including each Lender that has agreed to provide a Converted 2026 Refinancing Term Loan), all accrued and unpaid interest and fees in respect of the Loans through the Amendment No. 1 Effective Date. Substantially concurrently with the Amendment No. 1 Effective Date, all of the Loans under the Credit Agreement, other than any Converted 2026 Refinancing Term Loan, shall be satisfied and paid in full with the proceeds of the 2026 Refinancing Term Loans funded pursuant to the Additional 2026 Refinancing Term Loan Commitment and certain other sources of funds.

6

4. Release of DK Canada Energy ULC. In reliance upon the representations, warranties, covenants and conditions contained in this Amendment, and subject to the terms, and satisfaction of the conditions precedent set forth in Section 3 hereof, effective as of the Amendment No. 1 Effective Date, DK Canada Energy ULC, a company organized under the laws of British Columbia, Canada (“DK Canada”), is hereby released as a Guarantor under the Credit Agreement and a Grantor under the Canadian Guarantee and Security Agreement (as defined in the Credit Agreement immediately prior to giving effect to this Amendment), and shall have no further obligations, nor be bound by or subject to any of the terms, provisions, or covenants, under such agreements or under any of the other Loan Documents. The security interest granted to Wells Fargo under the Canadian Guarantee and Security Agreement in the assets of DK Canada is hereby released and the Canadian Guarantee and Security Agreement is hereby terminated and of no further force and effect. Upon the Borrower’s reasonable request and at the Loan Parties’ expense, Wells Fargo shall execute documents as may be reasonably required to evidence such release of DK Canada and to authorize the filing of PPSA termination or other applicable filings.

5. Appointment of Administrative Agent and Collateral Agent. The Borrower and each Lender with a Converted 2026 Refinancing Term Loan hereby waive the requirements set forth in Section 14.9 of the Credit Agreement that the Existing Agent provide any prior notice of its resignation. After giving effect to such waiver, effective as of the Amendment No. 1 Effective Date and in connection with the Refinancing hereunder, the Existing Agent hereby resigns as Administrative Agent and Collateral Agent under the Credit Agreement and the other Loan Documents and MUFG accepts its appointment as Administrative Agent and US Bank accepts its appointment as Collateral Agent, in each case under the Amended Credit Agreement and the other Loan Documents. After giving effect to the appointment of MUFG and US Bank, (a) MUFG hereby succeeds to and is vested with all the rights, powers, privileges and duties of the Administrative Agent and (b) US Bank hereby succeeds to and is vested with all the rights, powers, privileges and duties of the Collateral Agent, in each case, under and in connection with the Amended Credit Agreement and the other Loan Documents. It being understood that nothing in this Amendment shall affect (i) the right, if any, of the Existing Agent to receive reimbursement of its incurred but not yet reimbursed expenses and unpaid indemnity amounts, in each case under Section 9.3 of the Credit Agreement, to the extent the Existing Agent is entitled thereto under the terms of the Credit Agreement and the other Loan Documents or (ii) the continuing validity of the immunity, indemnification, exculpation, protection, expense reimbursement and other applicable provisions of the Credit Agreement and of any other Loan Document that survive the resignation or replacement of the Administrative Agent or the Collateral Agent, as applicable, with respect to any actions taken or omitted to be taken by the Existing Agent, any of its subagents and their respective Agent-Related Persons while the Existing Agent was acting as Administrative Agent or Collateral Agent, as applicable, all of which shall survive the Existing Agent’s resignation and shall continue in effect for the benefit of the Existing Agent, any of its subagents and their respective Agent-Related Persons.

6. Continued Effectiveness of the Credit Agreement and other Loan Documents; Assignment of Liens by the Existing Agent.

(a) Each Loan Party hereby (i) acknowledges and consents to this Amendment, and (ii) confirms and agrees that the Credit Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment No. 1 Effective Date all references in the Credit Agreement and any such other Loan Document to “the Credit Agreement,” the “Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment. This Amendment does not and shall not affect any of the Obligations of any Loan Party, other than as expressly provided herein, including, without limitation, Borrower’s obligation to repay the Loans in accordance with the terms of the Credit Agreement, pay or repay all other Obligations as provided in the Loan Documents to which it is a party, all of which Obligations shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

7

(b) The Existing Agent hereby assigns to the Collateral Agent for the benefit of Lender Group and Bank Product Providers all security interests and Liens granted to the Existing Agent under the Loan Documents in the Collateral as security for the Obligations of any Loan Party from time to time existing in respect of the Credit Agreement (as amended hereby) and the other Loan Documents; provided, however, that the transfer of possessory collateral will occur after the Amendment No. 1 Effective Date between the Existing Agent and the Collateral Agent and such transfer shall occur without recourse, representation or warranty from or to either the Existing Agent or the Collateral Agent. All of such security interests and Liens shall in all respects be continuing and in effect and are hereby ratified, reaffirmed and confirmed by the Borrower and the other Loan Parties. Any reference to the Existing Agent on any publicly filed document, to the extent such filing relates to the security interests and the Liens in the Collateral assigned hereby and until such filing is modified to reflect the interests of US Bank as the Collateral Agent, shall, with respect to such security interests and Liens, constitute a reference to the Existing Agent, as collateral representative of US Bank as the Collateral Agent.

7. Acknowledgments. The Administrative Agent and the Lenders party hereto, which constitute the Required Lenders, each hereby acknowledge and agree that the 2026 Refinancing Term Loans constitute Credit Agreement Refinancing Indebtedness and that this Amendment constitutes a Refinancing Amendment. Each of the parties hereto agree that this Amendment shall satisfy any requirement under the Existing Credit Agreement to deliver a notice of prepayment with respect to the Loans that will not be converted to 2026 Refinancing Term Loans pursuant to a Cashless Election on the Amendment No. 1 Effective Date.

8. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment. Any party delivering an executed counterpart of this Amendment by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

(b) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.

(c) THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement.

(e) Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

(f) Borrower will pay on demand all Lender Group Expenses in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Credit Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents.

9. Amendment No. 1 Arrangers. Notwithstanding any other provision of this Amendment or any provision of the Amended Credit Agreement or any other Loan Document, each Amendment No. 1 Arranger is named as such herein for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Amendment, the Amended Credit Agreement or any other Loan Document. Without limitation of the foregoing, the Amendment No. 1 Arrangers in their respective capacities as such shall not, by reason of this Amendment, the Amended Credit Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, any Loan Party or any other Person.

[Remainder of Page Intentionally Left Blank]

9

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

DELEK US HOLDINGS, INC., a Delaware corporation, as Borrower

By:	/s/ Robert Wright
Name:	Robert Wright
Title:	Executive Vice President and Deputy Chief Financial Officer

By:	/s/ Billy E. Buckmaster
Name:	Billy E. Buckmaster
Title:	Vice President and Treasurer

[Signature Page to Amendment No. 1]

ALON USA GP, LLC, a Delaware limited liability company
ALON ASPHALT COMPANY, a Delaware corporation
ALON RENEWABLE FUELS, INC., a Delaware corporation
ALON USA REFINING, LLC, a Delaware limited liability company
DELEK ACQUISITIONS, INC., a Delaware corporation
DELEK HELENA, LLC, a Delaware limited liability company
DELEK LOGISTICS SERVICES COMPANY, a Delaware corporation
DELEK REFINING, INC., a Delaware corporation
J. CHRISTY CONSTRUCTION CO., INC., an Arkansas corporation
ALON USA GP II, LLC, a Delaware limited liability company
ALON USA, LP, a Texas limited partnership, by its general partner Alon USA GP II, LLC, each as a Guarantor

By:	/s/ Robert Wright
Name:	Robert Wright
Title:	Executive Vice President and Deputy Chief Financial Officer

By:	/s/ Billy E. Buckmaster
Name:	Billy E. Buckmaster
Title:	Vice President and Treasurer

[Signature Page to Amendment No. 1]

ALON USA ENERGY, INC., a Delaware corporation
ALON USA PARTNERS GP, LLC, a delaware limited liability company
DELEK PERMIAN GATHERING, LLC, a Texas limited liability company
DELEK RENEWABLES, LLC, a Delaware limited liability company
DELEK US ENERGY, INC., a Delaware corporation
DELEK U.S. REFINING GP, LLC, a Texas limited liability company
DK TRADING & SUPPLY, LLC, a delaware limited liability company
ALON REFINING KROTZ SPRINGS, INC., a Delaware corporation
LION OIL COMPANY, LLC, an Arkansas limited liability company
ALON USA PARTNERS, LP, a Delaware limited partnership, by its general partner Alon USA Partners GP, LLC
ALON BRANDS, INC., a Delaware corporation
PARAMOUNT OF OREGON, LLC, A delaware limited liability company
DELEK REFINING, LTD., a Texas limited partnership, by its general partner Delek U.S. Refining GP, LLC, each as a Guarantor

By:	/s/ Robert Wright
Name:	Robert Wright
Title:	Executive Vice President and Deputy Chief Financial Officer

By:	/s/ Billy E. Buckmaster
Name:	Billy E. Buckmaster
Title:	Vice President and Treasurer

[Signature Page to Amendment No. 1]

ALON PARAMOUNT HOLDINGS, INC., a Delaware corporation
PARAMOUNT PETROLEUM CORPORATION, a Delaware corporation
PARAMOUNT OF WASHINGTON, LLC, a delaware limited liability company, each as a Guarantor

By:	/s/ Mark Hobbs
Name:	Mark Hobbs
Title:	Executive Vice President, Chief Financial Officer

By:	/s/ Gary Weaver
Name:	Gary Weaver
Title:	Vice President (Tax)

[Signature Page to Amendment No. 1]

DK INNOVATION (US), INC., a Delaware corporation, as a Guarantor

By:	/s/ Reuven Spiegel
Name:	Reuven Spiegel
Title:	Executive Vice President (Special Projects)

By:	/s/ Misty Lavender
Name:	Misty Lavender
Title:	Secretary

[Signature Page to Amendment No. 1]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent (in each case, immediately prior to giving effect to this Amendment)

By:	/s/ Kevin Johnson
Name:	Kevin Johnson
Title:	Executive Director

[Signature Page to Amendment No. 1]

MUFG BANK, LTD., as Administrative Agent (on and immediately after giving effect to this Amendment) and as Additional 2026 Refinancing Term Loan Lender

By:	/s/ Michael D’Ecclesiis
Name:	Michael D’Ecclesiis
Title:	Managing Director

[Signature Page to Amendment No. 1]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent (on and immediately after giving effect to this Amendment)

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Vice President

[Signature Page to Amendment No. 1]

LENDER SIGNATURE PAGE TO THE AMENDMENT, RELATING TO THE CREDIT AGREEMENT OF DELEK US HOLDINGS, INC.

Please sign the below to consent to this Amendment and have the entire principal amount of your Existing Term Loans converted into the 2026 Refinancing Term Loans (or, if less, the amount notified to you by MUFG on or prior to the Amendment No. 1 Effective Date) on the Amendment No. 1 Effective Date.

[NAME OF INSTITUTION]

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Name of Fund Manager (if any): ________________________

[Signature Page to Amendment No. 1]

ANNEX A

AMENDED CREDIT AGREEMENT

[see attached]

ANNEX B

AMENDED AND RESTATED SCHEDULES TO CREDIT AGREEMENT

[see attached]

ANNEX C

NEW SCHEDULES TO CREDIT AGREEMENT

[see attached]

ANNEX D

AMENDED AND RESTATED EXHIBITS TO CREDIT AGREEMENT

[see attached]

~~Execution Version~~

Annex A to Amendment No. 1

Deal CUSIP ~~24664GAC5~~24664GAG6

Facility CUSIP ~~24664GAF8~~24664GAH4

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

by and among

DELEK US HOLDINGS, INC.,

as Borrower,

initially, WELLS FARGO BANK, NATIONAL ASSOCIATION~~,~~ and after giving effect to

Amendment No. 1 and the Refinancing (as defined in Amendment No. 1) thereunder, MUFG BANK LTD.,

as Administrative Agent,

initially, WELLS FARGO BANK, NATIONAL ASSOCIATION and after giving effect to Amendment No. 1 and the Refinancing thereunder, U.S. BANK TRUST

COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent,

and

THE LENDERS THAT ARE PARTIES HERETO,

as the Lenders,

~~WELLS FARGO SECURITIES, LLC,~~ MUFG BANK, LTD., ~~and~~ BOFA SECURITIES INC.,

CITIZENS BANK, N.A., TRUIST SECURITIES, INC. and WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners,

BARCLAYS BANK PLC, BMO CAPITAL MARKETS CORP., CITIGROUP GLOBAL

MARKETS INC., MIZUHO BANK, LTD., ~~PNC~~REGIONS BANK CAPITAL MARKETS ~~LLC~~,

~~CITIZENS~~ A DIVISION OF REGIONS BANK, ~~N.A., BARCLAYS~~and VALLEY NATIONAL

BANK ~~PLC AND TRUIST SECURITIES, INC.,~~

as Senior Co-Managers,

Dated as of ~~November 18~~May 15, ~~2022~~2026

Page

1. DEFINITIONS AND CONSTRUCTION		2

1.1.	Definitions	2
1.2.	Accounting Terms	~~60~~73
1.3.	UCC ~~and PPSA~~	~~61~~74
1.4.	Construction	~~61~~74
1.5.	Time References	~~62~~75
1.6.	Schedules and Exhibits	~~62~~75
1.7.	Rates	~~62~~75
1.8.	Cashless Rollovers	~~63~~76
1.9.	Limited Condition Acquisition ~~or~~, Investment	~~63~~76
~~1.10.~~	~~Québec Matters~~	~~63~~76
1.11.	Divisions	~~64~~77

2. LOANS AND TERMS OF PAYMENT		~~64~~77

2.1.	Loans	~~64~~77
2.2.	Procedure for Advance of Loans	~~65~~78
2.3.	Repayment of Loans	~~65~~78
2.4.	Prepayments of Loans.	~~65~~79
2.5.	Interest	~~69~~82
2.6.	Notice and Manner of Conversion or Continuation of Loans	~~70~~83
2.7.	Fees	~~71~~84
2.8.	Manner of Payment	~~71~~84
2.9.	Evidence of Indebtedness	~~71~~84
2.10.	Sharing of Payments by Lenders	~~71~~85
2.11.	Administrative Agent’s Clawback	~~72~~85
2.12.	Changed Circumstances	~~73~~86
2.13.	Indemnity	~~75~~88
2.14.	Increased Costs.	~~75~~89
2.15.	Taxes	~~76~~90
2.16.	Mitigation Obligations; Replacement of Lenders.	~~80~~94
2.17.	Incremental Facilities	~~81~~95
2.18.	Refinancing Facilities	~~84~~98
2.19.	Extensions of Loan	~~86~~99
2.20.	Defaulting Lenders.	~~87~~101

3. CONDITIONS		~~88~~102

3.1.	Conditions Precedent to the Initial Loans	~~88~~102

4. REPRESENTATIONS AND WARRANTIES		~~88~~102

4.1.	Due Organization and Qualification; Subsidiaries	~~88~~102
4.2.	Due Authorization; No Conflict	~~89~~103
4.3.	Governmental Consents	~~90~~103
4.4.	Binding Obligations; Perfected Liens	~~90~~104
4.5.	Title to Assets; No Encumbrances	~~90~~104
4.6.	Litigation	~~90~~105
4.7.	Compliance with Laws	~~91~~105

-i-

(continued)

Page
4.8.	Financial Statements; No Material Adverse Effect	~~91~~105
4.9.	Solvency	~~91~~105
4.10.	Employee Benefits	~~91~~105
4.11.	Environmental Condition	~~92~~106
4.12.	Complete Disclosure	~~92~~106
~~4.13.~~	~~Patriot Act~~	~~93~~107
4.14.	~~Indebtedness~~	~~93~~[Reserved]107
4.15.	Payment of Taxes	~~93~~107
4.16.	Margin Stock	~~93~~107
4.17.	Governmental Regulation	~~93~~107
4.18.	OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws	~~93~~107
4.19.	Employee and Labor Matters	~~94~~108
4.20.	[Reserved]	~~94~~108
4.21.	[Reserved]	~~94~~108
4.22.	[Reserved]	~~94~~108
4.23.	[Reserved]	~~94~~108
4.24.	[Reserved]	~~94~~108
4.25.	Location of Chief Executive Office; Registered Offices	~~94~~108
4.26.	[Reserved]	~~94~~108
4.27.	[Reserved]	~~94~~108
4.28.	[Reserved]	~~94~~108
4.29.	[Reserved].	~~94~~108
4.30.	[Reserved]	~~95~~109
4.31.	Deposit Accounts; Securities Accounts; Commodity Accounts	~~95~~109
4.32.	Intellectual Property	~~95~~109
4.33.	Insurance	~~95~~109
4.34.	Security Documents	~~95~~109
4.35.	Intermediation Documents	~~96~~110
4.36.	Affected Financial Institution	~~96~~110

5. AFFIRMATIVE COVENANTS		~~96~~110

5.1.	Financial Statements, Reports, Certificates	~~96~~110
5.2.	Reporting	~~96~~110
5.3.	Existence	~~96~~110
5.4.	Maintenance of Properties	~~97~~111
5.5.	Taxes	~~97~~111
5.6.	Insurance	~~97~~111
5.7.	Inspections; Examinations; Books and Records	~~98~~112
5.8.	Compliance with Laws	~~98~~112
5.9.	Environmental	~~98~~113
5.10.	Disclosure Updates	~~99~~113
5.11.	Formation of Subsidiaries	~~99~~113
5.12.	Further Assurances	~~100~~114
5.13.	Real Property	~~100~~115
5.14.	Compliance with ERISA and the IRC	~~101~~115
5.15.	[Reserved]	~~101~~115
5.16.	[Reserved]	~~101~~115

-ii-

(continued)

Page

	5.17.	~~[Reserved]~~	~~101~~Transactions with Affiliates116
	5.18.	~~OFAC; Sanctions;~~ Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions	~~101~~117
	5.19.	~~Beneficial Ownership Regulation~~	~~101~~[Reserved]117
	5.20.	Intermediation Documents	~~102~~117
	5.21.	Maintenance of Ratings	~~102~~117
	5.22.	Control Agreements	~~102~~117
	5.23.	Post-Closing Obligations	~~102~~118
	5.24.	Collateral Account	~~102~~118

6.	NEGATIVE COVENANTS		~~103~~118

	6.1.	Indebtedness	~~103~~118
	6.2.	Liens	~~103~~118
	6.3.	Restrictions on Fundamental Changes	~~103~~118
	6.4.	Disposal of Assets	~~104~~120
	6.5.	Nature of Business	~~104~~120
	6.6.	Amendments	~~104~~120
	6.7.	Restricted Payments	~~104~~120
	6.8.	~~Accounting Methods~~Fiscal Year; Organizational Documents	~~108~~124
	6.9.	~~Transactions with Affiliates~~	~~108~~[Reserved].124
	6.10.	Use of Proceeds	~~109~~125
	6.11.	Designation of Restricted and Unrestricted Subsidiaries	~~110~~126
	6.12.	Limitation on Encumbrances on ~~Excluded Real Property and~~the Equity Interests of the MLP GP	~~111~~127
	6.13.	Burdensome Agreement	~~111~~128
	6.14.	Covenants Relating to MLP Subsidiaries	~~113~~129
	6.15.	Hedging	~~113~~130
	6.16.	Certain Undertakings Relating to the Separateness of the MLP and MLP Subsidiaries	~~113~~130
	6.17.	~~Intermediation Facilities~~	~~114~~[Reserved]130
	~~6.18.~~	~~Canadian Defined Benefit Pension Plan~~	~~114~~130

7.	EVENTS OF DEFAULT		~~114~~131

	7.1.	Payments	~~114~~131
	7.2.	Covenants	~~114~~131
	7.3.	Judgments	~~114~~131
	7.4.	Voluntary Bankruptcy, etc	~~114~~131
	7.5.	Involuntary Bankruptcy, etc	~~115~~131
	7.6.	Default Under Other Agreements	~~115~~131
	7.7.	Representations, etc.	~~115~~132
	7.8.	Guaranty	~~115~~132

-iii-

(continued)

Page

	7.9.	Security Documents	~~115~~132
	7.10.	Loan Documents	~~115~~132
	7.11.	Change of Control	~~116~~132
	7.12.	ERISA~~; Canadian Pension Plans~~	~~116~~132
	7.13.	Certain Environmental Event	~~116~~132
	7.14.	Intercreditor Provisions	~~116~~133

8.	RIGHTS AND REMEDIES		~~116~~133

	8.1.	Rights and Remedies	~~116~~133
	8.2.	Remedies Cumulative	~~117~~133
	8.3.	Credit of Payments and Proceeds	~~117~~134
	8.4.	Administrative Agent May File Proofs of Claim	~~117~~134
	8.5.	Credit Bidding	~~118~~135

9.	WAIVERS; INDEMNIFICATION		~~118~~135

	9.1.	Demand; Protest; etc	~~118~~135
	9.2.	[Reserved]	~~118~~135
	9.3.	Indemnification	~~119~~135

10.	NOTICES		~~120~~136

11.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION		~~120~~138

12.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS		~~122~~139

	12.1.	Assignments and Participations	~~122~~139
	12.2.	Successors	~~125~~143

13.	AMENDMENTS; WAIVERS		~~126~~143

	13.1.	Amendments and Waivers	~~126~~143
	13.2.	No Waivers; Cumulative Remedies	~~128~~145

14.	~~AGENT~~Administrative Agent; THE LENDER GROUP~~; QUÉBEC PROVISIONS~~		~~128~~145

	14.1.	Appointment and Authorization of Administrative Agent	~~128~~145
	14.2.	Delegation of Duties	~~129~~147
	14.3.	Liability of Agent	~~129~~147
	14.4.	Reliance by Agent	~~130~~148
	14.5.	Notice of Default or Event of Default	~~130~~148
	14.6.	Credit Decision	~~130~~149
	14.7.	Costs and Expenses; Indemnification	~~131~~149
	14.8.	Agent in Individual Capacity	~~131~~149

-iv-

(continued)

Page

	14.9.	Successor Agent	~~132~~150
	14.10.	Lender in Individual Capacity	~~132~~151
	14.11.	Collateral and Guaranty Matters	~~132~~151
	14.12.	Restrictions on Actions by Lenders; Sharing of Payments	~~134~~154
	14.13.	Agency for Perfection	~~135~~154
	14.14.	Payments by Administrative Agent to the Lenders	~~135~~154
	14.15.	Concerning the Collateral and Related Loan Documents	~~135~~155
	14.16.	Confidentiality; Reports and Information	~~135~~155
	14.17.	Several Obligations; No Liability	~~135~~155
	14.18.	Joint Lead Arrangers	~~136~~155
	14.19.	Erroneous Payments	~~136~~155
	14.20.	Duties of Collateral Agent and Limitations	157
	14.21.	Force Majeure and Right to Withdraw	159

15.	[Reserved]		~~137~~159

16.	GENERAL PROVISIONS		~~137~~159

	16.1.	Effectiveness	~~137~~159
	16.2.	Section Headings	~~138~~159
	16.3.	Interpretation	~~138~~159
	16.4.	Severability of Provisions	~~138~~159
	16.5.	~~[Reserved]~~	~~138~~Bank Product Providers 160
	16.6.	Debtor-Creditor Relationship	~~138~~160
	16.7.	Counterparts; Electronic Execution	~~138~~160
	16.8.	Revival and Reinstatement of Obligations; Certain Waivers	~~139~~161
	16.9.	Confidentiality	~~139~~162
	16.10.	Survival	~~141~~163
	16.11.	Patriot Act; Due Diligence	~~141~~163
	16.12.	Integration	~~141~~164
	16.13.	[Reserved]	~~141~~164
	16.14.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~141~~164
	16.15.	Certain ERISA Matters.	~~141~~164
	16.16.	Permitted Intercreditor Agreements and Intermediation Access Agreements.	~~143~~166
	16.17.	~~Canadian Anti-Terrorism Laws~~	~~145~~[Reserved]167
	16.18.	Acknowledgment Regarding Any Support QFCs	~~145~~168
	16.19.	Amended and Restatement; No Novation	~~146~~169

-v-

EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Note
Exhibit D	Form of Perfection Certificate
Exhibit E	Form of Notice of Borrowing
Exhibit F	Form of Notice of Conversion/Continuation
Exhibit G-1	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit G-2	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit G-3	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit G-4	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

~~Exhibit I~~	~~Form of Lender Addendum~~

Schedule A-1	Additional Loan Commitments

~~Schedule A-2~~	~~Continued Loans~~

Schedule B-1	Authorized Persons
Schedule C-1	Existing Liens
Schedule D-1	Real Property Collateral
Schedule E-1	Specified Assets
Schedule F-1	~~Closing~~Amendment No. 1 Effective Date Intermediation Access Agreements

~~Schedule 3.1~~	~~Conditions Precedent~~

Schedule 4.1(b)	Capitalization of ~~Borrower~~Loan Parties
Schedule 4.1(c)	Capitalization of Borrower’s Subsidiaries
Schedule 4.1(d)	Subscriptions, Options, Warrants, Calls

~~Schedule 4.6(b)~~	~~Litigation~~

Schedule 4.10	~~ERISA/Canadian~~ Pension ~~Matters~~Plans
Schedule 4.11	Environmental Matters
Schedule 4.14	Existing Indebtedness
Schedule 4.25	Chief Executive Offices/Registered Offices
Schedule 4.31	Deposit Accounts; Securities Accounts; Commodity Accounts
Schedule 4.32	Intellectual Property
Schedule 4.35	Existing Intermediation Documents
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Reporting
Schedule ~~5.6~~5.17	~~Insurance Companies~~Affiliate Transactions
Schedule 5.23	Post-Closing Obligations

~~Schedule 6.9~~	~~Affiliate Transactions~~
Schedule 6.13	Burdensome Agreements

-vi-

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

THIS AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT, is entered into as of ~~November 18~~May 15, ~~2022~~2026 , by and among the lenders ~~identified on the~~delivering a signature ~~pages hereof and the lenders delivering Lender Addenda (as defined below)~~page to Amendment No. 1 (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), initially, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as administrative agent for each member of the Lender Group (as defined below) ~~(in~~, and after giving effect to Amendment No. 1 and the Refinancing (as defined in Amendment No. 1) thereunder, MUFG BANK, LTD. (“MUFG”), as administrative agent for each member of the Lender Group and Bank Product Providers (in each case, in such capacity, together with ~~its~~their respective successors and assigns in such capacity, “~~Agent”), Wells Fargo Securities, LLC, MUFG Bank, Ltd., and BofA Securities Inc., each as a joint lead arranger and joint bookrunner (each in such capacities, together with its successors and assigns in such capacities, a “Joint Lead Arranger”, and collectively, “Joint Lead Arrangers”), Mizuho Bank, Ltd., PNC Capital Markets LLC, Citizens Bank, N.A., Barclays Bank PLC and Truist Securities, Inc., each as a senior co-manager (each~~Administrative Agent”), initially, WELLS FARGO, as collateral agent for each member of the Lender Group, and after giving effect to Amendment No. 1 and the Refinancing thereunder, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent for each member of the Lender Group and Bank Product Providers (in each case, in such capacity, together with ~~its~~their respective successors and assigns in such capacity, ~~a~~ “~~Senior Co-Manager”and~~Collateral Agent” or “US Bank” and, together with the Administrative Agent, collectively, the “~~Senior Co-Managers”~~Agents” and each an “Agent”) and DELEK US HOLDINGS, INC., a Delaware corporation (the “Borrower”).

WHEREAS, the Borrower, the lenders party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent, are parties to that certain Amended and Restated Term Loan Credit Agreement, dated as of ~~March  30~~November 18, ~~2018~~2022 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated to read as provided in this Agreement;

WHEREAS, in connection with the amendment and restatement of the Existing Credit Agreement, the Borrower intends to refinance a portion of the outstanding “Loans” under and as defined in the Existing Credit Agreement with Loans hereunder in an aggregate principal amount of $950,000,000 (and, after the Amendment No. 1 Effective Date, in an aggregate principal amount of $850,000,000) (such Loans shall consist of Continued Loans (as defined below) and Additional Loans (as defined below)) and the Borrower shall repay in full all other “Loans” under and as defined in the Existing Credit Agreement;

WHEREAS, each existing “Lender” under and as defined in the Existing Credit Agreement (the “Existing Lenders”) that executes and delivers a ~~Lender Addendum in the form attached hereto as~~ Exhibit I (a “Lender Addendum~~”~~signature page to Amendment No. 1 (as defined below) and in connection therewith agrees to continue all (or such lesser amount as notified to such Lender by ~~the Agent~~MUFG on or prior to the ~~Closing~~Amendment No. 1 Effective Date) of its outstanding “Loans” under and as defined in the Existing Credit Agreement (the “Existing Loans”) into Loans under this Agreement (such continued Existing Loans, the “Continued Loans”, and such continuing Existing Lenders, collectively, the “Continuing Lenders”) will thereby (i) agree to the terms of this Agreement and (ii) agree to continue all of its Existing Loans outstanding on the ~~Closing~~Amendment No. 1 Effective Date (as defined below) as Loans under this Agreement on a cashless roll basis in a principal amount equal to the aggregate principal amount of such Continuing Lender’s Existing Loans so continued or such lower amount as is allocated by ~~the Agent~~MUFG and notified to such Continuing Lender on or prior to the ~~Closing~~Amendment No. 1 Effective Date; and

WHEREAS, each Person (other than a Continuing Lender in its capacity as such) that executes this Agreement and agrees in connection therewith to make new Loans under this Agreement (collectively, the “Additional Lenders”) will thereby (i) agree to the terms of this Agreement and (ii) commit to make new Loans under this Agreement to the Borrower on the ~~Closing~~Amendment No. 1 Effective Date (the “Additional Loans”) in such amount as set forth on Schedule A-1 attached hereto.

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1. Definitions . As used in this Agreement, the following terms shall have the following definitions:

“ABL Agent” means the agent under the ABL Agreement and related collateral documents, and any successor or new administrative agent thereunder. As of the ~~Closing~~Amendment No. 1 Effective Date, Wells Fargo Bank, National Association is the ABL Agent.

“ABL Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of October 26, 2022, by and among the ABL Agent, the ABL Lenders party thereto from time to time, the Borrower, as administrative borrower, the other loan parties party thereto from time to time, as amended by Amendment No. 1, dated as of December 22, 2022, Amendment No. 2, dated as of June 24, 2024, Amendment No. 3, dated as of March 6, 2025, Amendment No. 4, dated as of April 9, 2026, and as further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement and the ABL Intercreditor Agreement.

“ABL Documents” means the ABL Agreement, and all agreements, documents and instruments executed and/or delivered in connection therewith.

“ABL Facility” means the credit facility established pursuant to the ABL Agreement.

“ABL Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of March 30, 2018, between Administrative Agent and the ABL Agent, as amended by that certain Amendment No. 1 and Acknowledgment Agreement to ABL Intercreditor Agreement, dated as of the date hereof, by and between the Administrative Agent, Collateral Agent and the ABL Agent, and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance herewith.

“ABL Lenders” means the lenders from time to time party to the ABL Agreement.

“ABL Loans” means “Loans” (as defined in the ABL Agreement as in effect on the date hereof).

“ABL Priority Collateral” has the meaning specified therefor in the ABL Intercreditor Agreement.

“Acknowledgment Agreement” has the meaning specified therefor in the definition of “Intermediation Access Agreement”.

“Account” means an account (as that term is defined in the UCC ~~or, to the extent applicable, the PPSA~~).

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired (including by way of merger, amalgamation or consolidation) by a Loan Party or any of its Subsidiaries in an Acquisition; provided, that, such Indebtedness (a) is not recourse to any Loan Party or any Restricted Subsidiary of any Loan Party prior to the date of such Acquisition, (b) with respect to any Indebtedness for borrowed money, is not secured by a Lien on any Term Priority Collateral (other than (i) Liens on specific assets that may be excluded from the Term Priority Collateral by the Borrower in a manner acceptable to the Administrative Agent so long as (x) such assets remain identifiable, (y) such assets that may be commingled with other similar assets must be segregated from any assets included in the Term Priority Collateral and (z) such Liens are addressed in a customary intercreditor agreement, subordination agreement or other agreement in form and substance reasonably acceptable to Administrative Agent or (ii) Liens which rank junior to the Liens encumbering Term Priority Collateral that secures the Obligations and which are subject to a customary intercreditor agreement in form and substance reasonably acceptable to Administrative Agent), (c) was in existence prior to the date of such Acquisition, and (d) was not incurred in connection with, or in contemplation of, such Acquisition.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any business unit, division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, amalgamation or otherwise) by a Person or its Subsidiaries of ~~all or substantially all of~~ the Equity Interests of any other Person that becomes a Restricted Subsidiary.

“Additional Documents” has the meaning specified therefor in Section 5.12 of this Agreement.

“Additional Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank pari passu in priority to the Liens on the Collateral securing the Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior to the Liens on the Collateral securing the Obligations a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations.

“Additional Lenders” has the meaning specified therefor in the introductory paragraphs hereto.

“Additional Loans” has the meaning specified therefor in the introductory paragraphs hereto.

“Additional Refinancing Lender” has the meaning specified therefor in Section 2.18(a) of this Agreement.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to ~~(a)~~ Term SOFR ~~for such calculation plus (b) the Term SOFR Adjustment~~; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means initially, Wells Fargo, and after giving effect to Amendment No. 1 and the Refinancing (as defined in Amendment No. 1) thereunder, MUFG (it being understood that Wells Fargo shall not have any obligations as “Administrative Agent” hereunder following the repayment of the Existing Loans on the Amendment No. 1 Effective Date but shall continue to be entitled to all immunities, indemnities, exculpations, protections and expense reimbursement provided to the Administrative Agent hereunder with respect to its service as Administrative Agent and the assignment of such role to MUFG).

“Administrative Questionnaire” has the meaning specified therefor in Section 12.1(a) of this Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise.

“Agency Fee Letter” means that certain Fee Letter, dated as of the date hereof, between the Borrower and the Administrative Agent.

~~“Agent” has the meaning specified therefor in the preamble to this Agreement.~~

“Agent-Related Persons” means Administrative Agent and Collateral Agent, together with ~~its~~their Affiliates, officers, directors, employees, attorneys, representatives and agents.

“Agent’s Liens” means the Liens granted by each Loan Party or its Subsidiaries to Collateral Agent under the Loan Documents and securing the Obligations.

“Agents” means Administrative Agent and Collateral Agent.

“Agreement” means this Amended and Restated Term Loan Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a SOFR or Base Rate floor, or otherwise; provided, that (a) original issue discount and upfront fees shall be equated to interest rate ~~assuming a 4-year~~based upon an assumed four-year average life to maturity (or~~,~~ if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness)~~;~~ and ~~provided, further, that~~(b) “All-In Yield” shall not include any customary commitment, amendment, underwriting ~~or~~, structuring and arranger fees, structuring fees or other fees payable, in each case to the extent not paid generally to all lenders in the primary syndication of such Indebtedness.

“Amendment No. 1” means that certain Amendment No. 1 to Amended and Restated Term Loan Credit Agreement, dated as of the Amendment No. 1 Effective Date, among the Borrower, the Guarantors party thereto, the Lenders party thereto, Wells Fargo, in its capacity as the Existing Agent (as defined in Amendment No. 1), MUFG, in its capacity as the Administrative Agent, and US Bank, in its capacity as the Collateral Agent.

“Amendment No. 1 Arrangers” has the meaning assigned to such term in Amendment No. 1.

“Amendment No. 1 Effective Date” means May 15, 2026.

“Amendment No. 1 Engagement Letter” means that certain Amended and Restated Engagement Letter, dated as of May 4, 2026, between the Borrower and the Amendment No. 1 Arrangers.

“Anti-Corruption Laws” means the FCPA, ~~the U.K. Bribery Act of 2010,~~ as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or Subsidiary or Affiliate thereof is located or is doing business.

“Anti-Money Laundering Laws” means ~~the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates~~Applicable Laws relating to money laundering, any predicate crime ~~to money laundering~~thereto, or any financial record keeping and reporting requirements related thereto~~.~~, including, but not limited to, the Currency and Foreign Transactions Reporting Act (also known as the Bank Secrecy Act), as amended by the PATRIOT Act, any orders issued by the Financial Crimes Enforcement Network, and any other similar Applicable Law with jurisdiction over any party to this Agreement.

“Applicable Cash Percentage” means, for any fiscal year: (a) fifty percent (50.00%), if the Secured Net Leverage Ratio of the Borrower as of the last day of such fiscal year is greater than 3.00:1.00; (b) twenty-five percent (25.00%), if the Secured Net Leverage Ratio of the Borrower as of the last day of such fiscal year is less than or equal to 3.00:1.00, but greater than 2.50:1.00; and (c) zero percent (0.00%) if the Secured Net Leverage Ratio of the Borrower as of the last day of such fiscal year is less than or equal to 2.50:1.00.

“Applicable Law” means all applicable provisions of constitutions, laws (including principles of common law), statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals and orders of Governmental Authorities and all applicable orders and decrees of all courts and arbitrators.

“Applicable Margin” means (a) in the case of a Base Rate Loan, ~~2.50~~two percentage points (2.00%) per annum (the “Base Rate Margin”) and (b) in the case of a Term SOFR Loan, ~~3.50~~three percentage points (3.00%) per annum (the “SOFR Margin”).

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

~~“Arranger Fee Letter” means that certain letter agreement, dated as of the date hereof, by and among the Borrower, Wells Fargo Securities, MUFG Bank, Ltd., BofA Securities Inc., Mizuho Bank, Ltd., PNC Capital Markets LLC, Citizens Bank, N.A., Barclays Bank PLC and Truist Securities, Inc.~~

“Assignee” has the meaning specified therefor in Section 12.1(a) of this Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A to this Agreement or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP in all material respects.

“Authorized Persons” means any one of the individuals identified as an officer of the Borrower on Schedule B-1 to this Agreement, or any other individual identified by Borrower as an authorized officer and authenticated through Administrative Agent’s electronic platform or portal in accordance with its procedures for such authentication.

“Available Amount” has the meaning specified therefor in Section 6.7(a)(iii) of this Agreement.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” means any one or more of the following financial products or accommodations extended to any Loan Party or its Restricted Subsidiaries by a Bank Product Provider: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements; provided, however, that “Bank Product” shall not include any financial accommodation provided to a Loan Party or its Restricted Subsidiaries by a Bank Product Provider with respect to refurbishments or exchanges of catalysts.

“Bank Product Agreements” means those agreements entered into from time to time by any Loan Party or any of its Restricted Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products; provided, however, that “Bank Product Agreement” shall not include any agreements with respect to refurbishments or exchanges of catalysts.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) in the applicable currency to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing Bank Product Obligations (other than Hedging Obligations).

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by any Loan Party or any Restricted Subsidiary of any Loan Party to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and (b) all amounts that any Loan Party or any Restricted Subsidiary of any Loan Party is obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to any Loan Party or any such Restricted Subsidiary; provided, that, in order for any item described in clauses (a) or (b) above to constitute “Bank Product Obligations”, such Bank Product Provider shall have delivered a Bank Product Provider Agreement to Agent and the Borrower with respect to the applicable Bank Product. In order for Bank Product Obligations to be included as “Obligations” for purposes of distributions under Section 8.3, the applicable Bank Product Provider shall have provided written notice (in the form of a Bank Product Provider Agreement) to Administrative Agent of the existence of such Bank Product and the Borrower’s election to include such Bank Product Obligations as “Obligations”. The Bank Product Amount may be changed from time to time upon written notice to Agent by the Borrower.

“Bank Product Provider” means any Lender, any of its Affiliates and/or any other Person; provided, that, no such Lender, Affiliate or other Person shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent shall have received a Bank Product Provider Agreement with such Lender, Affiliate or other Person and with respect to the applicable Bank Product within ten (10) days (or such longer period as agreed to by Agent in consultation with Borrower) after the provision of such Bank Product to any Loan Party or its Restricted Subsidiaries.

“Bank Product Provider Agreement” means an agreement or other notice in form and substance reasonably satisfactory to Agent, duly executed or acknowledged in writing by the applicable Bank Product Provider, Borrower, and Agent.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means, for any day, the greatest of (a) the Federal Funds Rate in effect on such day plus ~~1⁄2~~one-half of one percentage point (0.50%), (b) ~~Adjusted~~ Term SOFR for a one-month tenor in effect on such ~~date~~day, plus one percentage point (1.00%), provided that this clause (b) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable, and (c) the rate of interest announced, from time to time, within ~~Wells Fargo at its~~the Administrative Agent’s principal office ~~in San Francisco~~ as its “prime rate”~~(the “Prime Rate”)~~in effect on such day, with the understanding that the “prime rate” is one of ~~Wells Fargo’s~~the Administrative Agent’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as ~~Wells Fargo~~the Administrative Agent may designate. ~~Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable (provided that clause (b) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 1.50%.~~

“Base Rate Loan” means each Loan that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(c)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F. R. § 1010.230.

“Big Spring Refinery” means the crude oil refinery (other than any Midstream Assets) owned by Alon USA Refining, LLC and located at or near Big Spring, Texas.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” has the meaning specified therefor in the preamble to this Agreement.

“Borrower Materials” means materials and/or information provided by or on behalf of the Borrower or any Subsidiary hereunder.

“Business” means (1) the ownership, leasing, operation, development, acquisition, disposition, marketing, expansion, repair and maintenance of crude oil and refined products logistics assets and businesses, (2) the ownership, marketing, acquisition and disposition of crude oil and refined products, (3) the ownership, leasing, operation, development, acquisition, disposition, marketing, expansion, repair and maintenance of crude oil and natural gas gathering, processing and transportation businesses, as well as water disposal and recycling operations, (4) any business which supplies materials used in the operations or facilities of the Borrower or any of its Restricted Subsidiaries or expands sales to any customers of the Borrower or any of its Restricted Subsidiaries, (5) any energy, power, data and/or similar generation, powering, distribution and/or storage systems, and (6) any businesses customarily related, complementary or ancillary to the activities outlined in clauses (1) through (5) of this definition.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which the Federal Reserve Bank of New York is closed.

~~“~~Canadian Anti-Terrorism Laws~~” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere, the Criminal Code (Canada), the United Nations Act (Canada), United Nations Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, and any similar laws in effect in Canada from time to time.~~

~~“~~Canadian Copyright Security Agreement~~” has the meaning specified therefor in the Canadian Guarantee and Security Agreement.~~

~~“~~Canadian Defined Benefit Pension Plan~~” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Tax Act.~~

“Canadian Dollars” or “C$” means the lawful currency of Canada.

~~“~~Canadian Guarantee and Security Agreement~~” means that certain Amended and Restated Canadian Guarantee and Security Agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each Canadian Loan Party to Agent.~~

~~“~~Canadian Loan Parties~~” means, collectively, (a) DK Canada, and (b) each other Person organized under the laws of Canada or any province thereof that at any time, at the election of the Borrower, becomes a Loan Party under the Loan Documents; and “Canadian Loan Party” means any one of them.~~

~~“~~Canadian Patent Security Agreement~~” has the meaning specified therefor in the Canadian Guarantee and Security Agreement.~~

~~“~~Canadian Pension Event~~” means (a) the termination in whole or in part of any Canadian Defined Benefit Pension Plan, (b) the merger of a Canadian Pension Plan, of which a Loan Party is the administrator or plan sponsor, with another pension plan, where either plan contains a defined benefit provision and has at any time been funded by a trust, (c) a material change in the contribution rates payable by the Borrower to a Canadian Pension Plan, (d) the receipt by the Borrower of any notice concerning liability arising from the withdrawal or partial withdrawal of the Borrower or any other party from a Canadian Pension Plan, (e) the occurrence of an event under the Tax Act that could reasonably be expected to affect the registered status of any Canadian Pension Plan, (f) the receipt by the Borrower of any order or notice of intention to~~

~~issue an order from the applicable pension standards regulator that could reasonably be expected to affect the registered status or cause the termination (in whole or in part) of any Canadian Defined Benefit Pension Plan, (g) the receipt of notice by the administrator or the funding agent of any failure to remit contributions to a Canadian Pension Plan by the Borrower, (h) the adoption of any amendment to a Canadian Pension Plan that would require the provision of security pursuant to Applicable Law, or (i) the receipt by the Borrower of notice of any other event or condition with respect to a Canadian Pension Plan that could reasonably be expected to have a Material Adverse Effect.~~

~~“~~Canadian Pension Plan~~” means a pension plan that is a “registered pension plan” (as defined in the Tax Act) or that is required to be registered under, or is subject to, the Employment Pension Plans Act (Alberta) or other Canadian federal or provincial law with respect to pension benefits standards and that is maintained or contributed to by a Loan Party or any of its Subsidiaries for its Canadian employees or former employees, but does not include the Canada Pension Plan or the Québec Pension Plan as maintained by the Government of Canada or the Province of Québec, respectively.~~

~~“~~Canadian Trademark Security Agreement~~” has the meaning specified therefor in the Canadian Guarantee and Security Agreement.~~

“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (b) expenditures made during such period to consummate one or more Acquisitions and (c) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding any Loan Party or any of its Affiliates).

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Project” means the construction, refurbishment, repurposing, modification or expansion of any capital project and any expenditures associated therewith, including any such construction or expansion made by Borrower, a Guarantor or a Permitted Joint Venture.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Captive Insurer” means any Restricted Subsidiary of the Borrower that is a captive insurance company established for the primary purpose of insuring any Loan Parties and their Restricted Subsidiaries and that is or will be subject to regulation as an insurance subsidiary.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper as to which the obligor thereunder is resident of the United States and maturing no more than two-hundred and seventy (270) days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or of any recognized securities dealer having combined capital and surplus of not less than $500,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above ~~and (i) solely with respect to any Canadian Loan Party, substantially similar investments to those outlined in paragraphs (a) through (h) above of reasonably comparable credit quality deposited with or guaranteed by Canadian banks or other Canadian Persons of equivalent creditworthiness and denominated in Canadian Dollars or Dollars~~.

~~“~~CCQ~~” means the Civil Code of Québec, and, where applicable, the regulations promulgated thereunder.~~

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements.

“CFC” means a “controlled foreign corporation” (as that term is defined in Section 957 of the IRC) or any direct or indirect subsidiary of a controlled foreign corporation~~; provided, that no Canadian Loan Party shall constitute a CFC hereunder~~.

“Change of Control” means that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than forty percent (40%) of the Equity Interests of the Borrower entitled to vote in the election of members of the Board of Directors of the Borrower.

“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, (c) any new, or adjustment to, requirements prescribed by the Board of Governors for “Eurocurrency Liabilities” (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Administrative Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Extended Loans of a given tranche, Initial Commitments, Incremental Commitments or Refinancing Commitments of a given tranche and (c) when used with respect to Loans, refers to whether such Loans are Initial Loans, Incremental Loans, Refinancing Loans of a given tranche or Extended Loans of a given tranche. Initial Commitments, Incremental Commitments or Refinancing Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Date” means ~~the date of the making of the Initial Loans under this Agreement~~March 30, 2018.

“Collateral Account ” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Collateral Agent or the Lenders under any of the Loan Documents, but excluding in any event Excluded Assets.

“Collateral Account” means any Deposit Account or other account established by the Borrower or any Loan Party under the sole control of the Collateral Agent pursuant to a Control Agreement and in which the Agent has a perfected security interest on behalf of the Lender Group, that is free from all other Liens (other than Liens permitted under clause (r) of the definition of “Permitted Liens”) and includes solely identifiable cash and Cash Equivalents received from Dispositions of Term Priority Collateral, an Insurance and Condemnation Event relating to Term Priority Collateral, foreclosures on or sales of Term Priority Collateral or any other awards or proceeds of Term Priority Collateral pursuant to the Loan Documents, including interest earned thereon.

“Collateral Agent” means initially, Wells Fargo, and after giving effect to Amendment No. 1 and the Refinancing (as defined in Amendment No. 1) thereunder, US Bank (it being understood that Wells Fargo shall not have any obligations as “Collateral Agent” hereunder following the repayment of the Existing Loans on the Amendment No. 1 Effective Date but shall continue to be entitled to all immunities, indemnities, exculpations, protections and expense reimbursement provided to the Collateral Agent hereunder with respect to its service as Collateral Agent and the assignment of such role and any Liens in favor of Wells Fargo as Collateral Agent to US Bank).

“Commercial Operation Date”means the date on which a Material Project is operating at its substantially full capacity.

“Commitment” means an Initial Commitment, an Incremental Commitment or a Refinancing Commitment as the context may require.

“Commodity Account” means any commodity account (as that term is defined in the UCC or, to the extent applicable~~, the PPSA~~).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B to this Agreement delivered by the chief financial officer of Borrower to Administrative Agent.

“Confidential Information” has the meaning specified therefor in Section 16.9(a) of this Agreement.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.13 and other technical, administrative or operational matters) that ~~the~~Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by ~~the~~Administrative Agent in a manner substantially consistent with market practice (or, if ~~the~~Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if ~~the~~Administrative Agent (in consultation with the Borrower) determines that no market practice for the administration of any such rate exists, in such other manner of administration as ~~the~~Administrative Agent (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Funded Indebtedness” shall mean, as of any date of determination, the aggregate amount (without duplication) of all Funded Indebtedness of the Borrower and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, with respect to any period, for Borrower and its Restricted Subsidiaries on a consolidated basis, (i) all interest, premium payments, debt discount, charges and related fees and expenses, net of interest income, of Borrower and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP (including commissions, discounts, yield and other fees, excluding items eliminated in consolidation, in each case, determined on a consolidated basis in accordance with GAAP), (ii) the interest component of Capital Leases, (iii) net payments, if any, pursuant to Hedge Agreements, (iv) amortization of deferred financing fees, debt issuance costs, commissions and fees and (v) undrawn commitment fees. Notwithstanding the foregoing, for purposes of calculating Consolidated Interest Expense for any period that includes a fiscal quarter (or portion thereof) prior to the Closing Date (other than as a component of EBITDA), Consolidated Interest Expense shall be calculated from the period from the Closing Date to the date of determination divided by the number of days in such period and multiplied by 365.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis, without duplication, in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided, that in calculating Consolidated Net Income of the Borrower and its Restricted Subsidiaries for any period, there shall be excluded:

(a)  ~~(a)~~ any net income (loss) of any Person if such Person is not the Borrower or a Restricted Subsidiary, except that (i) with respect to any Permitted Joint Venture, the Borrower’s or any Restricted Subsidiary’s share of the net income of such Permitted Joint Venture for such period (determined under the equity method of accounting and attributable to the Borrower’s or such Restricted Subsidiary’s pro rata equity ownership of such Permitted Joint Venture) shall be included in such Consolidated Net Income, whether or not any cash dividends or other distributions have been received with respect thereto, and (ii) in all other cases, the Borrower’s or any Restricted Subsidiary’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below);

(b)  ~~(b)~~ solely for purposes of Section 6.7, any net income (loss) of any Restricted Subsidiary that is not a Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to this Agreement and (z) restrictions in effect on the ~~Closing~~Amendment No. 1 Effective Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to ~~the~~Administrative Agent and the Lenders hereunder than such restrictions in effect on the ~~Closing~~Amendment No. 1 Effective Date as determined by the Borrower in good faith), except that (i) the Borrower’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause (b)) and (ii) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Borrower or any of its other Restricted Subsidiaries in such Restricted Subsidiary;

(c)  ~~(c)~~ (x) any gain or loss realized upon the sale, abandonment or other disposition of any asset of the Borrower or any Restricted Subsidiary (including Specified Assets and pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by the chief executive officer, the chief financial officer or other financial officer that is an Authorized Person of the Borrower) and (y) any gain or loss realized upon the disposal, abandonment or discontinuation of operations constituting a material business unit of the Borrower or any Restricted Subsidiary, and any income (loss) from disposed, abandoned or discontinued operations constituting a material business unit;

(d)  ~~(d)~~ (x) any exceptional, extraordinary, unusual, infrequent or nonrecurring gain, loss or charge and (y) any fees, expenses and charges associated with the transactions contemplated hereby occurring on the ~~Closing~~Amendment No. 1 Effective Date or on the closing date of the ABL Facility and any acquisition, disposition, merger, amalgamation or consolidation;

(e)  ~~(e)~~ the cumulative effect of a change in accounting principles or a change as a result of the adoption or modification of accounting policies;

(f) ~~(f)~~ all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or ~~Hedge~~Hedging Obligations or other derivative instruments;

(g) ~~(g)~~ any unrealized gains or losses in respect of ~~Hedge~~Hedging Obligations;

(h)  ~~(h)~~ any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person;

(i) ~~(i)~~ any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, or any vesting or acceleration thereof;

(j)  ~~(j)~~ to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary;

(k)  ~~(k)~~ any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments);

(l)  ~~(l)~~ expenses related to the conversion or modification of various employee benefit programs, and non-cash compensation related expenses;

(m)  ~~(m)~~ any fees, expenses, charges, premiums or other payments, or any amortization thereof, in connection with the incurrence of Indebtedness (including such fees, expenses or charges related to the offering and issuance of debt securities, the syndication and incurrence of any Loans or the ABL Facility), Equity Issuance, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of any Loans or the ABL Facility) and including, in each case, any such transaction consummated on or prior to the ~~Closing~~Amendment No. 1 Effective Date and any such transaction undertaken but not completed, and any charges or non-recurring costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated;

(n)  ~~(n)~~ any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period); and

(o) ~~(o)~~ any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP.

“Consolidated Total Net Indebtedness” means, at any date, the aggregate principal amount of Consolidated Funded Indebtedness (net of Unrestricted Cash as of such date).

“Continued Loans” has the meaning specified therefor in the introductory paragraphs hereto.

“Continuing Lenders” has the meaning specified therefor in the introductory paragraphs hereto.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Collateral Agent, executed and delivered by a Loan Party or one of its Subsidiaries, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“ Copyright Security Agreement” has the meaning given to the term “Copyright Security Agreement” in the Guaranty and Security Agreement.

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Loans, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided, that (i) such Indebtedness has a maturity no earlier than the Maturity Date for the Refinanced Debt, (ii) no Subsidiary of the Borrower shall Guarantee any such Credit Agreement Refinancing Indebtedness unless such Subsidiary is a Guarantor hereunder and, if secured, no Credit Agreement Refinancing Indebtedness shall be secured by Liens on any assets other than the Collateral and shall be secured on ~~an~~a pari passu basis with or on a junior basis to the Liens securing the Obligations, and such Credit Agreement Refinancing Indebtedness shall be subject to the relevant Intercreditor Agreement(s), (iii) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity for the Refinanced Debt, (iv) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued but unpaid interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, original issue discount and upfront fees associated with the refinancing, (v) the other terms and conditions of such Indebtedness shall not be more restrictive (taken as a whole) to the Borrower and its Restricted Subsidiaries (as determined by the Borrower in good faith) than those applicable to the Refinanced Debt (except for (x) pricing, premiums, fees, rate floors and optional prepayment and redemption terms and (y) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and it being understood that to the extent any financial maintenance covenant is added for the benefit of such Credit Agreement Refinancing Indebtedness in the form of Refinancing Loans or refinancing notes or other debt securities (whether issued in a public offering, Rule 144A, private placement or otherwise), no consent shall be required from ~~the~~Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of the Loans remaining outstanding after the incurrence or issuance of such Credit Agreement Refinancing Indebtedness (provided that a certificate of an Authorized Person of the Borrower delivered to ~~the~~Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (v) shall be conclusive evidence that such terms and conditions satisfy such requirement unless ~~the~~Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees))), and (vi) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder terminated, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

Notwithstanding anything to the contrary, only Credit Agreement Refinancing Indebtedness (other than debt securities) that is pari passu in right of payment and security shall share ratably in any voluntary or mandatory prepayments of the Loans unless the Borrower and the Lenders in respect of such Credit Agreement Refinancing Indebtedness elect lesser payments and, if such Credit Agreement Refinancing Indebtedness is a notes issuance, such Credit Agreement Refinancing Indebtedness shall have no mandatory prepayment or redemption provisions other than customary prepayments for notes offerings required as a result of a “change of control” or asset sales or other prepayment events consistent with market practice at the time of issuance.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States~~, Canada~~ or other applicable jurisdictions from time to time in effect~~, including, without limitation, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada)~~.

“Declined Proceeds” has the meaning specified therefor in Section 2.4(b)(viii).

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, provincial or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or ~~Canada, as applicable, or~~ from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Borrower and each Lender.

“Deposit Account” means any deposit account (as that term is defined in the UCC) ~~and includes, in the case of a Canadian Loan Party, any account maintained for the deposit of funds with a Canadian bank accepting funds for deposit in Canada~~.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of an Authorized Person of the Borrower, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Discharge of ABL Obligations” has the meaning assigned to the term “Discharge of Revolving Loan Debt” in the ABL Intercreditor Agreement.

“Disposition” or “Dispose” means the sale, conveyance, transfer, license, lease, assignment or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary, other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law) of any property by any Person, including any sale, conveyance, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person or a theft, loss, physical destruction or damage, taking or similar event with respect to any property of any Person.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, casualty, condemnation event or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, casualty, condemnation event or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part (except as a result of a change of control, casualty, condemnation event or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, casualty, condemnation event or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments) or (c) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided that Equity Interests in any Person that are issued to any director or employee, or to any plan for the benefit of directors or employees, shall not constitute Disqualified Equity Interests solely because they may be required to repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution” means, on any date, (a) any Person designated by Borrower as a “Disqualified Institution” by written notice delivered to Administrative Agent prior to the date hereof, (b) those Persons who are direct competitors of the Borrower identified in writing by Borrower to Administrative Agent from time to time, subject to the written consent of Administrative Agent and (c) in the case of each Person identified pursuant to clauses (a) and (b) above, any of their Affiliates that are either (i) identified in writing by Borrower from time to time, or (ii) clearly identifiable as Affiliates on the basis of such Affiliate’s name (other than, in the case of this clause (ii), Affiliates that are bona fide debt funds); provided, that no designation of any Person as a Disqualified Institution shall retroactively disqualify any assignments or participations made to, or information provided to, such Person before it was designated as a Disqualified Institution, and such Person shall not be deemed to be a Disqualified Institution in respect of any assignments or participations made to such Person prior to the date of such designation; provided, further, that “Disqualified Institutions” shall exclude any Person that Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to Administrative Agent from time to time; provided, further, that in connection with any assignment or participation, the Assignee or Participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of Borrower or its Subsidiaries, shall not be deemed to be a Disqualified Institution for the purposes of this definition.

~~“DK Canada” means DK Canada Energy ULC, a British Columbia unlimited liability company and a wholly owned Subsidiary of the Borrower.~~

“Dollars” or “$” means United States dollars.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a currency other than Dollars, the equivalent amount thereof in Dollars as determined by Administrative Agent, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such currency. Unless otherwise specified herein, the Dollar Equivalent shall be determined as of the most recent Revaluation Date.

“Domestic Subsidiary” means any Subsidiary of any Loan Party that is not a Foreign Subsidiary.

“EBITDA” means, for any period, the following determined on a consolidated basis, without duplication, for ~~the~~ Borrower and its Restricted Subsidiaries in accordance with GAAP:

(a) ~~(a)~~ Consolidated Net Income for such period, plus

(b) ~~(b)~~ the sum of the following, without duplication, to the extent (except with respect to clauses (b)(xi) and (xii) below) deducted in determining Consolidated Net Income for such period:

(i)  ~~(i)~~ provision for all taxes (whether or not paid, estimated or accrued) based on income, profits, revenue or capital (including state, foreign income taxes, franchise taxes, excise, value added sales and similar taxes and any real estate or property taxes, franchise taxes, and foreign withholding taxes (in each case, including any future taxes or levies that replace or are intended to be in lieu of taxes and any penalties and interest~~, if any~~ related to taxes or arising from tax examinations));

(ii) ~~(ii)~~Consolidated Interest Expense;

(iii)  ~~(iii)~~ depreciation;

(iv)  ~~(iv)~~ amortization (including amortization of goodwill and intangibles and amortization and write-off of deferred financing fees and debt issuance costs, commissions, fees and expenses);

(v)  ~~(v)~~ any non-cash charge, write-down, expense or loss;

(vi)  ~~(vi)~~ any expenses ~~or~~, charges ~~related to any Disposition~~, any contingent or deferred payments (including, without limitation, indemnification payments, adjustments of purchase or acquisition price, earn-outs, noncompetes, consulting payments and similar obligations) incurred in connection with any sale, transfer or other disposition, Equity Issuance, Indebtedness or Investment, in each case permitted by this Agreement (whether or not consummated or incurred, and including any offering or sale of Equity Interests to the extent the proceeds thereof were intended to be contributed to the equity capital of the Borrower or its Restricted Subsidiaries);

(vii) ~~(vii)~~ the amount of any loss attributable to non-controlling interests;

(viii)  ~~(viii)~~ all deferred financing costs written off and premiums paid in connection with any early extinguishment or modification of Indebtedness or any Hedge ~~Obligation~~Agreement or other derivative instruments;

(ix) ~~(ix)~~ the amount of any restructuring charge or reserve or non-recurring integration charges or reserves (including severance costs, contract termination costs, systems establishment costs, information technology costs, excess pension charges, costs associated with office, facility and branch openings, closings and consolidations (in the case of openings, incurred in connection with acquisitions and Investments) and relocation costs);

(x)  ~~(x)~~ any costs or expenses incurred by ~~the~~ Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests);

(xi) ~~(xi)~~ proceeds from business interruption insurance (to the extent such proceeds are not reflected as revenue or income in computing Consolidated Net Income and only to the extent the losses or other reduction of net income to which such proceeds are attributable are not otherwise added back in computing Consolidated Net Income); ~~and (xii)~~

(xii) without duplication of amounts added back pursuant to clause (xiii), any cost savings, operating expense reductions, operating improvements and synergies permitted to be added back to this definition pursuant to the definition of “Pro Forma Cost Savings” (including, without limitation, expenses attributable to the implementation of such cost savings initiatives and costs and expenses incurred after the Closing Date related to employment of terminated employees incurred by such Person during such period to the extent such costs and expenses were deducted in computing Consolidated Net Income);

(xiii) the amount of “run-rate” cost savings, operating expense reductions, operating improvements and cost synergies (excluding revenue synergies) projected by the Borrower in good faith to be realized as the result of (I) the transactions contemplated hereby ~~and~~ occurring on the ~~closing date of the ABL Facility~~Closing Date or (II) actions taken or to be taken on or prior to the date that is 24 months after the consummation of any operational change, and in each case prior to or during such period (calculated on a pro forma basis as though such cost savings, operating expense reductions, operating improvements and synergies had been realized on the first day of such period; it being understood that “run-rate” means the full recurring benefit for a period that is associated with any action taken or committed to be taken), net of the amount of actual benefits realized during such period from such actions; provided, that, (A) ~~a duly completed certificate signed by the chief executive officer or the chief financial officer of the Borrower shall be delivered to the Agent together with the Compliance Certificate required to be delivered pursuant to Section 5.1, certifying that such cost savings are reasonably anticipated to be realized as a result of the transactions contemplated hereby and occuring on the closing date of the ABL Facility or within 24 months after the consummation of any operational change, as applicable, and are factually supportable as determined in good faith by the Borrower, and (B) no cost savings~~no such amounts shall be added pursuant to this clause (~~xii~~xiii) to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period and (~~C~~B) projected amounts (not yet realized) may no longer be added in calculating EBITDA pursuant to subclause (II) of this clause (~~xii~~xiii ) to the extent occurring more than ~~eight full fiscal quarters~~24 months after the specified action taken in order to realize such projected ~~cost savings.~~amounts,

(xiv) any losses from foreign currency transactions and foreign currency translations (including losses related to currency remeasurements of Indebtedness) of Borrower and its Restricted Subsidiaries for such period;

(xv) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (i), (ii), (iii) and (iv) above relating to such joint venture or minority interest corresponding to Borrower’s and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income of such joint venture or minority interest was reduced thereby;

(xvi) the amount of any interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary of such Person that is not a wholly-owned Restricted Subsidiary of such Person;

(xvii) the amount of fees, indemnities and expenses incurred or reimbursed pursuant to any advisory, consulting or monitoring agreement permitted hereunder (including any such agreement in effect on the Closing Date or any replacement or amendment thereof), to the extent deducted in computing Consolidated Net Income; and

(xviii) losses in respect of pension and post-employment benefits of such Person, as a result of the application of ASC 715, Compensation-Retirement Benefits;

(xix) expenses, charges, costs, accruals, reserves and losses constituting exceptional, extraordinary, unusual, infrequent or non-recurring items or related to any single or one-time event, including any such expenses, charges, costs, accruals, reserves or losses relating to (A) compliance with accounting standards, (B) enhanced accounting function or other transaction costs, (C) operational changes or improvements or (D) actual or threatened litigation, arbitration or other bona fide dispute settlement mechanism; minus

(c) to the extent included in the calculation of such Consolidated Net Income for such period but without duplication:

(i) any credit for taxes based on income, profits, revenue or capital; and

(ii) gains constituting exceptional, extraordinary, unusual, infrequent or non-recurring items or related to any single or one-time event.

For the purposes of calculating EBITDA for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”), if at any time during such Reference Period (and after the Closing Date), any Loan Party or any of its Restricted Subsidiaries shall have made an Acquisition ~~in exchange for consideration in an amount exceeding $15,000,000~~, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Acquisition, are factually supportable, and are expected to have a continuing impact, in each case) ~~or in such other manner acceptable to Agent~~ as if any such Acquisition or adjustment occurred on the first (1st) day of such Reference Period.

Furthermore, in the event that any Loan Party or any Permitted Joint Venture undertakes a Material Project, a Material Project EBITDA Adjustment may be added to EBITDA at Borrower’s option by Borrower in good faith including by giving pro forma effect to such Material Project. As used herein, a “Material Project EBITDA Adjustment” means, with respect to each Material Project:

(I) prior to the Commercial Operation Date of a Material Project (and excluding the fiscal quarter in which such Commercial Operation Date occurs), an amount calculated as a percentage (based upon the then-current completion percentage of such Material Project) of the projected EBITDA attributable to such Material Project for the first 365-day period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on projected revenues, capital costs and expenses relating to such Material Project, the scheduled Commercial Operation Date for such Material Project, and other factors reasonably deemed appropriate by Borrower), which amount may, at Borrower’s option, be added to actual EBITDA for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (excluding the fiscal quarter in which such Commercial Operation Date occurs); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the fiscal quarter in which the actual Commercial Operation Date occurs, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay (if available), whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, and (iv) longer than 270 days, 100% (the amount under this clause (I) solely attributable to Material Projects, the “Pro Forma Material Project EBITDA Adjustment”);

(II) beginning with the fiscal quarter in which the Commercial Operation Date of a Material Project occurs and for the three (3) immediately succeeding fiscal quarters, an amount calculated as the projected EBITDA of Borrower attributable to such Material Project (determined in the same manner as set forth in clause (I) above) for the 365-day period following such Commercial Operation Date, expressed as a daily amount and multiplied by the number of days not yet elapsed in such 365-day period following the Commercial Operation Date, which amount may, at Borrower’s option, be added to actual EBITDA for such fiscal quarters; and

(III) with respect to each Existing Operating Asset Project, at Borrower’s option, for the fiscal quarter in which the respective Permitted Joint Venture commences operations of the applicable Existing Operating Asset Project and for the three (3) immediately succeeding fiscal quarters thereafter, an amount calculated as the EBITDA attributable to such Existing Operating Asset Project for each of the four consecutive fiscal quarters immediately prior to such commencement date (determined based upon (i) actual revenues realized as a result of operations of the relevant Existing Operating Asset during each of such four fiscal quarters and actual expenses incurred from such operations during the same four fiscal quarters or

(ii) to the extent such actual revenues and expenses are unavailable, historical revenues and expenses reasonably attributable to such Existing Operating Asset for each of such four fiscal quarters, with such determinations pursuant to the foregoing clauses (i) or (ii) in all instances adjusted on a pro forma basis to account for expenses or gains and other reductions or increases to income reasonably expected to be incurred by such Permitted Joint Venture during the first 365 day period following the date such Permitted Joint Venture commences operations of such Existing Operating Asset Project); provided that, to the extent that such Permitted Joint Venture has made actual cash distributions to Borrower or its Restricted Subsidiaries, during the applicable fiscal quarters, the amount set forth in this subclause (III) will be reduced by the amount of such actual cash distributions.

Notwithstanding the foregoing: (A) no Material Project EBITDA Adjustment shall be allowed with respect to any Material Project unless the Borrower shall have satisfied the requirements of Section 5.1 with respect thereto; (B) the aggregate amount of all Material Project EBITDA Adjustments relating to Material Projects during any period shall be limited to 25% of the total actual EBITDA of the Borrower and its Restricted Subsidiaries, including amounts attributable to Permitted Joint Ventures, for such period (which total actual EBITDA shall be determined without including any Material Project EBITDA Adjustments relating to Material Projects); provided that, the aggregate amount of all Material Project EBITDA Adjustments relating to Material Joint Venture Projects during any period shall be limited to 20% of the total actual EBITDA of the Borrower and its Restricted Subsidiaries for such period (which total actual EBITDA shall be determined without including any Material Project EBITDA Adjustments relating to Material Joint Venture Projects); and (C) a Material Project EBITDA Adjustment shall be allowed for any Material Joint Venture Project of a Permitted Joint Venture in an amount proportionate to the Loan Parties’ pro rata equity ownership of such Permitted Joint Venture.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“El Dorado Refinery” means the crude oil refinery (other than any Midstream Assets) owned by Lion Oil Company, and located at or near El Dorado, Arkansas.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Transferee” means (a) any Lender, (b) any Affiliate of any Lender, (c) any Related Fund of any Lender and (d) any other Person, other than, in each case, a natural Person, a Defaulting Lender, a Loan Party, any Subsidiary of a Loan Party, any Affiliate of a Loan Party or a Disqualified Institution.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, ~~whether or not~~ subject to ERISA, (a) that is or within the preceding six (6) years has been sponsored, maintained or contributed to by any ~~Loan Party, Subsidiary or~~Borrower or any ERISA Affiliate or (b) to which any ~~Loan Party, Subsidiary or~~Borrower or any ERISA Affiliate has, or has had at any time within the preceding six (6) years, any liability, contingent or otherwise~~; provided, that, the term “Employee Benefit Plan” shall exclude employee benefit plans sponsored, maintained or contributed to by any Loan Party, Subsidiary or ERISA Affiliate for employees or former employees in Canada~~.

“Engagement Letter” means that certain Engagement Letter, dated as of November 7, 2022, among the Borrower, Wells Fargo Securities, LLC, and Wells Fargo Bank, National Association.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving actual or alleged violations of Environmental Laws or Releases of Hazardous Materials (a) from or onto any assets, properties, or businesses of the Borrower, any Subsidiary of the Borrower, or any of their predecessors in interest, (b) from or onto adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by the Borrower, any Subsidiary of the Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any applicable and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or its Subsidiaries, relating to the environment, natural resources, human health or safety (to the extent related to exposure to Hazardous Materials), or the generation, management, transportation, disposal, or Release or threatened Release of Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, waiver, variance, or other authorization required under or issued pursuant to any Environmental Law.

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act) (other than any debt security which by its terms is convertible at the option of the holder into Equity Interests, to the extent such holder has not so converted such debt security).

“Equity Issuance” means (a) any issuance by the Borrower of shares of its Equity Interests to any Person that is not a Loan Party or any Restricted Subsidiary thereof (including, without limitation, in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Loan Party into any Loan Party or any Restricted Subsidiary thereof. The term “Equity Issuance” shall not include (A) any Disposition or (B) any issuance or incurrence of any Indebtedness for borrowed money by any Loan Party or any of its Restricted Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended~~, and any successor statutes, and all regulations and guidance promulgated thereunder. Any reference to a specific section of ERISA shall be deemed to be a reference to such section of ERISA and any successor statutes, and all regulations and guidance promulgated thereunder~~..

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Subsidiaries and whose employees are aggregated with the employees of such Loan Party or its Subsidiaries under IRC Section 414(o).

“ERISA Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the IRC or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the IRC) the assets of any such “employee benefit plan” or “plan.”

“Erroneous Payment” has the meaning specified therefor in Section 14.19(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 14.19(d).

“Erroneous Payment Impacted Class” has the meaning specified therefor in Section 14.19(d).

“Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 14.19(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 7 of this Agreement.

“Excess Cash Flow” means, for the Borrower and its Restricted Subsidiaries on a consolidated basis, in accordance with GAAP for any fiscal year: (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in determining Consolidated Net Income for such fiscal year, and (iii) decreases in Working Capital for such fiscal year, minus (b) the sum, without duplication, of (i) the aggregate amount of cash (A) actually paid by the Borrower and its Restricted Subsidiaries during such fiscal year on account of Capital Expenditures and acquisitions (other than any amounts that were committed during a prior fiscal year to the extent such amounts reduced Excess Cash Flow in such prior fiscal year per clause (b)(i)(B) below), (B)

committed during such fiscal year to be used to make Capital Expenditures or acquisitions which in either case have been actually made or consummated or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such fiscal year and (C) with respect to Investments pursuant to clauses (e), (j), (k), (m) (solely with respect to Investments in Unrestricted Subsidiaries and Permitted Joint Ventures), (n) and (q) of the definition of “Permitted Investments” (in each case, to the extent made in cash) and Restricted Payments pursuant to Section 6.7(b)(xiii) in an amount not to exceed $0.15 per share in any fiscal quarter made during such fiscal year or committed during such fiscal year to be made and for which a binding agreement exists as of the time of determination of Excess Cash Flow for such fiscal year (other than any amounts that were committed during a prior fiscal year to the extent such amounts reduced Excess Cash Flow in such prior fiscal year per this clause (b)(i)(C)) (in each case under this clause (i), other than to the extent any such Capital Expenditure, acquisition or applicable Investment is made or is expected to be made with the proceeds of Indebtedness (other than borrowings under the ABL Facility as determined by the Borrower in good faith), casualty proceeds not included in Consolidated Net Income, condemnation proceeds not included in Consolidated Net Income or other proceeds that would not be included in Consolidated Net Income), (ii) the aggregate amount of all scheduled principal payments or repayments of Indebtedness made by the Borrower and its Restricted Subsidiaries during such fiscal year, but only to the extent that such payments or repayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (iii) to the extent any amounts received in respect thereof are included in Consolidated Net Income for such fiscal year, Net Cash Proceeds that are otherwise subject to the provisions of Section 2.4(b)(ii) or 2.4(b)(iii), (iv) an amount equal to the amount of all non-cash credits to the extent included in determining Consolidated Net Income for such fiscal year, (v) increases to Working Capital for such fiscal year, (vi) any Taxes paid (or reasonably estimated to be payable) by the Borrower and its Restricted Subsidiaries to the extent not deducted in determining Consolidated Net Income, and (vii) to the extent not deducted in determining Consolidated Net Income and to the extent such payments are not made with the proceeds of Indebtedness (other than borrowings under the ABL Facility as determined by the Borrower in good faith), casualty proceeds not included in Consolidated Net Income, condemnation proceeds not included in Consolidated Net Income or other proceeds that would not be included in Consolidated Net Income, cash actually paid during such fiscal year for transaction costs, fees, expenses and charges with respect to (in each case, whether or not such transaction is successful) acquisitions of property constituting Collateral, permitted issuances of Equity Interests, Investments, Capital Expenditures, Hedge Agreements and hedging activities, Indebtedness incurrences (including refinancings thereof), or any sale, transfer or disposition of property.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Asset” means

(a) aircraft, any motor vehicle, and/or any other assets in which a lien can only be perfected by action with respect to a certificate of title;

(b) any Excluded Real Property;

(c) any property to the extent that the pledge thereof or granting of a Lien thereon is prohibited by Applicable Law (including the requirement to obtain consent of any Governmental Authority), in each case, only to the extent and for so long as the terms of such Applicable Law applicable thereto validly prohibit, or require the consent of any Governmental Authority which has not been obtained as a condition to the creation by such Loan Party of, a security interest in such property in favor of ~~the~~Collateral Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or ~~Section 40(4) of the PPSA (or any successor provision or provisions) or any other~~any other Applicable Law (including the Bankruptcy Code or any other Debtor Relief Law));

(d) any Equity Interests in any Person (other than a wholly owned Subsidiary) to the extent a grant of a Lien in respect thereof ~~under any Guaranty and Security Agreement~~ is not permitted by the terms of such Person’s ~~organizational or~~Governing Documents or any joint venture ~~documents~~or shareholder agreement in existence as of the Closing Date or at the time of acquisition of such Subsidiary (after giving effect to the UCC), in each case solely to the extent that ~~the applicable Loan Party has previously used commercially reasonable efforts to obtain any required consents to eliminate or waive any such restrictions contained in such organizational or joint venture documents;~~such prohibition was not entered into in contemplation of this exclusion;

(e) any permit, lease, license, contract or other agreement to which any Loan Party is a party or any property owned by any Loan Party on the date hereof or hereafter acquired that (i) is subject to a purchase money Lien or Capital Lease or similar arrangement permitted to be incurred pursuant to the provisions of this Agreement or (ii) is subject to Liens described in clause (y) of the definition of “Permitted Liens”; provided, that, in the case of sub-clause (ii), such permit, lease, license, contract or other agreement or property shall not be property that in the absence of this clause (e) would have been Term Priority Collateral; and, in each case, such Loan Party’s rights and interests therein, to the extent that the grant of a Lien in respect thereof under ~~any~~the Guaranty and Security Agreement (a) shall constitute or result in a breach of, a default under, an invalidation of, a termination of, or the unenforceability of any right of such Loan Party under, such permit, lease, license, contract or other agreement or the agreement governing such purchase money Lien, Capital Lease or similar arrangement or assets subject to Liens described in clause (y) of the definition of “Permitted Liens” or (b) requires the consent of any Person other than any Loan Party or any Affiliate thereof with respect to such permit, lease, license, contract or other agreement or such agreement governing such purchase money Lien, Capital Lease or similar arrangement or is subject to Liens described in clause (y) of the definition of “Permitted Liens”, which consent has not been obtained as a condition the creation of any other Lien on such property or creates a right of termination in favor of any Person other than any Loan Party or any Affiliate thereof (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or ~~Section 40(4) of the PPSA (or any successor provision or provisions) or~~ any other Applicable Law (including the Bankruptcy Code or any other Debtor Relief Law) so long as any such restriction described in this clause (e) was not entered into in contemplation of such exclusion;

(f) any governmental licenses, state, provincial or local franchises, charters or authorizations (other than cash proceeds thereof, Renewable Identification Numbers or biodiesel credits), the pledge or granting of a security interest in which would violate or be restricted or prohibited thereby or by Applicable Law or would require the consent or approval of a third party, in each case, unless such restrictions are rendered ineffective under the UCC~~, PPSA~~ or other Applicable Law of any applicable jurisdiction; provided, however, that the Collateral shall include (and the definition of Excluded Assets shall not then include) any portion of such governmental licenses, state, provincial or local franchises, charters or authorizations immediately at such time as the contractual or legal provisions referred to above shall no longer be applicable or such required consent shall have been received;

(g) intellectual property registered, issued or applied for in any jurisdiction other than the United States of America ~~or Canada~~;

(h) any acquired property (including property acquired through acquisition of, or merger or amalgamation with, another Person) acquired in connection with a transaction otherwise permitted by this Agreement if at the time of such acquisition, the granting of a Lien therein or the pledge thereof is prohibited by any contract or other agreement to the extent and for so long as such contract or other agreement prohibits such Lien or pledge (provided, that such contract or agreement was not entered into in contemplation thereof);

(i) Intermediation Collateral for so long as it is subject to a Lien permitted by clause (u) of the definition of “Permitted Liens” in favor of counterparties to Intermediation Facilities that are otherwise permitted by this Agreement;

(j) Equity Interests in any MLP Subsidiaries (other than any Future MLP GP) or in any Unrestricted Subsidiary or in any Subsidiary where all of the assets of such entity are designated Excluded Assets pursuant to clause (t) hereto;

(k) voting Equity Interests constituting an amount greater than 65% of the voting Equity Interests of (x) any Foreign Subsidiary ~~(other than any Canadian Loan Party) or~~that is a CFC or (y) any FSHCO ~~(other than any Subsidiary that owns Equity Interests in any Canadian Loan Party)~~;

(l) any United States intent-to-use trademark applications under applicable federal law, provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral;

(m) Excluded Accounts (as defined in ~~any~~the Guaranty and Security Agreement);

(n) any “Building” or “Manufactured (Mobile) Home” (each, as defined in the applicable Flood Insurance Laws and related regulations) that is situated on any Real Property Collateral in the State of Texas, the State of Arkansas or any other state in the sole discretion of the Administrative Agent (collectively, the “Excluded Buildings”) and as documented as excluded in each applicable Security Document;

(o) any contract, permit or license to the extent that the pledge thereof or granting of a Lien thereon is prohibited under the terms of such contract, permit or license by any contractual obligation in existence (x) on the Closing Date or (y) at the time of the acquisition of such Subsidiary after the Closing Date (after giving effect to the UCC), solely to the extent such prohibition was not entered into in contemplation of such acquisition;

(p) any property or assets owned by (w) any Foreign Subsidiary that is a CFC, (x) any MLP Subsidiary, (y) any Unrestricted Subsidiary, or (z) any FSHCO;

(q) those assets as to which Administrative Agent and the Borrower reasonably and mutually agree in writing, the cost, burden, difficult or consequence (including any adverse tax consequences) to the Borrower and any of its Subsidiaries of creating or perfecting such pledges or security interests in such assets are excessive in relation to the benefit to the Lenders of the security to be afforded thereby;

(r) (x) assets subject to Capitalized Lease Obligations and purchase money financing permitted pursuant to clause (c) of the definition of “Permitted Indebtedness”, (y) any cash, Cash Equivalents and similar Investments (including exchange-traded derivative contracts) deposited to secure Swap Obligations (including accounts with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, future contract brokers, exchanges related to the trading of energy, customers, trading counterparties, or any other parties or issuers of surety bonds and proceeds thereof) and/or letter of credit reimbursement obligations in each case to the extent such Capitalized Lease Obligations, purchase money financing, Swap Obligations or letters of credit are permitted under this Agreement and the terms thereof prohibit a grant of a security interest therein and (z) such accounts, in each case, incurred in the ordinary course of business in connection with Hedge Agreements or otherwise and to the extent not prohibited under this Agreement;

(s) Farm Products (as defined in the UCC), and

(t) assets designated by Borrower as additional “Excluded Assets” from time to time with a fair market value (as determined as the time of such designation) not to exceed $150,000,000 in the aggregate at any one time subject to no Event of Default shall have occurred both immediately prior to giving effect or immediately after giving effect to such designation.

provided, that Excluded Assets shall not include the right to receive any proceeds from any Excluded Asset, the right to receive any payment of money (including, without limitation, general intangibles) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC, or ~~Section 40(4) of the PPSA (or any successor provision or provisions) or~~ any proceeds, substitutions or replacements of any Excluded Asset unless such proceeds, substitutions or replacements thereof would otherwise constitute Excluded Assets; provided further, that Excluded Assets shall not include any assets that are subject to a Lien in favor of ABL Agent pursuant to the ABL Agreement.

“Excluded Buildings” has the meaning specified therefor in the definition of “Excluded Assets”.

“Excluded Real Property” means (a) any convenience stores, (b) any real property leasehold interests (other than any Refinery Leasehold Interests), (c) any Refinery Leasehold Interest to the extent that (i) the grant of a Mortgage by the applicable Loan Parties with respect to such Refinery Leasehold Interest would constitute or result in a breach of, a default under or a termination of the lease with respect thereto or require the consent of the lessor thereof (which consent has not been obtained), and (ii) such applicable Loan Parties have failed to obtain any necessary waiver or consent from the lessor in order to permit such Mortgage, after such Loan Parties have used commercially reasonable efforts to obtain such waiver or consent, (d) any Specified Assets, (e) any Midstream Assets in the nature of real property described in clause (a) of the definition thereof and (f) any Real Property with an estimated fair market value less than $~~25,000,000~~30,000,000 individually.

“Excluded Refinery” means (a) any Refinery that is a non-core asset that is acquired after March 30, 2018, in connection with the acquisition of other assets useful in the business of the Borrower and its Restricted Subsidiaries and (b) any Refinery acquired after March 30, 2018, (i) solely with the proceeds of a substantially concurrent sale of Equity Interests of the Borrower or (ii) solely in exchange for Equity Interests of the Borrower (or solely with a combination of the consideration described in clauses (i) and (ii)), in the case of clause (a) and (b), as certified by the Borrower in writing to the Administrative Agent at the time of such acquisition.

“Excluded Subsidiary” means (a) any non-wholly owned Restricted Subsidiary, (b) any Immaterial Subsidiary, (c) any Foreign Subsidiary, (d) any Domestic Subsidiary of a Foreign Subsidiary, (e) any Captive Insurer, (f) any special purpose entity ~~reasonably required to be used for the incurrence of purchase money or Capital Lease financings permitted hereunder~~, securitization Subsidiary, or receivables Subsidiary (or similar entities), (g) any Restricted Subsidiary that (i) is prohibited by (A) any Applicable Law or (B) any contractual obligation (other than any contractual obligation in favor of a Loan Party or Affiliate thereof) from Guaranteeing the Obligations (provided, that, in the case of the foregoing clause (B), such contractual obligation exists on the Closing Date or ~~at the time~~(or if such ~~Restricted~~ Subsidiary ~~becomes a Subsidiary~~is acquired after the Closing Date, on the date of such Acquisition) (including, without limitation, any Indebtedness assumed therewith) and shall not have been entered into in contemplation of such Restricted Subsidiary’s becoming a Subsidiary) only for as long as such prohibition or restriction is in place or (ii) would require a consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) of any Governmental Authority or third-party to provide a ~~Guarantee~~guarantee of the Obligations (~~unless~~it being understood there is no requirement to obtain such consent, approval, license or authorization ~~is received~~), (h) any CFC or FSHCO, (i) any Unrestricted

Subsidiary ~~or~~, (j) any MLP Subsidiary, (k) any Subsidiary the Guarantee provided by which would reasonably be expected to result in adverse tax or regulatory consequences that are not de minimis to the Borrower or any of its Subsidiaries as reasonably determined by the Borrower in consultation with Administrative Agent, (l) any not-for-profit Subsidiary, (m) any Subsidiary for which such Subsidiary’s Equity Interests constitute an Excluded Asset, (n) solely in the case of any Swap Obligation, any Subsidiary that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act (after giving effect to the “keepwell provisions”), (o) any other Subsidiary with respect to which the Borrower and Administrative Agent reasonably agree in writing that the cost and/or burden of guaranteeing the Obligations (including any adverse tax consequences that are not de minimis to the Borrower or any of its direct or indirect Subsidiaries) outweighs the benefits to be obtained by the Lenders therefrom and (p) such other Subsidiary as the Borrower and Administrative Agent may reasonably agree; provided, that, no Subsidiary shall constitute an Excluded Subsidiary if such Subsidiary is (x) not considered an “Excluded Subsidiary” under the ABL Documents~~,~~ or (y) otherwise constitutes a guarantor under the ABL ~~Facility or (z) a Canadian Loan Party.~~Documents; provided that, notwithstanding the above, the Borrower may designate any Restricted Subsidiary that would otherwise constitute an “Excluded Subsidiary” hereunder as a “Guarantor” and cause such Subsidiary to execute the Guaranty and Security Agreement as a “Guarantor” (and from and after the execution of the Guaranty and Security Agreement, such Subsidiary shall no longer constitute an “Excluded Subsidiary” unless released from its obligations under the Guaranty and Security Agreement as a “Guarantor” in accordance with the terms hereof and thereof).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient (i) Taxes imposed on or measured by net income or net profits (however denominated), franchise Taxes, and branch profits Taxes, in each case (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office, or in the case of any Lender, its applicable lending office, located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes; (ii) ~~United States federal or Canadian~~U.S. withholding Taxes that ~~would not have been imposed but for a Lender’s~~are attributable to such Recipient’s failure to comply with the requirements of Section 2.15(g) of this Agreement, (iii) in the case of a Lender, any United States federal withholding ~~or Canadian~~ Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan, Commitment, ~~Letter~~letter of ~~Credit~~credit or otherwise under a Loan Document pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan, Commitment, ~~Letter of Credit~~letter of credit or otherwise under a Loan Document (other than pursuant to an assignment request by a Borrower pursuant to Section 2.16(b)) or (B) such Lender changes its lending office, except in each case, to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changes its lending office~~,~~ or (iv) any withholding Taxes imposed under FATCA ~~and (v) any Canadian withholding Taxes arising as a result of (A) any Recipient not dealing at arm’s length (within the meaning of the Tax Act) with a Loan Party, or (B) any Recipient being a “specified non-resident shareholder” (as defined in subsection 18(5) of the Tax Act) of a Loan Party or not dealing at arm’s length (for the purposes of the Tax Act) with a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of a Loan Party, except, in the case of (A) and (B), where (1) the non-arm’s length relationship and (2) any Recipient being a “specified shareholder” of a Loan Party, as applicable, arises in connection with or as a result of the Recipient having become a party to, received or perfected a security interest under or received or enforced any rights under, any Loan Document.~~.

“Existing Credit Agreement” has the meaning specified therefor in the introductory paragraphs hereto.

“Existing Lenders” has the meaning specified therefor in the introductory paragraphs hereto.

“Existing Loans” has the meaning specified therefor in the introductory paragraphs hereto.

“Existing Intermediation Documents” has the meaning specified thereof in Section 4.35.

“Exiting Lender” has the meaning specified therefor in Section 16.19.

“Existing Operating Assets” means any existing assets used or to be used in the operation of the Business (to be defined in a mutually agreeable manner) that (a) are owned by Borrower or any of its Subsidiaries or (b) will be owned by Borrower or any of its Subsidiaries or a Permitted Joint Venture pursuant to an Existing Operating Asset or Equity Purchase.

“Existing Operating Asset Contribution” means the contribution of (a) Existing Operating Assets by Borrower or any of its Subsidiaries to a Permitted Joint Venture and (b) any cash and/or cash equivalents by Borrower or any of its Subsidiaries to such Permitted Joint Venture in addition to such Existing Operating Assets or for financing the purchase of Existing Operating Assets pursuant to an Existing Operating Asset or Equity Purchase.

“Existing Operating Asset or Equity Purchase” means a purchase made by (i) a Permitted Joint Venture of Existing Operating Assets or of Equity Interests in an existing legal entity or organization which owns Existing Operating Assets, or (ii) Borrower or any of its Subsidiaries of Equity Interests in an existing legal entity or organization, including a Permitted Joint Venture, which owns Existing Operating Assets.

“Existing Operating Asset Project” means either (i) an Existing Operating Asset Contribution and/or (ii) an Existing Operating Asset or Equity Purchase.

“Extended Loan” has the meaning specified therefor in Section 2.19(a) of this Agreement.

“Extending Lender” has the meaning specified therefor in Section 2.19(a) of this Agreement.

“Extension” has the meaning specified therefor in Section 2.19(a) of this Agreement.

“Extension Amendment” has the meaning specified therefor in Section 2.19(c) of this Agreement.

“Extension Offer” has the meaning specified therefor in Section 2.19(a) of this Agreement.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement, treaty or convention entered into by the United States and any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement, treaty or convention entered into in connection therewith.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is ~~below~~less than zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“First Purchaser Crude Payables” means, at any time, the unpaid amount of any obligation of a Loan Party or Restricted Subsidiary as a “first purchaser” of crude oil, which is or may be secured by a statutory “first purchaser” Lien created under the laws of any state to the extent such obligation is not covered by a letter of credit.

“Fitch” means Fitch Ratings Inc.

“Fixed Charge Coverage Ratio” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the ratio (a) of EBITDA for such period to (b) Fixed Charges for such period. Unless otherwise specified herein, the Fixed Charge Coverage Ratio shall be calculated on a trailing four (4) fiscal quarter basis for the applicable Reference Period. In the event that the Borrower or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than incurrences and repayments, in each case, in respect of borrowings under the ABL Facility) or issues, repurchases or redeems Disqualified Equity Interests or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Equity Interests or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(a) acquisitions that have been made by the Borrower or any of its Restricted Subsidiaries, including through mergers, amalgamations or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Borrower or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any EBITDA and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Borrower (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(b) the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the Borrower or any of its Restricted Subsidiaries following the Calculation Date;

(d) interest income reasonably anticipated by the Borrower to be received during the applicable four-quarter period from cash or Cash Equivalents held by the Borrower or any Restricted Subsidiary, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included;

(e) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(f) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(g) if any Indebtedness bears a floating rate of interest, the Interest Expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

(h) interest on a Capitalized Lease Obligations and imputed interest on Attributable Indebtedness shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation or Attributable Indebtedness in accordance with GAAP.

“Fixed Charges” means, with respect to any fiscal period and with respect to the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, (A) the sum, without duplication, and in each case to the extent paid or payable in each, of

(a) the consolidated Interest Expense of the Borrower and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, imputed interest with respect to Attributable Indebtedness or synthetic or financing leases, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates and excluding the write-off of any deferred financing fees or charges or debt discount, including those incurred in respect of the transactions contemplated hereby on or prior to the Closing Date; plus

(b) the consolidated Interest Expense of the Borrower and its Restricted Subsidiaries that was capitalized during such period; plus

(c) any interest on Indebtedness of another Person that is guaranteed by the Borrower or one of its Restricted Subsidiaries or secured by a Lien on assets of the Borrower or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(d) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity Interests or preferred stock of the Borrower or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Borrower (other than Disqualified Equity Interests) or to the Borrower or a Restricted Subsidiary of the Borrower, in each case, determined on a consolidated basis in accordance with GAAP; minus

(B) to the extent included in (A) above, write-offs of deferred financing costs of the Borrower and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, paying any such Indebtedness of the Borrower and its Restricted Subsidiaries prior to its stated maturity.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor ~~statue~~statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor thereto.

“Floor” means ~~the~~a rate of interest equal to 0.50% per annum.

“Force Majeure” means acts of God (including fire, flood, earthquake, storm, hurricane or other natural disaster), war, invasion, act of foreign enemies, hostilities (regardless of whether war is declared), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, terrorist activities, blockage or embargo, and similar causes beyond a Person’s reasonable control and occurring without its fault or negligence, but excluding, in any event, labor disputes, strikes, or lockouts.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Foreign Subsidiary” means any direct or indirect ~~subsidiary~~Subsidiary of any Loan Party that is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FSHCO” means Subsidiary ~~of Borrower substantially all of which Subsidiary’s assets consist of the Equity Interests in one or more CFCs.~~that has no material assets other than immaterial cash held on a temporary basis and capital stock (directly or indirectly) and/or Indebtedness (if any) of one or more Foreign Subsidiaries and/or other FSHCOs.

“Funded Indebtedness” means, without duplication, ~~(i)~~ all Indebtedness of the Borrower and its Restricted Subsidiaries described in clauses (a), (b) (~~only to the extent such~~with respect to any letter of credit, bankers’ acceptance, bank guaranty, surety bond or similar instrument, solely to the extent such instrument has been drawn and then only in the amount of the outstanding reimbursement obligation with respect thereto that is not fully cash collateralized), and (c) of the definition of “Indebtedness” (including all Attributable Indebtedness of the Borrower and its Restricted Subsidiaries in respect of Capital Leases) ~~and (ii) all Indebtedness of the Borrower and its Restricted Subsidiaries described in clauses (d) and (h) of the definition of “Indebtedness” to the extent relating to other Funded Indebtedness or the equivalent of a Person that is not a Restricted Subsidiary~~. For the avoidance of doubt, no Indebtedness described under clauses (q) or (r) of the definition of “Permitted Indebtedness” will constitute Funded Indebtedness.

“Future MLP” has the meaning specified therefor in the definition of “MLP Subsidiaries”.

“Future MLP GP” has the meaning specified therefor in the definition of “MLP Subsidiaries”.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“General Debt Basket” has the meaning specified therefor in clause (v) of the definition of “Permitted Indebtedness”.

“General RP Basket” has the meaning specified therefor in Section 6.7(b)(xiii) of this Agreement.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, notice of articles, by-laws, certificate of formation, operating agreement, limited liability company agreement, certificate of limited partnership, limited partnership agreement or other organizational documents of such Person.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, tribal, territorial, provincial, county, municipal or any other level, and any agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means (a) each Person that is a “Guarantor” under ~~any~~the Guaranty and Security Agreement, and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of this Agreement; provided, that, notwithstanding anything to the contrary herein, any Guarantor (as defined therein) under the ABL Agreement shall constitute a Guarantor hereunder.

“Guaranty and Security Agreement” means ~~any US Guaranty and Security Agreement and any Canadian Guarantee and Security Agreement, as applicable.~~that certain second amended and restated guaranty and security agreement, dated as of the Amendment No. 1 Effective Date, in form and substance reasonably satisfactory to Collateral Agent, executed and delivered by each of the Loan Parties to the Collateral Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement

“Hedging Obligations” means~~, with respect to any specified Person, the obligations of such Person under~~ any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of each Borrower and its Restricted Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

“Hedge Provider” means any Bank Product Provider that is a party to a Hedge Agreement with a Loan Party or its Restricted Subsidiaries or otherwise provides Bank Products under clause (f) of the definition thereof.

“Hydrocarbons” means oil, gas, asphalt, casing head gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, processed, separated, settled and dehydrated therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, biodiesel, ethanol and all other minerals.

~~“Hypothecs” means, collectively, any hypothecs entered into by any Loan Party and Agent, as required by this Agreement or any other Loan Document.~~

“Immaterial Subsidiary” means any Restricted Subsidiary of a Loan Party that individually owns Total Assets with a book value of no more than ~~two and one-half~~five percent (~~2.50~~5.00%) of Total Assets of the Borrower ~~and its Restricted Subsidiaries and has annual EBITDA (on an individual basis) of no more than $10,000,000~~; provided, that all Immaterial Subsidiaries together shall own Total Assets with an aggregate book value of no more than ~~five~~seven and one-half percent (~~5.00~~7.50%) of Total Assets of the Borrower ~~and its Restricted Subsidiaries and shall have EBITDA (on a combined basis) of no more than $25,000,000 in the aggregate~~; provided, further, that no Subsidiary shall constitute an Immaterial Subsidiary if it (a) directly or indirectly Guarantees or provides credit support for Indebtedness for borrowed money of any Loan Party, or (b) does not constitute an Immaterial Subsidiary under the ABL Documents.

“Incremental Amendment” has the meaning specified therefor in Section 2.17(f).

“Incremental Availability Amount” has the meaning specified therefor in Section 2.17(d)(iii).

“Incremental Commitments” has the meaning specified therefor in Section 2.17(a).

“Incremental Equivalent Debt” has the meaning specified therefor in clause (t) of the definition of “Permitted Indebtedness”.

“Incremental Equivalent First Lien Debt” has the meaning specified therefor in clause (t) of the definition of “Permitted Indebtedness”.

“Incremental Equivalent Junior Debt” has the meaning specified therefor in clause (t) of the definition of “Permitted Indebtedness”.

“Incremental Facility” has the meaning specified therefor in Section 2.17(a).

“Incremental Facility Closing Date” has the meaning specified therefor in Section 2.17(d).

“Incremental Lenders” has the meaning specified therefor in Section 2.17(c).

“Incremental Loan” has the meaning specified therefor in Section 2.17(b).

“Incremental Loan Request” has the meaning specified therefor in Section 2.17(a).

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided, that (a) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Borrower will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Borrower and (b) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Equity Interests in the form of additional shares of the same class of Disqualified Equity Interests (to the extent provided for when the Indebtedness or Disqualified Equity Interests on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness; provided, that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Borrower or its Restricted Subsidiary as accrued.

“Incurrence-Based Incremental Amount” has the meaning specified therefor in Section 2.17(d)(iii).

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) that portion of the obligations of such Person as a lessee under Capital Leases that is properly classified as a liability on a balance sheet in accordance with GAAP, (d) all obligations or liabilities of others that constitute Indebtedness secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments ~~payable in the ordinary course of business~~ in respect of ~~non-exclusive~~ licenses or sublicenses) and any earn-out or similar obligations~~,~~ solely to the extent earned, due and payable for ten (10) Business Days or more, (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person Guaranteeing or intended to Guarantee (whether directly or indirectly Guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a Guarantee or other similar instrument shall be the lesser of the principal amount of the obligations Guaranteed and still outstanding and the maximum amount for which the Guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation and (iii) earn-out and similar payment obligations shall be valued based upon the amount thereof, if any, required to be recorded on a balance sheet prepared in accordance with GAAP.

“Indemnified Liabilities” has the meaning specified therefor in Section 9.3 of this Agreement.

“Indemnified Person” has the meaning specified therefor in Section 9.3 of this Agreement.

“Indemnified Taxes” means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Initial Commitment” means, as to any Lender, its obligation to make Initial Loans (including Continued Loans) to the Borrower pursuant to Section 2.1 on the ~~Closing~~Amendment No. 1 Effective Date in an aggregate principal amount not to exceed (x) the amount set forth opposite such Lender’s name on Schedule A-1 under the caption “Initial Commitment” or (y) the amount of Continued Loans allocated to such Lender ~~and set forth on Schedule A-2~~.

“Initial Loans” means the loans made by the Lenders on the ~~Closing~~Amendment No. 1 Effective Date to the Borrower pursuant to Section 2.1.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law or under any other state, provincial or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Insurance and Condemnation Event” means the receipt by any Loan Party or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, ~~dated as of even date with this Agreement, executed and delivered by each Loan Party and each of its Restricted Subsidiaries and Agent,~~ the form and substance of which is reasonably satisfactory to Administrative Agent, as required under Section 5.23.

“Intercreditor Agreements” means the ABL Intercreditor Agreement, any Additional Intercreditor Agreement, and any other intercreditor agreement contemplated by the terms of the Loan Documents and reasonably acceptable to the Administrative Agent, in each case to the extent in effect and as the context may require.

“Interest Expense” means, for any period, the aggregate of the interest expense of Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, with respect to any SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter; provided, that (a) the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires, (b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding

Business Day, (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period, (d) Borrower may not elect an Interest Period which will end after the Latest Maturity Date, (e) there shall be no more than eight (8) Interest Periods in effect at any time, (f) no tenor that has been removed from this definition pursuant to Section 2.12(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation and (g) with respect to the Initial Loans, if an Interest Period begins on the Closing Date, such Interest Period shall be permitted, at the election of the Borrower, to end on the last Business Day of the calendar month containing the Closing Date.

“Intermediation Access Agreements” means (a) each acknowledgment agreement as in effect on the ~~Closing~~Amendment No. 1 Effective Date among Administrative Agent, the ABL Agent and ~~J. Aron & Company LLC~~Citigroup Energy, Inc. (or any predecessor thereto), as set forth on Schedule F-1 to this Agreement, and as each may be amended, amended and restated, supplemented or otherwise modified from time to time (each, an “Acknowledgment Agreement”) and (b) any acknowledgment agreement with the ABL Agent and a counterparty to an Intermediation Facility otherwise permitted under the Loan Documents, which shall in all material respects be in the same form, and have the same substance, as the Acknowledgment Agreements with such changes as may be reasonably agreed to by Administrative Agent.

“Intermediation Collateral” means any or all of the following property or assets of an Intermediation Subsidiary: (a) all inventory; (b) all receivables other than receivables constituting identifiable proceeds of Collateral; (c) all Renewable Identification Numbers; (d) all investment property, chattel paper, general intangibles (excluding trademarks, trade names, patents, copyrights and other intellectual property), documents and instruments, in each case, to the extent relating to items in clauses (a), (b) and (c) (but for the avoidance of doubt, excluding Equity Interests of each Subsidiary); (e) deposit accounts and other bank and securities accounts (excluding, for the avoidance of doubt, any Collateral Account) to the extent the Existing Intermediation Documents contemplate the granting of security interests on deposit accounts and other bank and securities accounts, and cash and Cash Equivalents on deposit therein and letters of credit; (f) commercial tort claims, (g) commodities accounts and contracts, (h) rights to business interruption ~~insurance to the extent the Existing Intermediation Documents contemplate the granting of security interests in business interruption~~and other insurance, (i) Intermediation Documents, (j) tax refunds, (k) Hedge Agreements, (l) books and records relating to clauses (a) through (k); and (m) all proceeds of, and supporting obligations, including letter of credit rights, with respect to, any of the foregoing (except to the extent that such proceeds and supporting obligations constitute Collateral); provided, that Intermediation Collateral may also include such other property or assets of an Intermediation Subsidiary as agreed in writing by the Administrative Agent and such Intermediation Subsidiary.

“Intermediation Document” means any agreement, document or instrument entered into in connection with or related to any Intermediation Facility.

“Intermediation Facility” means any crude oil or other feedstock supply agreements, natural gas supply agreements, hydrogen supply agreements, or off-take agreements relating to intermediate or refined products, in each case entered into by one or more Restricted Subsidiaries (the “Intermediation Subsidiaries”) (and, if applicable, Guaranteed by the Borrower and/or the Restricted Subsidiaries) with a counterparty for purposes of facilitating a customary intermediation arrangement, together with all related storage agreements, pipeline agreements, throughput and tankage or similar agreements, marketing and sales agreements, agency agreements, security agreements, account control agreements, other collateral documents and other ancillary agreements among such parties, in each case as any of the same may be extended, renewed, amended, supplemented, restated, amended and restated or otherwise modified from time to time, or refinanced and/or replaced with another Intermediation Facility from time to time and in whole or in part; provided, that (i) the terms of any Intermediation Facility shall ~~(A) be not materially more~~

~~disadvantageous to the Lenders, taken as a whole, as compared to the terms of the Existing Intermediation Documents in effect on the Closing Date, or (B) otherwise be on then market~~be on then-market terms for intermediation facilities at the time of execution thereof, taken as a whole, as determined in good faith by an Authorized Person of the Borrower, (ii) such Intermediation Facility shall ~~be in the ordinary course of business, consistent with past practices and not~~not be for speculative purposes and (iii) no Intermediation Facility shall provide for any Lien on any assets other than Intermediation Collateral owned by such Intermediation Subsidiaries and cash collateral or letters of credit specifically designated as credit support therefore and permitted hereunder.

“Intermediation Subsidiaries” has the meaning specified therefor in the definition of “Intermediation Facility”.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business and (b) bona fide Accounts arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Borrower or any Restricted Subsidiary of the Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Borrower, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value, as determined in good faith by the chief executive officer or the chief financial officer of the Borrower, of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Borrower or any Restricted Subsidiary of the Borrower of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Borrower or such Restricted Subsidiary in such third Person in an amount equal to the fair market value, as determined in good faith by the chief executive officer or the chief financial officer of the Borrower, of the Investment held by the acquired Person in such third Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment, less any amount realized in respect of such Investment upon the sale, collection, return of capital or loan or advance repayment (not to exceed the original amount invested).

“IRC” means the Internal Revenue Code of 1986, as amended.

“Joint Lead Arrangers”~~has the respective meaning specified therefor in the preamble to this Agreement.~~means each Amendment No. 1 Arranger and each other entity that was a “Joint Lead Arranger” in the Existing Credit Agreement prior to the Amendment No. 1 Effective Date.

“Krotz Springs Refinery” means the crude oil refinery (other than any Midstream Assets) owned by Alon Refining Krotz Springs, Inc. and located at or near Krotz Springs, Louisiana.

“Latest Maturity Date” means, on any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest Maturity Date of any Refinancing Loan, any Refinancing Commitment, any Extended Loan or any Incremental Loans, in each case as extended in accordance with this Agreement from time to time.

“LCA Election” means the Borrower’s election to treat a specified Acquisition or Investment as a Limited Condition Acquisition or Investment.

“LCA Test Date” has the meaning specified therefor in Section 1.9 of this Agreement.

“Lender” has the meaning specified therefor in the preamble to this Agreement and shall include the Continuing Lenders, the Additional Lenders and any other Person made a party to this Agreement pursuant to the provisions of Section 12.1 of this Agreement and “Lenders” means each of the Lenders or any one or more of them. For the avoidance of doubt, “Lender” and “Lenders” shall include any lenders party to the Existing Credit Agreement prior to the Amendment No. 1 Effective Date.

“Lender Addendum” has the meaning specified therefor in the introductory paragraphs hereto.

“Lender Group” means each of the Lenders and ~~Agent~~Agents , or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including insurance premiums but excluding Taxes, which shall be governed by Section 16, other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) required to be paid by any Loan Party or its Restricted Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable and documented out-of-pocket fees or charges paid or incurred by each Agent in connection with the Lender Group’s transactions with each Loan Party and its Restricted Subsidiaries under any of the Loan Documents, including fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including Tax lien, litigation, UCC ~~and PPSA~~ searches and including searches with the United States Patent and Trademark Office~~,~~ and the United States Copyright ~~Office and the Canadian Intellectual Property~~ Office), filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Administrative Agent’s reasonable and customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Restricted Subsidiaries, (d) Administrative Agent’s reasonable and customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of the Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) reasonable and customary charges imposed or incurred by Administrative Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable, documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) [reserved], (h) each Agent’s and Lenders’ reasonable, documented costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Collateral Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party or any of its Restricted Subsidiaries, (i) each Agent’s reasonable and documented costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and due diligence expenses ~~(including costs and expenses associated with obtaining flood hazard determinations and conducting flood diligence)~~) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to the rating of the Loans, CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) each Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable and documented out-of-pocket attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Restricted Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral (provided that the fees and expenses of counsel that shall constitute Lender Group Expenses shall in any event be limited to one primary counsel to ~~Agent~~Agents and one primary counsel to the Lenders, one local counsel to ~~Agent~~Agents in each reasonably necessary jurisdiction, one specialty counsel to each Agent in each reasonably necessary specialty area (including insolvency law) and one or more additional counsel to Lenders in the case of an actual or potential conflict of interest).

“Lender Group Representatives” has the meaning specified therefor in Section 16.9 of this Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, representatives and agents.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Loans.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Limited Condition Acquisition” or “Limited Condition Acquisition or Investment” means any Acquisition or other Investment permitted hereunder by the Borrower or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan” means any Initial Loan (including Continued Loans and Additional Loans), Incremental Loan, Refinancing Loan or Extended Loan, as the context may require.

“Loan Documents” means this Agreement, Amendment No. 1, the Security Documents, the Agency Fee Letter, the Intercompany Subordination Agreement, each Intercreditor Agreement to the extent in effect, any Intermediation Access Agreements, any Refinancing Amendment, Incremental Amendment or Extension Offer, any note or notes executed by Borrower in connection with this Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Restricted Subsidiaries and any member of the Lender Group in connection with this Agreement.

“Loan Exposure” means, with respect to any Lender, as of any date of determination (a) prior to the funding of the Loans, the amount of such Lender’s Commitment and/or Continued Loans, and (b) after the funding of the Loans, the outstanding principal amount of the Loans held by such Lender.

“Loan Party” means the Borrower or any Guarantor.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse effect on, or with respect to (a) the business, results of operations, financial condition, assets or liabilities of Loan Parties and their Restricted Subsidiaries taken as a whole, (b) the ability of Loan Parties and their Restricted Subsidiaries taken as a whole to perform their respective obligations under the Loan Documents, (c) the rights and remedies of ~~Agent~~Agents and Lenders under any of the Loan Documents or (d) the legality, validity or enforceability of any of the Loan Documents.

“Material Loan Party Project” means a Capital Project of any Loan Party, (a) the aggregate capital cost of which (inclusive of any expenditures therefore or in connection therewith made prior to, at or after, the acquisition or commencement thereof) is, or is budgeted to be, equal to or greater than $100,000,000, and (b) designated to be a Material Project by Borrower by written notice thereof to the Administrative Agent.

“Material Joint Venture Project” means (a) either a (1) a Capital Project of any Permitted Joint Venture for which the Borrower’s and its Restricted Subsidiaries’ share of aggregate capital contribution, in cash or other assets, therefor (inclusive of any expenditures therefor or in connection therewith made prior to, at or after the acquisition or commencement thereof) is, or is budgeted to be, equal to or greater than $50,000,000 or (2) an Existing Operating Asset Project of a Permitted Joint Venture for which the Borrower’s and its Restricted Subsidiaries’ share of the aggregate capital contribution, in cash or other assets, therefor (inclusive of the market value of any non-cash assets contributed in connection therewith) is equal to or greater than $50,000,000 and (b) which Capital Project or Existing Operating Asset Project, as applicable, is designated to be a Material Project by Borrower by written notice thereof to the Administrative Agent.

“Material Project” means each Material Loan Party Project and each Material Joint Venture Project; provided that, notwithstanding anything herein to the contrary, the Big Spring Refinery wet gas scrubber project shall constitute a Material Project.

“Maturity Date” means (a) with respect to the Initial Loans, ~~November 19~~May 15, ~~2029~~2032 , (b) with respect to any tranche of Extended Loans, the final maturity date applicable thereto as specified in the applicable Extension Offer accepted by the respective Lender or Lenders, (c) with respect to any Refinancing Loans, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment and (d) with respect to any Incremental Loans, the final maturity date applicable thereto as specified in the applicable Incremental Amendment; provided, that in each case, if such date is not a Business Day, then the applicable Maturity Date shall be the next succeeding Business Day.

“MFN Protection” has the meaning specified therefor in Section 2.17(e)(ii) of this Agreement.

“Midstream Assets” means (a) assets used primarily for gathering, transmission, compression, distribution, storage, processing, marketing, fractionation, dehydration, stabilization or treatment of natural gas, natural gas liquids, oil or other Hydrocarbons, carbon dioxide or water, in each case, not integral to any refining process or comprising a material integral part of a Refinery (other than a Specified Asset or an Excluded Refinery) and (b) Equity Interests of any Person whose assets primarily consist of assets referred to in clause (a).

“Minimum Extension Condition” has the meaning specified therefor in Section 2.19(b) of this Agreement.

“MLP” means Delek Logistics Partners, LP, a Delaware limited partnership.

“MLP GP” means Delek Logistics GP, LLC, a Delaware limited liability company.

“MLP Subsidiaries” means, together, (a) the MLP and the MLP GP, (b) any other publicly traded limited partnership (a “Future MLP”) with one or more classes of securities registered under the Securities Act of 1933 or the Securities Exchange Act of 1934 (i) in which the Borrower and/or one or more of its Restricted Subsidiaries has direct or indirect ownership interest, (ii) whose general partner is controlled directly or indirectly by the Borrower and (iii) that is engaged in a business that generates “qualifying income” within the meaning of Section 7704(d) of the IRC, (c) the general partner of any entity described in clause (b) of this definition (a “Future MLP GP”) and (d) all direct or indirect Subsidiaries of the foregoing.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, deeds to secure debt, hypothecs, debentures, charges, deeds of immovable hypothec or similar instruments executed and delivered by a Loan Party in favor of Collateral Agent, in form and substance reasonably satisfactory to Collateral Agent, that encumber Real Property Collateral, as may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA with respect to which any Loan Party, Subsidiary or ERISA Affiliate has an obligation to contribute or has any liability, contingent or otherwise or could be assessed withdrawal liability assuming a complete withdrawal from any such multiemployer plan.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by any Loan Party or any of its Restricted Subsidiaries of assets or an Insurance and Condemnation Event, the amount of proceeds in the form of cash and Cash Equivalent received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Loan Party or such Restricted Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to ~~Agent~~Agents or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such transaction or event, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Restricted Subsidiary in connection with such transaction or event, (iii) Taxes paid, payable or reasonably expected to be payable to any taxing authorities by such Loan Party or such Restricted Subsidiary in connection with such transaction or event including any Taxes associated with the repatriation of such proceeds to a Loan Party, and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such transaction or event, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within thirty (30) days after, the date of such transaction or event, to the extent that in each case the funds described above in this clause (iv) are (x) deposited into escrow with a third party escrow agent or set aside in a separate Deposit Account that is subject to a Control Agreement in favor of Collateral Agent (subject to the ABL Intercreditor Agreement with respect to any ABL Priority Collateral prior to the Discharge of ABL Obligations), and (y) offered to be paid to Administrative Agent as a prepayment of the applicable Obligations in accordance with Section 2.4 of this Agreement at such time when such amounts are no longer required to be set aside as such a reserve; and

(b) with respect to the issuance or incurrence of any Indebtedness by any Loan Party or any of its Restricted Subsidiaries, the aggregate amount of cash and Cash Equivalents received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Loan Party or such Restricted Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Restricted Subsidiary in connection with such issuance or incurrence, and (ii) Taxes paid, payable or reasonably expected to be payable to any taxing authorities by such Loan Party or such Restricted Subsidiary in connection with such issuance or incurrence.

“Net Leverage Ratio” means at any date, the ratio of (a) Consolidated Total Net Indebtedness on such date to (b) EBITDA for the four fiscal quarters ended immediately prior to such date for which internal financial statements are available.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Loans made by such Lender, substantially in the form attached as Exhibit C, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Notice of Borrowing” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Notice of Conversion/Continuation” has the meaning specified therefor in Section 2.6 of this Agreement.

“Notice of Prepayment” has the meaning specified therefor in Section 2.4(a) of this Agreement.

“Notification Event” means (a) the occurrence of a “reportable event” described in Section 4043 of ERISA for which the thirty (30)-day notice requirement has not been waived by applicable regulations issued by the PBGC, (b) the withdrawal of any Loan Party, Subsidiary or ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC or any Pension Plan or Multiemployer Plan administrator, (e) any other event or condition that would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to the IRC or ERISA in connection with any Employee Benefit Plan or the existence of any facts or circumstances that could reasonably be expected to result in the imposition of a Lien with respect to an Employee Benefit Plan, (g) the partial or complete withdrawal of any Loan Party, Subsidiary or ERISA Affiliate from a Multiemployer Plan, (h) any event or condition that results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under ERISA, (i) any Pension Plan being in “at risk status” within the meaning of IRC Section 430(i), (j) any Multiemployer Plan being in “endangered status” or “critical status” within the meaning of IRC Section 432(b) or the determination that any Multiemployer Plan is or is expected to be insolvent within the meaning of Title IV of ERISA, (k) with respect to any Pension Plan, any Loan Party, Restricted Subsidiary or ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e), (l) the failure of any Pension Plan or Multiemployer Plan to meet the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA), in each case, whether or not waived, or (m) the failure to make by its due date a required payment or contribution with respect to any Pension Plan or Multiemployer Plan.

“Obligations” means (a) all loans (including the Loans), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees (including the fees provided for in the Engagement Letter, ~~Agency Fee~~the Amendment No. 1 Engagement Letter and the ~~Arranger~~Agency Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), Guarantees, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents and (b) all Bank Product Obligations. Without limiting the generality of the foregoing, the Obligations of Borrower under the Loan Documents include the obligation to pay (i) the principal of the Loan, (ii) interest accrued on the Loans, (iii) Lender Group Expenses, (iv) fees payable under this Agreement or any of the other Loan Documents, and (v) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“OID Amount” means an original issue discount in an amount equal to (a) in the case of the Initial Loans, ~~4.00~~0.00% of the aggregate principal amount of the Initial Loans and (b) in the case of any Incremental Loans or Refinancing Loans, an amount set forth in the Incremental Amendment for such Incremental Loans or the Refinancing Amendment for such Refinancing Loans.

“Originating Lender” has the meaning specified therefor in Section 12.1(e) of this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under this Agreement or any other Loan Document).

“Other Debt Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, Incremental Equivalent Debt or other secured Debt permitted to be Incurred hereunder or any Refinancing Indebtedness of the foregoing, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors and assigns in such capacities.

“Other Taxes” means all present or future stamp, court, ~~excise, value added,~~ or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except that any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment ~~required by the Loan Parties~~ pursuant to Section 2.16(b)).

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified therefor in Section 12.1(e) of this Agreement.

“Participant Register” has the meaning specified therefor in Section 12.1(i) of this Agreement.

“ Patent Security Agreement” has the meaning given to the term “Patent Security Agreement” in the Guaranty and Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.13 of this Agreement.

~~“Payment or Bankruptcy Default” means an Event of Default under Section 7.1, 7.4 or 7.5.~~

“Payment Recipient” has the meaning specified therefor in Section 14.19(a) of this Agreement.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the IRC sponsored, maintained, or contributed to by any Loan Party, Subsidiary or ERISA Affiliate or to which any Loan Party, Subsidiary or ERISA Affiliate has any liability, contingent or otherwise~~, but for greater certainty, shall exclude any Canadian Pension Plan and Canadian Defined Benefit Pension Plan~~.

“Perfection Certificate” means a certificate in the form of Exhibit D to this Agreement.

“Permitted Dispositions” means:

(a) any Disposition in which:

(i) the Borrower (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of the Borrower at the time of contractually agreeing to such Disposition, of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii) at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary is in the form of cash or Cash Equivalents or replacement assets used or useful to the business or a combination of the foregoing. For purposes of this clause (ii), each of the following shall be deemed to be cash:

(A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet) of the Borrower or such Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Loans or any ~~Guaranty~~Guarantee and liabilities to the extent owed to the Borrower or any Subsidiary of the Borrower) that are assumed by the transferee of any such assets pursuant to a written customary assignment and assumption agreement that releases the Borrower or such Restricted Subsidiary from further liability therefor;

(B) any securities, notes or other obligations received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash within one hundred eighty (180) days after the date of such Disposition (to the extent of the cash received in that conversion);

(C) any Designated Non-Cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of $~~145,000,000~~250,000,000 and ~~2.0~~2.5 % of Total Assets of the Borrower at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(D) any Permitted MLP Securities received as consideration for a Disposition of solely Midstream Assets to any MLP Subsidiary;

(b) any single transaction or series of related transactions that involves assets or Equity Interests having a fair market value, as determined in good faith by an officer of the Borrower, of less than $~~35,000,000; provided, that the aggregate amount of all Dispositions made pursuant to this clause (b) shall not exceed $120,000,000 in any period of twelve (12) consecutive calendar months;~~25,000,000;

(c) any Disposition of inventory, Renewable Identification Numbers and biodiesel credits in the ordinary course of business, consistent with past practices and not for speculative purposes, including dispositions of inventory pursuant to, or arising from or related to Intermediation Facilities otherwise permitted by this Agreement;

(d) any Disposition of any Specified Assets;

(e) other than with respect to Intermediation Facilities, any Dispositions pursuant to buy-sell arrangements relating to Hydrocarbons in the ordinary course of business, consistent with past practices and not for speculative purposes;

(f) a transfer of assets or Equity Interests (i) between, among or to Loan Parties or (ii) so long as no Specified Event of Default has occurred and is continuing, between or among Restricted Subsidiaries that are not Guarantors;

(g) an issuance of Equity Interests by a Restricted Subsidiary of the Borrower to the Borrower or to another Restricted Subsidiary;

(h) the sale or other disposition of cash and Cash Equivalents or the unwinding of any Hedging Obligations;

(i) Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(j) a Restricted Payment that is permitted by the covenant set forth in Section 6.7 or a Permitted Investment;

(k) any sale or disposition of any property or equipment that has become damaged, worn out or obsolete or is no longer used or useful in the business and any sale or disposition of other property (other than any Refinery) in connection with scheduled turnarounds, maintenance and equipment and facility updates;

(l) the creation of a Lien not prohibited by this Agreement and the disposition of any assets or rights resulting from the enforcement thereof;

(m) any transfer of property in connection with a sale and leaseback transaction not to exceed ~~$120,000,000~~5.0% of Total Assets of the Borrower at the time of such sale and leaseback transaction in the aggregate for all such transfers during the term of this Agreement;

(n) any issuance of Disqualified Equity Interests pursuant to Section 6.1 hereof;

(o) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(p) Dispositions of Equity Interests in any Unrestricted Subsidiary and Investments in Permitted Joint Ventures;

(q) leases or sub-leases and early terminations of leases or sub-leases relating to any convenience stores or any Midstream Assets of the type described in clause (a) of the definition thereof, in each case in the ordinary course of business; ~~and~~

(r) Dispositions in connection with ordinary course refurbishments or exchanges of catalysts, including platinum or similar precious metals and related products, necessary or useful for the operation of Refineries;

(s) Dispositions of any property or assets to the extent the consideration for such sale consists solely of Equity Interests of the MLP; and

(t) Dispositions of assets not otherwise permitted herein so long as the aggregate consideration of all assets disposed of pursuant to this clause (t) would not exceed $200,000,000 in any period of 12 consecutive calendar months.

provided, that, notwithstanding anything to the contrary set forth in this definition, neither the Borrower nor any Subsidiary shall Dispose of any Refinery (other than any Specified Asset or any Excluded Refinery) unless the Borrower offers to prepay the Loans in accordance with Section 2.4(b)(ii) an amount equal to 100% of the Net Cash Proceeds received in connection with such Disposition (with no right to reinvest such Net Cash Proceeds).

No Loan Party or Restricted Subsidiary shall Dispose of a Refinery (other than any Specified Asset or Excluded Refinery) to any MLP Subsidiary.

Notwithstanding the foregoing or anything to the contrary herein, (x) any Disposition in connection with a sale and leaseback transaction will be deemed to have been incurred in reliance only on clause (m) above and (y) any Refinery (other than a Specified Asset or an Excluded Refinery) shall only be disposed of (i) in exchange for consideration in the form of 100% cash or Cash Equivalents at the time of such Disposition at least equal to the fair market value of such Refinery, as determined in good faith by the Board of Directors of the Borrower and (ii) so long as all Net Cash Proceeds of such Disposition of such Refinery are applied in accordance with Section 2.4(b)(ii).

All applicable proceeds of Permitted Dispositions shall be deposited into and maintained in the Collateral Account to the extent required by Section 5.24.

“Permitted First Priority Refinancing Debt” means any Permitted First Priority Refinancing Notes and any Permitted First Priority Refinancing Loans.

“Permitted First Priority Refinancing Loans” means any Indebtedness in the form of secured Loans incurred by the Borrower in the form of one or more tranches of Refinancing Loans under this Agreement; provided, that (a) such Indebtedness is secured by the Collateral on a pari passu basis with the Liens securing the Obligations and is not secured by any property or assets of the Borrower, any Subsidiary or any other Person other than the Collateral, (b) such Indebtedness meets the criteria set forth in “Credit Agreement Refinancing Indebtedness” and (c) the holders of such Indebtedness, or an Other Debt Representative on their behalf, agree in writing to be bound by the ABL Intercreditor Agreement.

“Permitted First Priority Refinancing Notes” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower and/or any Guarantor in the form of one or more series of senior secured notes (whether issued in a public offering, Rule 144A, private placement or otherwise); provided, that (a) such Indebtedness is secured by the Collateral on a pari passu basis with the Liens securing the Obligations and is not secured by any property or assets of the Borrower, any Subsidiary or any other Person other than the Collateral, (b) such Indebtedness meets the criteria set forth in “Credit Agreement Refinancing Indebtedness”, (c) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Loan Documents (with such differences as are reasonably satisfactory to ~~the~~Administrative Agent) and (d) the holders of such Indebtedness, or an Other Debt Representative on their behalf, agree in writing to be bound by an Additional Intercreditor Agreement and the ABL Intercreditor Agreement. Permitted First Priority Refinancing Notes will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Indebtedness” means:

(a) Indebtedness in respect of the Obligations,

(b) Indebtedness under the ABL Documents as in effect on the date hereof or as amended, amended and restated, supplemented or otherwise modified in accordance with Section 6.6, and any Refinancing Indebtedness in respect thereof provided that such Indebtedness or Refinancing Indebtedness is an asset-based revolving credit facility with commercial banks on customary terms and conditions therefor (as determined in good faith by an Authorized Person of the Borrower), with a conforming borrowing base, in an aggregate principal amount for all Indebtedness under this clause (b) at any time outstanding not to exceed the greater of (i)  $~~1,100,000,000~~2,000,000,000 and (ii) the borrowing base then in effect thereunder, subject at all times to the ABL Intercreditor Agreement,

(c) Indebtedness of the Borrower and its Restricted Subsidiaries, if the Fixed Charge Coverage Ratio for the Borrower’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00:1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period and any Refinancing Indebtedness in respect of such Indebtedness,

(d) Indebtedness as of the ~~Closing Date~~Amendment No. 1 Effective Date, and in the case of Indebtedness in a principal amount in excess of $5,000,000, set forth on Schedule 4.14 to this Agreement and any Refinancing Indebtedness in respect of such Indebtedness,

(e) (i) Purchase Money Indebtedness consisting of Capitalized Lease Obligations owing by Alon Refining Krotz Spring, Inc., to Linde Inc., a Delaware corporation, pursuant to that certain Amended and Restated Oxygen Supply Agreement dated as of February 1, 2021, in an aggregate outstanding principal amount not to exceed $10,900,000, (ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, improvement or lease of property, plant or equipment used or useful in the business of the Borrower or its Restricted Subsidiaries, including any Refinancing Indebtedness in respect of such Indebtedness, in an aggregate amount not to exceed the greater of (x)  $~~180,000,000~~305,000,000 and (y)  ~~2.5~~7.5 % of Total Assets of the Borrower at any time outstanding and (iii) Permitted Retail Store Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(f) intercompany Indebtedness owing to and held by the Borrower or any of its Restricted Subsidiaries (and any Refinancing Indebtedness in respect of such Indebtedness); provided, however, that: (i) if the Borrower or any Guarantor is the obligor on such Indebtedness and the obligee is not the Borrower or any Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations under the Loan Documents pursuant to the Intercompany Subordination Agreement; (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Restricted Subsidiary thereof, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (f) and (iii) to the extent such Indebtedness is owing to a Loan Party by a Restricted Subsidiary that is not a Loan Party, such Indebtedness is otherwise a Permitted Investment (other than clause (j) thereof),

(g) the Guarantee (i) by any Loan Party in respect of Permitted Indebtedness of any other Loan Party and (ii) of the Borrower or any Restricted Subsidiary in respect of Permitted Indebtedness of any non-Guarantor Restricted Subsidiary to the extent such Guarantee constitutes a Permitted Investment pursuant to clause (m) of the definition thereof,

(h) Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit,

(i) the Incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, earn-outs, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Borrower or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the Permitted Dispositions (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) or Permitted Investments,

(j) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Loan Party or any of its Subsidiaries in the ordinary course of business, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the policy or fiscal year in which such Indebtedness is incurred,

(k) the Incurrence by the Borrower or any of its Restricted Subsidiaries of (i) Hedging Obligations consisting of transactions for the purchase, sale or exchange of Hydrocarbons of the types used or produced by the Borrower and its Restricted Subsidiaries, and (ii) any other Hedging Obligations provided, that, in the case of clause (ii) such obligations are (or were) not entered into for ~~the purpose of mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by the Borrower and its Restricted Subsidiaries, or changes in the value of securities issued by the Borrower and its Restricted Subsidiaries, and not for~~ purposes of speculation,

(l) unsecured Indebtedness of any Loan Party owing to employees, former employees, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by such Loan Party of the Equity Interests of Borrower that has been issued to such Persons, so long as the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $~~10,000,000~~25,000,000,

(m) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence,

(n) guarantees (including by virtue of acting as a co-obligor in respect of Indebtedness ~~constituting Guarantees of the~~) of Indebtedness of Permitted Joint Ventures ~~and~~or an Unrestricted Subsidiaries, in an aggregate outstanding principal amount not to exceed the greater of (x) $~~180,000,000~~250,000,000 and (y) 2.50% of Total Assets of the Borrower (measured at the time of incurrence),

(o) Indebtedness incurred to finance participation in contango market opportunities with respect to Hydrocarbons not to exceed ~~an aggregate principal amount of $180,000,000~~10.00% of Total Assets of the Borrower (measured at the time of incurrence) at any time outstanding,

(p) Indebtedness in connection with a sale-leaseback transaction otherwise permitted under this Agreement in an aggregate principal amount not to exceed $~~120,000,000~~250,000,000 at any time outstanding,

(q) to the extent constituting Indebtedness, buy-sell arrangements (other than Intermediation Facilities) with respect to Hydrocarbons, Renewable Identification Numbers and biodiesel credits incurred in the ordinary course of business, consistent with past practices and not for speculative purposes,

(r) to the extent constituting Indebtedness, obligations with respect to Intermediation Facilities otherwise permitted under this Agreement, in each case incurred in the ordinary course of business, consistent with past practices and not for speculative purposes,

(s) accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,

(t) Indebtedness of the Borrower in respect of one or more series of senior secured (on a pari passu basis) loans or notes (whether issued in a public offering, under Rule 144A of the Securities Act or in another private placement or otherwise) (and including any bridge financings in lieu of such notes), junior secured or unsecured “mezzanine” loans or notes or senior unsecured or subordinated loans or notes, in each case, pursuant to an indenture, interim agreement, loan agreement, note purchase agreement or otherwise and any extensions, renewals, refinancings and replacements thereof, including in the case of any such notes, any Registered Equivalent Notes (the “Incremental Equivalent Debt”); provided, that (i) such Incremental Equivalent Debt shall be subject to the provisions of Section 2.17(~~d)(i)(A), (d)(i)(B), (d)(iii), (~~e)(i)(A), (e)(i)(B), (e)(i)(C), ~~(e)(i)(E)~~ and (e)(i)(F), mutatis mutandis, (ii) in the case of Incremental Equivalent Debt that is secured on a junior lien basis with the Loans or is unsecured (“Incremental Equivalent Junior Debt”), shall not be subject to scheduled amortization prior to maturity; provided, that the foregoing requirements of this clause (ii) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (ii) and such conversion or exchange is subject only to conditions customary for similar conversions or exchange, (iii) the aggregate outstanding principal amount of all Incremental Equivalent Debt Incurred at any time in accordance with this sub-clause (t), together with the aggregate principal amount of all Incremental Commitments and Incremental Loans Incurred in connection therewith shall not exceed the Incremental Availability Amount at such time (or, if applicable, on the LCA Test Date), (iv) the security agreements, if applicable, relating to such Indebtedness are substantially the same as the Loan Documents (with such differences as are reasonably satisfactory to ~~the~~Administrative Agent), (v) such Indebtedness is not Guaranteed by any Subsidiaries of the Borrower other than the Loan Parties, (vi) if such Incremental Equivalent Debt is secured, such Incremental Equivalent Debt shall be subject to an Additional Intercreditor Agreement and the ABL Intercreditor Agreement, (vii) in the case of Incremental Equivalent Debt in the form of term loans secured on a pari passu basis with the Initial Loans (“Incremental Equivalent First Lien Debt”), be subject to the MFN Protection as if such Indebtedness were an Incremental Loan, (viii) if such Incremental Equivalent Debt is a notes issuance, it shall have no mandatory prepayment or redemption provisions other than customary prepayments for notes offerings required as a result of a “change of control” or asset sales or other prepayment events consistent with market practice at the time of issuance and (ix) if such Incremental Equivalent Debt consists of loans, the terms thereof, to the extent not substantially similar with the terms of the Initial Loans existing on the date of incurrence of such Incremental Equivalent Debt, shall be not substantially more restrictive than the terms of the Loans as determined in good faith by the Borrower (except for covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of such Incremental Equivalent Debt),

(u) Indebtedness incurred in connection with an acquisition, provided, that, on a pro forma basis, after giving effect to the incurrence thereof, (x) the Borrower could Incur at least $1.00 of Indebtedness under clause (c) above ~~or~~, (y) the Fixed Charge Coverage Ratio for the Borrower is ~~higher than~~ no worse than the Fixed Charge Coverage Ratio immediately prior to such transaction and any Refinancing Indebtedness in respect of such Indebtedness~~,~~ or (z) the Net Leverage Ratio for the Borrower is no worse than immediately prior to such transaction and, in each case, any Refinancing Indebtedness in respect of such Indebtedness,

(v) Indebtedness not otherwise permitted under the definition of “Permitted Indebtedness” up to an aggregate principal amount not to exceed the greater of (x)  $~~180,000,000~~300,000,000 and (y)  ~~2.50~~10 % of Total Assets of the Borrower (measured at the time of incurrence)~~,~~ (the “General Debt Basket”), minus any portion of the General Debt Basket reallocated to clause (u) of the definition of “Permitted Investments,

(w) Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case Incurred in the ordinary course of business, and reimbursement obligations in respect of the foregoing,

(x) the Incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness consisting of letters of credit issued in the ordinary course of business or reimbursement obligations in respect thereof; provided that upon the drawing upon such letters of credit, such obligations are reimbursed within 30 days following such drawing,

(y) Indebtedness incurred in connection with ordinary course refurbishments or exchanges of catalysts, including platinum or similar precious metals and related products, necessary or useful for the operation of the Refineries, ~~and~~

(z) letters of credit issued in Canadian Dollars or euros in an aggregate amount at any time outstanding not to exceed the Dollar Equivalent of $10,000,000,

(aa) Indebtedness of any Permitted Joint Ventures, Unrestricted Subsidiaries or non-Guarantor Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $250,000,000 and (y) 5.00% of Total Assets of the Borrower (measured at the time of incurrence),

(bb) without duplication of any amounts permitted to be incurred pursuant to clause (i) above, unsecured Indebtedness owing to sellers of assets or Equity Interests to a Loan Party that is incurred by the applicable Loan Party in connection with the consummation of one or more Acquisitions so long as (i) the aggregate principal amount for all such unsecured Indebtedness does not exceed $75,000,000 at any one time outstanding, (ii) is subordinated to the Obligations on terms and conditions and pursuant to documentation reasonably acceptable to Administrative Agent, and (iii) is otherwise on terms and conditions (including all economic terms and the absence of covenants) reasonably acceptable to Administrative Agent,

(cc) Permitted Subordinated Debt in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $250,000,000 and (y) 2.50% of Total Assets of the Borrower (measured at the time of incurrence), subject to no Event of Default shall have occurred and be continuing at the time of the incurrence of such Indebtedness,

(dd) Acquired Indebtedness in an amount not to exceed $100,000,000 outstanding at any one time,

(ee) ~~(z)~~ Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Permitted Unsecured Refinancing Debt and any Refinancing Indebtedness of any of the foregoing~~.~~, and

(ff) to the extent (if any) constituting Indebtedness, customary credit support, capital contribution requirements and/or indemnities in respect of tax credit monetization transactions (including monetization of “45Q” or other similar tax credits via tax equity partnership flip transactions, tax credit transfers, preferred equity monetizations or otherwise).

The Borrower will not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Borrower unless it is subordinate in right of payment to the Loans to the same extent. The Borrower will not permit any Guarantor to Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Guarantee of the Loans to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Borrower or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into any intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Notwithstanding the foregoing or anything to the contrary herein, all Indebtedness incurred under the Loan Documents will be deemed to have been incurred in reliance only on clause (a) above, all Indebtedness incurred under the ABL Documents will be deemed to have been incurred in reliance only on clause (b) above, and all Indebtedness in respect of Hedging Obligations will be deemed to have been incurred in reliance only on clause (k) above. For purposes of determining compliance with Section 6.1, except with respect to clauses (b) and (k) above, in the event that any proposed Indebtedness meets the criteria of more than one of the categories described in clauses (d) through (z) above, or is entitled to be Incurred pursuant to clause (c) above, the Borrower will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this definition and Section 6.1. In addition, except with respect to clauses (b) and (k) above, any Indebtedness originally classified as Incurred pursuant to clauses (d) through (z) above may later be reclassified by the Borrower such that it will be deemed as having been incurred pursuant to another of such clauses or pursuant to clause (c) above to the extent that such reclassified Indebtedness could be Incurred pursuant to such new clause at the time of such reclassification. Notwithstanding the foregoing or anything to the contrary herein, the maximum amount of Indebtedness that may be Incurred pursuant to Section 6.1 will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

“Permitted Intercompany Advances” means:

(a) loans made, dividends or distributions paid, or Investments made, by a Loan Party (i) to or for the benefit of another Loan Party, or (ii) to or for the benefit of a non- Loan Party to the extent, in the case of this clause (ii), constituting a Permitted Investment pursuant to clause (m) of such definition,

(b) loans made, dividends or distributions paid, or Investments made, by a non-Loan Party to or for the benefit of another non-Loan Party, and

(c) loans made, dividends or distributions paid, or Investments made, by a non-Loan Party to or for the benefit of a Loan Party, so long as, (i) in the case of a loan, the parties thereto are party to the Intercompany Subordination Agreement or another subordination agreement in form and substance satisfactory to Administrative Agent, and (ii) in the case of dividends or distributions or Investments, no amounts in respect thereof are repaid or required to be repaid by a Loan Party prior to the payment in full of all Obligations hereunder and the termination of this Agreement in accordance with its terms, but in the case of this clause (ii), without limitation upon the rights of the Loan Parties under Section 6.7 (other than references to Permitted Intercompany Advance).

“Permitted Intercompany Advances” shall not include any cash dividends or distributions made pursuant to Section 6.7(vi) or (vii).

“Permitted Investments” means:

(a) Investments in the Borrower or in a Guarantor;

(b) Investments in any non-Guarantor Restricted Subsidiary made by another non-Guarantor Restricted Subsidiary;

(c) Investments existing on the Closing Date;

(d) Investments in cash and Cash Equivalents;

(e) any Investment by the Borrower or any Restricted Subsidiary in a Person, if as a result of such Investment:

(i) such Person becomes a Guarantor or an Immaterial Subsidiary; or

(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Guarantor;

(f) any Investment made as a result of the receipt of non-cash consideration from a Disposition that was made pursuant to and in compliance with, or in connection with a Disposition of assets permitted under Section 6.4 (other than clause (j) of the definition of “Permitted Disposition”);

(g) Bank Product Obligations and Hedging Obligations that are otherwise permitted under this Agreement;

(h) stock, obligations or securities received in satisfaction of claims or judgments, in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person;

(i) Investments made in exchange for Equity Interests (other than Disqualified Equity Interests) of the Borrower;

(j) advances or other loans to customers or suppliers in the ordinary course of business and endorsements for collection or deposit arising in the ordinary course of business;

(k) commission, payroll, travel and similar advances to officers and employees of the Borrower or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(l) any Guarantee permitted to be Incurred under Section 6.1;

(m) Investments in non-Guarantor Restricted Subsidiaries~~,~~ and Unrestricted Subsidiaries ~~and Permitted Joint Ventures, taken together, up to~~, in an aggregate amount not to exceed the greater of (x) $~~180,000,000~~250,000,000 and (y) 2.50% of Total Assets~~,~~ of the Borrower at the time of Investment (net of, with respect to the Investment in any particular Person, the cash return thereon received after the ~~Closing~~Amendment No. 1 Effective Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization, not to exceed the amount of Investments in such Person made after the ~~Closing~~Amendment No. 1 Effective Date in reliance on this clause) in any twelve (12) month period from and after the Amendment No. 1 Effective Date; provided that if any Investment pursuant to this clause is made in any Person that is not a Restricted Subsidiary of the Borrower and a Guarantor on the date of making such Investment and such Person becomes a Restricted Subsidiary of the Borrower and a Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause for so long as such Person continues to be a Restricted Subsidiary and a Guarantor,

(n) cash or non-cash Investments in the MLP in an aggregate amount not to exceed ~~an amount equal to 5.0% of Total Assets at the time of Investment~~(x) $200,000,000 plus (y) additional unlimited Investments so long as, immediately before and after such Investment, the pro forma Net Leverage Ratio of the Borrower (after giving effect to all appropriate pro forma adjustment events) does not exceed 1.25 to 1.00 (net of, with respect to the Investment in the MLP, the cash return thereon received after the ~~Closing~~Amendment No. 1 Effective Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization, not to exceed the amount of Investments in such Person made after the ~~Closing~~Amendment No. 1 Effective Date in reliance on this clause) in any twelve (12) month period from and after the Amendment No. 1 Effective Date;

(o) Investments constituting Permitted MLP Securities obtained (x) as consideration from any Permitted Disposition to MLP Subsidiaries or (y) in connection with cash contributions made to or investments in MLP Subsidiaries ~~of up to an aggregate amount not to exceed an amount equal to 10.0% of Total Assets, at the time of Investment, solely for the purpose of the acquisition of Midstream Assets by such MLP Subsidiaries;~~, in each case, so long as, immediately before and after such Investment, the pro forma Net Leverage Ratio of the Borrower (after giving effect to all appropriate pro forma adjustment events) does not exceed 1.25 to 1.00;

(p) equity Investments by any Loan Party in any Restricted Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by Applicable Law; ~~and~~

(q) Investments in any Permitted Joint Ventures or any Material Joint Venture Project in an aggregate amount not to exceed (x) $200,000,000 plus (y) additional unlimited Investments so long as, immediately before and after such Investment, the pro forma Net Leverage Ratio of the Borrower (after giving effect to all appropriate pro forma adjustment events) does not exceed 1.25 to 1.00 in any twelve (12) month period from and after the Amendment No. 1 Effective Date;

(r) Investments in Similar Businesses, in an aggregate amount not to exceed (x) $200,000,000 plus (y) additional unlimited Investments so long as, immediately before and after such Investment, the pro forma Net Leverage Ratio of the Borrower (after giving effect to all appropriate pro forma adjustment events) does not exceed 1.75 to 1.00 in any twelve (12) month period from and after the Amendment No. 1 Effective Date;

(s) other Investments not to exceed an amount equal to the Available Amount;

(t) other Investments so long as, immediately before and after such Investment, the pro forma Net Leverage Ratio of the Borrower (after giving effect to all appropriate pro forma adjustment events) does not exceed 1.50 to 1.00;

(u) ~~(q)~~ Investments not otherwise permitted above up to an aggregate amount at any one time outstanding not to exceed (A) the greater of (x)  $~~240,000,000~~300,000,000 and (y) 3.25% of Total Assets ~~(net of, with respect to the Investment in any particular Person, the cash return thereon received after the Closing Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization, not to exceed the amount of Investments in such Person made after the Closing Date in reliance on this clause); provided that if any Investment pursuant to this clause is made in any Person that is not a Restricted Subsidiary of the Borrower and a Guarantor on the date of making such Investment and such Person becomes a Restricted Subsidiary of the Borrower and a Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause for so long as such Person continues to be a Restricted Subsidiary and a Guarantor;~~of the Borrower (as determined at the time of incurrence) plus (B) any unused portion of the General Debt Basket plus (C) any unused portion of the General RP Basket; and

(v) to the extent (if any) constituting Investments, customary credit support, capital contribution requirements and/or indemnities in respect of tax credit monetization transactions (including monetization of “45Q” or other similar tax credits via tax equity partnership flip transactions, tax credit transfers, preferred equity monetizations or otherwise).

provided, that Permitted Investments shall not include any Investments with a Refinery (other than any Specified Asset or Excluded Refinery) in or to any MLP Subsidiary or any Person (other than a Loan Party or a Restricted Subsidiary).

Notwithstanding the foregoing, all Investments in the form of loans (A) among the Borrower and its Restricted Subsidiaries or (B) by any holder of Equity Interests in the Borrower or any of its Restricted Subsidiaries in the Borrower or any of its Subsidiaries shall in each case be subordinated to the Obligations on terms reasonably satisfactory to ~~the~~Administrative Agent and each party to any such loan shall become a party to an intercreditor agreement or other agreement reasonably satisfactory to ~~the~~Administrative Agent, in each case, to the extent required under clause (f) of the definition of “Permitted Indebtedness”.

“Permitted Joint Venture” means any Person (other than a Restricted Subsidiary) in which the Borrower owns (including ownership through its Restricted Subsidiaries) Equity Interests representing less than 100% of the total outstanding Equity Interests of such Person; provided, that such Person is engaged only in the businesses that are permitted for the Borrower and its Restricted Subsidiaries pursuant to Section 6.5.

“Permitted Joint Venture Investment” means any Permitted Investment in a Permitted Joint Venture.

“Permitted Liens” means:

(a) Liens granted to, or for the benefit of, Collateral Agent to secure the Obligations,

(b) Liens securing Indebtedness incurred under clause (b) of the definition of “Permitted Indebtedness” so long as subject to the ABL Intercreditor Agreement,

(c) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Borrower or any Restricted Subsidiary of the Borrower; provided, that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or the Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property acquired thereafter of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition and securing the obligations to which the original Liens relate),

(d) Liens on property existing at the time of acquisition thereof by the Borrower or any Restricted Subsidiary of the Borrower; provided, that such Liens were not created in contemplation of such acquisition and do not extend to any property other than the property so acquired by the Borrower or the Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property acquired thereafter of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition and securing the obligations to which the original Liens relate),

(e) Liens for unpaid Taxes that either (i) are not yet delinquent, or (ii) ~~the underlying Taxes are the subject of Permitted Protests,~~are contested in good faith and a reserve with respect to such obligations is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as required by GAAP,

(f) ~~judgment Liens arising solely as a result of the existence of judgments, orders, requirements to pay issued by a Canadian Governmental Authority or awards that do not constitute an Event of Default under Section 7.3 of this Agreement and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made,~~[Reserved],

(g) Liens set forth on Schedule C-1 to this Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule C-1 to this Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

(h) the interests of lessors under operating leases and licensors under license agreements,

(i) (i) Liens securing Indebtedness permitted to be incurred pursuant to clause (e)(ii) of the definition of “Permitted Indebtedness”; provided, that any such Lien (x) covers only the assets acquired, constructed, installed or improved with such Indebtedness and related contracts, intangibles, and other assets that are incidental thereto (including improvements, accessions thereto and replacements thereof and proceeds and products thereto) and (y) is created within 365 days of such acquisition, construction, installation or improvement and (ii) Liens securing Permitted Retail Store Purchase Money Indebtedness; provided, that, any such Liens (x) apply only to the assets acquired or constructed with such Indebtedness and related contracts, intangibles, and other assets that are incidental thereto (including improvements, accessions thereto and replacements thereof and proceeds and products thereto) and customarily included in a real estate mortgage, and (y) are created within 365 days of such acquisition or construction,

(j) Liens on cash and Cash Equivalents securing Indebtedness permitted to be incurred pursuant to clause (k) of the definition of “Permitted Indebtedness”,

(k) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, or other similar Liens, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, which are not overdue for a period of more than thirty (30) days, or (ii) are the subject of Permitted Protests,

(l) Liens on amounts deposited in the ordinary course of business to secure the Borrower’s and its Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance or to secure public or statutory obligations,

(m) Liens on amounts deposited to secure the Borrower’s and its Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, letters of credit (or reimbursement obligations in respect thereof) or other similar obligations arising in the ordinary course of business,

(n) Liens on amounts deposited to secure the Borrower’s and its Subsidiaries’ reimbursement obligations with respect to surety, performance, release, appeal or similar bonds obtained in the ordinary course of business,

(o) with respect to any Real Property, survey exceptions, defects in title, encumbrances, easements, encroachments, rights of way, zoning restrictions and other restrictions that do not materially interfere with or impair the value, use or operation thereof,

(p) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(q) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness or under written agreements pursuant to which the original Liens arose, could have secured the original Indebtedness (plus improvements, accessions and replacements to such property or proceeds and products thereof),

(r) rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,

(s) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(t) Liens solely on any cash earnest money deposits made by a Loan Party or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to an Acquisition,

(u) Liens securing Intermediation Facilities otherwise permitted by this Agreement, so long as such Liens solely extend to Intermediation Collateral,

(v) Liens securing Incremental Equivalent Debt; provided, that the Other Debt Representative of the holders of each such Indebtedness becomes party to an Additional Intercreditor Agreement and the ABL Intercreditor Agreement,

(w) Liens on the Collateral securing obligations in respect of Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt (and any Refinancing Indebtedness of any of the foregoing); provided, that the Other Debt Representative of the holders of each such Indebtedness becomes party, in the event that it is not already a party, to the ABL Intercreditor Agreement and, with respect to Permitted Second Priority Refinancing Debt (and any Refinancing Indebtedness thereof), an Additional Intercreditor Agreement,

(x) Liens in favor of the Borrower or any Guarantor,

(y) Liens not on Term Priority Collateral securing Indebtedness permitted to be incurred pursuant to clause (o) of the definition of “Permitted Indebtedness”, and any Guarantees of such Indebtedness,

(z) other Liens securing Indebtedness ~~permitted to be incurred pursuant to clause (v) of the definition of “Permitted Indebtedness”, and any Guarantees of such Indebtedness; provided, such Liens may rank pari passu with the Liens on the Collateral so long as they do not secure Indebtedness~~ in an aggregate principal amount outstanding ~~in excess of $180,000,000, and otherwise, such Liens shall rank junior to the Liens on the Collateral securing the Obligations and the Other Debt Representative of the holders of each such Indebtedness shall become party, in the event that it is not already a party, to an Additional Intercreditor Agreement and the ABL Intercreditor Agreement,~~not to exceed $300,000,000 (measured at the time of incurrence),

(aa) Liens on the Equity Interests of Unrestricted Subsidiaries or Permitted Joint Ventures,

(bb) Liens on, related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof,

(cc) Liens on pipeline or pipeline facilities which arise out of operation of law,

(dd) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases, and Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other agreements which are customary in any business in which the Borrower and its Restricted Subsidiaries are permitted to engage in pursuant to this Agreement,

(ee) Liens arising from precautionary UCC ~~or PPSA~~ financing statements regarding operating leases or consignments and “protective” Liens granted in connection with sales permitted hereunder (including sale-leaseback transactions permitted hereunder) that are intended to be “true sales”, or bailment, storage or similar arrangements in which a counterparty holds title to the assets that are the subject of such transaction, including liens granted by the Borrower or a Restricted Subsidiary to the counterparty in Intermediation Facilities, which Liens are intended to protect such counterparty in the event that such transaction is recharacterized as a secured financing and attach only to the assets that are subject of such transaction,

(ff) Liens of franchisors in the ordinary course of business not securing Indebtedness,

(gg) Liens incurred in the ordinary course of business not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Borrower and its Restricted Subsidiaries,

(hh) Liens on the assets of any non-Guarantor Restricted Subsidiary securing Indebtedness or other obligations of such Subsidiaries that were permitted by the terms of this Agreement to be incurred,

(ii) Liens on metals and the right to receive metals arising out of a sale-leaseback of a catalyst necessary or useful for the operation of refinery assets of the Borrower and its Restricted Subsidiaries, securing obligations of the Borrower or a Restricted Subsidiary in respect of such sale-leaseback transaction, provided, that, such Liens do not encumber any assets other than the catalyst and the related metals and proceeds of the foregoing; provided, further, that such sale-leaseback of a catalyst shall be entered into in the ordinary course of business, consistent with past practices and not for speculative purposes,

(jj) Liens of any Governmental Authority on any trust account established for the benefit of an environmental agency or department to the extent required under Applicable Law,

(kk) Liens incurred in connection with ordinary course refurbishments or exchanges of catalysts, including platinum or similar precious metals and related products, necessary or useful for the operation of the Refineries,

(ll) statutory Liens securing First Purchaser Crude Payables arising in the ordinary course of business which are not overdue, and

(mm) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

Notwithstanding the foregoing, all Liens incurred under the Loan Documents will be deemed to have been incurred in reliance only on clause (a) above, and all Liens incurred under the ABL Documents will be deemed to have been incurred in reliance only on clause (b).

“Permitted MLP Securities” means equity securities (including incentive distribution rights) of a master limited partnership (or limited liability company or similar business entity with pass-through treatment for U.S. Federal income Tax purposes) that is an MLP Subsidiary and has a class of equity securities traded on the New York Stock Exchange, the NYSE AMEX Equities or the Nasdaq Stock Market (or any successor thereof).

“Permitted Protest” means the right of any Loan Party or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), ~~Taxes,~~ or rental payment; provided, that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as is required under GAAP and (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Subsidiary, as applicable, in good faith.

“Permitted Retail Store Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of acquisition or construction of retail stores to be operated by the Borrower or a Restricted Subsidiary, in an aggregate amount not to exceed the greater of (x) $100,000,000 and (y) one and one-half percent (1.5%) of Total Assets of the Borrower at any time outstanding.

“Permitted Second Priority Refinancing Debt” means secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided, that (a) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and the obligations in respect of any other Permitted First Priority Refinancing Debt and is not secured by any property or assets of the Borrower, any Subsidiary or any other Person other than the Collateral, (b) such Indebtedness meets the criteria set forth in “Credit Agreement Refinancing Indebtedness”, (c) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Loan Documents (with such differences as are reasonably satisfactory to ~~the~~Administrative Agent) and (d) the holders of such Indebtedness, or an Other Debt Representative on their behalf, agree in writing to be bound by an Additional Intercreditor Agreement and the ABL Intercreditor Agreement. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Subordinated Indebtedness” means any Indebtedness of Loan Party or any Restricted Subsidiary in the form of unsecured or secured loans; provided that in any event, (i) no such Indebtedness shall have a final maturity prior to the date occurring ninety (90) days following the Latest Maturity Date determined as of the date such Indebtedness became permitted hereunder and (ii) (a) in the case of secured Indebtedness, that is secured by some or all of the assets comprising Collateral such Indebtedness must be secured on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Loan Parties and (b) such Indebtedness shall be subordinated to the Obligations pursuant to intercreditor or subordination terms and documentation reasonably satisfactory to the Agent.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any Registered Equivalent Notes issued in exchange therefor) incurred by the Borrower in the form of one or more series of senior unsecured notes or loans; provided, that (a) such Indebtedness meets the criteria set forth in “Credit Agreement Refinancing Indebtedness” and (b) such Indebtedness is not secured by a Lien on any property or assets of the Borrower or any Restricted Subsidiary.

“Person” means natural persons, corporations, limited liability companies, unlimited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Platform” has the meaning specified therefor in Section 16.9(c) of this Agreement.

~~“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect; provided, that, if attachment, perfection or priority of Agent’s Lien on any Collateral are governed by the personal property security laws of any jurisdiction in Canada other than the laws of the Province of Ontario, “PPSA” means those personal property security laws (including the CCQ) in such other jurisdiction in Canada for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.~~

“Prime Rate” has the meaning specified therefor in the definition of “Base Rate”.

“Projections” means Borrower’s forecasted (a) consolidated balance sheets, (b) consolidated profit and loss statements, and (c) consolidated cash flow statements, all prepared on a basis consistent with Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Forma Cost Savings” means an amount equal to the amount of cost savings, operating expense reductions, operating improvements and acquisition synergies (excluding revenue synergies), in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by Borrowers (or any successors thereto) or any Restricted Subsidiary within 24 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of EBITDA from such action; provided that (a) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable and reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Borrower (or any successor thereto)) and are reasonably anticipated to be realized within 24 months after the date of the relevant action or event and (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or EBITDA, whether through a pro forma adjustment or otherwise, for such period; and (ii) the aggregate amount added in respect of the foregoing proviso (or otherwise added to Consolidated Net Income or EBITDA) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 24 months of the action or event giving rise to such cost savings, operating expense reductions, operating improvements and synergies.

“Pro Rata Share” means, as of any date of determination:

(a) with respect to a Lender’s obligation to make a Loan, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Loan, and with respect to all other computations and other matters related to the Commitments or the Loan, the percentage obtained by dividing (i) the Loan Exposure of such Lender, by (ii) the aggregate Loan Exposure of all Lenders, and

(b) with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 14.7 of this Agreement), the percentage obtained by dividing (i) the Loan Exposure of such Lender, by (ii) the aggregate Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 12.1.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified therefor in Section 16.9(c) of this Agreement.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within three hundred and sixty-five (365) days after, the acquisition or construction of any fixed assets for the purpose of financing all or any part of the acquisition or construction cost thereof.

“Qualified Equity Interests” means and refers to any Equity Interests issued by the Borrower (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Real Property” means any estates or interests in real property now owned or leased or hereafter acquired or leased by any Loan Party or one of its Restricted Subsidiaries and the improvements thereto.

“Real Property Collateral” means (a) the Real Property identified on Schedule D-1 to this Agreement, and (b) any Real Property hereafter acquired by any Loan Party or one of its Subsidiaries other than Excluded Real Property.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Reference Period” has the meaning specified therefor in the definition of EBITDA.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any Refinancing Loans incurred pursuant thereto, in accordance with Section 2.18.

“Refinancing Commitments” means one or more Classes of Commitments hereunder that are established to fund Refinancing Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Indebtedness” means any Indebtedness of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, substitute for or refund other Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that:

(a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon, accrued and unpaid interest on account thereof and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b) such refinancings, renewals, or extensions has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded,

(c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Loans, such Refinancing Indebtedness is subordinated in right of payment to the Loans, on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded~~;~~,

(d) such Indebtedness is Incurred by either (i) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (ii) the Borrower or a Guarantor~~;~~,

(e) such Indebtedness is not secured by any collateral that was not pledged to secure the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded and if the Indebtedness being refinanced was (or was required to be) subject to an Additional Intercreditor Agreement and the ABL Intercreditor Agreement, the holders of such Refinancing Indebtedness (if such Indebtedness is secured) or an Other Debt Representative on their behalf, shall become party to such Additional Intercreditor Agreement and the ABL Intercreditor Agreement, in each case providing for the same (or lesser) lien priority~~;~~,

(f) such Indebtedness is not Guaranteed by any Restricted Subsidiaries that did not Guarantee the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded~~;~~, and

(g) the material terms (other than pricing and yield and optional prepayment or redemption provisions) of such Refinancing Indebtedness or of any agreement entered into or of any instrument issued in connection therewith are not, in the aggregate, less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (except for covenants and other provisions applicable only to periods after the Latest Maturity Date).

“Refinancing Loans” means one or more Classes of Loans hereunder that result from a Refinancing Amendment.

“Refinancing Series” means all Refinancing Loans or Refinancing Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Loans or Refinancing Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In Yield and, in the case of Refinancing Loans or Refinancing Commitments, amortization schedule.

“Refineries” means, collectively, (a) the Big Spring Refinery, (b) the Krotz Springs Refinery, (c) the El Dorado Refinery, (d) the Tyler Refinery and (e) each other refinery acquired or constructed by the Borrower or a Restricted Subsidiary of the Borrower after the Closing Date.

“Refinery Leasehold Interest” means any leasehold interest in any real property integral to any refining process or comprising a material integral part of a Refinery (other than a Specified Asset or an Excluded Refinery).

“Register” has the meaning specified therefor in Section 12.1(h) of this Agreement.

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act of 1933 or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Registered Loan” has the meaning specified therefor in Section 12.1(h) of this Agreement.

“Related Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing in, into, or through the indoor or outdoor environment.

“Reliant Revolver” means that certain revolving loan facility of up to $50,000,000, made available by Reliant Bank to Borrower, pursuant to, among other things, that certain Loan Agreement dated as of March 28, 2008, by, among others, Reliant Bank and Borrower, as amended prior to the Closing Date.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address a Release of Hazardous Materials in the indoor or outdoor environment (excluding routine monitoring or sampling of permitted Releases), (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health, safety, or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Renewable Identification Number” means a thirty-eight (38) character numeric code that is generated by the producer or importer of renewable fuel representing gallons of renewable fuel produced/imported and assigned to batches of renewable fuel that are transferred to others such that a change of ownership is effected, or any similar successor instrument thereof.

“Replacement Lender” has the meaning specified therefor in Section 2.16(b) of this Agreement.

~~“Replacement Rate” has the meaning specified therefor in Section 2.12(c) of this Agreement.~~

“Required Lenders” means, at any time, Lenders having or holding more than fifty percent (50%) of the aggregate Loan Exposure of all Lenders; provided, that (i) the Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, and (ii) at any time there are two (2) or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include at least two (2) Lenders (who are not Affiliates of one another).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning specified in Section 6.7.

“Restricted Subsidiary” means each direct and indirect Subsidiary of the Borrower that is not an Unrestricted Subsidiary or an MLP Subsidiary.

~~“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC or any Canadian Governmental Authority.~~

“Revaluation Date” means with respect to any Obligations denominated in Canadian Dollars or euros, each date as Administrative Agent shall determine unless otherwise prescribed in this Agreement or any other Loan Documents.

“Sanctioned Person” means any Person, at any time ~~(a) any Person named on the list of~~ , that is the subject or target of any Sanctions, including any Person (a) named in any Sanctions-related list, including the OFAC list of “Specially Designated Nationals and Blocked Persons ~~maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Canadian or other Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating~~,” (b) located, organized, or resident in a ~~Sanctioned Entity~~sanctioned jurisdiction, or (~~d~~c) any Person directly or indirectly owned or (where relevant under applicable Sanctions) controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (~~c~~b) above.

“Sanctions” means individually and collectively, respectively, any and all economic ~~sanctions, trade sanctions,~~or financial sanctions~~, sectoral sanctions, secondary sanctions,~~ or trade embargoes ~~anti-terrorism laws and other sanctions laws, regulations or embargoes, including those~~ imposed, administered, or enforced from time to time by: (a) the United States ~~of America,~~ (including those administered by ~~OFAC,~~ the U.S. Department of State, ~~the U.S. Department of Commerce, or through any existing or future executive order~~and OFAC), (b) the United Nations Security Council, (c) the European Union or any ~~European Union~~ member state thereof, (d) ~~His Majesty’s Treasury of~~ the United Kingdom~~, (e) any Canadian Governmental Authority~~ (including His Majesty’s Treasury), (e) Canada, or (f) any other Governmental Authority with jurisdiction over any ~~member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates~~party to this Agreement.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Secured Net Indebtedness” means any Consolidated Total Net Indebtedness of any Loan Party secured by a Lien (other than any property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby so long as prepayment of such Indebtedness is not prohibited).

“Secured Net Leverage Ratio” means, at any date, the ratio of (a) Secured Net Indebtedness to (b) EBITDA for the four fiscal quarters ended immediately prior to such date for which internal financial statements are available.

“Secured Parties” means the Administrative Agent, Collateral Agent, the Lenders, the Bank Product Providers, the Joint Lead Arrangers, the Amendment No. 1 Arrangers, the Senior Co-Managers and the other agents party to this Agreement.

“Securities Account” means a securities account (as that term is defined in the UCC ~~or, to the extent applicable, the PPSA~~).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Document” means ~~any~~the Guaranty and Security Agreement, any Control Agreement, any ~~US~~ Copyright Security Agreement, any ~~Canadian Copyright Security Agreement, any US~~ Patent Security Agreement, any ~~Canadian Patent Security Agreement, any US Trademark Security Agreement, any Canadian~~ Trademark Security Agreement, any Mortgage, any Hypothec and any other security agreement or other instrument or document entered into, now or in the future, by any Loan Party or any Restricted Subsidiary in connection with any of the foregoing or Section 5.11, 5.12 or 5.13.

“Senior Co-Managers”~~has the respective meaning specified therefor in the preamble to this Agreement.~~means the Amendment No. 1 Co-Managers (as defined in Amendment No. 1) and each other entity that was a “Senior Co-Manager” in the Existing Credit Agreement prior to the Amendment No. 1 Effective Date.

“Similar Business” shall mean the Business and any other activities permitted by Section 6.5.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 2.5.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under Debtor Relief Laws or other Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Assets” means (a) asphalt terminals owned as of March 30, 2018, (b) the Krotz Springs wholesale marketing business, and (c) the Krotz Springs Refinery logistics assets, in each case of this clause (c), described on Schedule E-1.

“Specified Event of Default” means any Event of Default described in any of Sections 7.1 (other than with respect to principal), 7.4, or 7.5~~, 7.6 or 7.11~~.

“Specified Representations” means the representations and warranties contained in Sections 4.1(a), 4.2, 4.3, 4.4, 4.9, 4.13, 4.16 and 4.18 hereof.

“Spot Rate” means, for a currency, the rate determined by Administrative Agent to be the rate quoted by Administrative Agent acting in such capacity as the spot rate for the purchase by Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided, that, Administrative Agent may obtain such spot rate from another financial institution designated by Administrative Agent if Administrative Agent acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Subordinated Indebtedness” means any unsecured Indebtedness of a Loan Party or its Restricted Subsidiaries incurred from time to time that is expressly subordinated to the Obligations and (a) that is only guaranteed by the Guarantors, (b) that is not subject to scheduled amortization, redemption, sinking fund or similar payment and does not have a final maturity, in each case, on or before the date that is six months after the Maturity Date, (c) that does not include any financial covenants or any covenant or agreement that is more restrictive or onerous on any Loan Party in any material respect than any comparable covenant in this Agreement and is otherwise on terms and conditions reasonably acceptable to Administrative Agent, (d) shall be limited to cross-payment default and cross-acceleration to designated “senior debt” (including the Obligations), and (e) the terms and conditions of the subordination are reasonably acceptable to Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, unlimited liability company or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market values for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

~~“Tax Act” means the Income Tax Act (Canada).~~

“Tax Lender” has the meaning specified therefor in Section 2.16(b) of this Agreement.

“Taxes” means any taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments or other charges in the nature of a tax now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

“Term Priority Collateral” has the meaning specified therefor in the ABL Intercreditor Agreement.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

~~“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a SOFR Loan, a percentage equal to 0.10% per annum.~~

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means each loan outstanding under this Agreement that bears interest at a rate determined by reference to Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Assets” means (a) in the case of the Borrower, the total consolidated assets of the Borrower and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Borrower provided to the Administrative Agent pursuant to Section 3.1 or Section 5.1 and (b) in the case of any Person or Persons, the total combined or consolidated assets of such Person or Persons, as of the end of the most recent fiscal quarter, in each case calculated in accordance with GAAP and determined on a pro forma basis to give effect to any acquisition or disposition of assets made after such balance sheet date and on or prior to the date of determination.

“Trademark Security Agreement” has the meaning given to the term “Trademark Security Agreement” in the Guaranty and Security Agreement.

“Transformative Acquisition” means any merger, amalgamation, acquisition or material investment, in any such case by Borrower and its Restricted Subsidiaries that either (a) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by Borrower acting in good faith.

“Tyler Refinery” means the crude oil refinery (other than any Midstream Assets) owned by Delek Refining, Ltd., a Texas limited partnership, and located at or near Tyler, Texas.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.2, 2.4, 2.5 and 2.6, in each case, such day is also a Business Day.

“U.S. Tax Compliance Certificate” has the meaning specified therefor in Section 2.15(g) of this Agreement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” means the United States of America.

“Unrestricted Cash” shall mean, as of any date of determination, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries that are Domestic Subsidiaries ~~or are Canadian Loan Parties~~, which is not “restricted” for purposes of GAAP; provided, however, that the aggregate amount of Unrestricted Cash shall not (i) include any cash or Cash Equivalents that are subject to a Lien (other than any Lien in favor of the ABL Agent and ~~the~~Collateral Agent or a Lien permitted under clause (r) of the definition of “Permitted Lien”) or (ii) include any cash or Cash Equivalents that are restricted by contract, law or material adverse Tax consequences from being applied to repay any Funded Indebtedness.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower (other than any MLP Subsidiary) that is designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to a board resolution in compliance with conditions set forth below, and any Subsidiary of such Subsidiary. Notwithstanding the provisions set forth above with respect to “Unrestricted Subsidiaries”, the Borrower shall not designate any Subsidiary as an Unrestricted Subsidiary, to the extent that such Subsidiary (x) directly or indirectly owns a Refinery (other than Specified Assets or Excluded Refineries), (y) is not an “Unrestricted Subsidiary” for purposes of the ABL Documents or (z) is an MLP Subsidiary. As of the Closing Date, Delek Permian Pipeline Holdings, LLC, a Delaware limited liability company, DK New Energies, LLC, a Delaware limited liability company and Delek Permian Pipeline Finance, LLC, a Delaware limited liability company, are Unrestricted Subsidiaries. As of the Amendment No. 1 Effective Date, DK New Energies, LLC and its Subsidiaries, are Unrestricted Subsidiaries.

~~“US Guaranty and Security Agreement” means that certain amended and restated guaranty and security agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the Loan Parties to Agent.~~

~~“US Copyright Security Agreement” has the meaning given to the term “Copyright Security Agreement” in the US Guaranty and Security Agreement.~~

~~“US Patent Security Agreement” has the meaning given to the term “Patent Security Agreement” in the US Guaranty and Security Agreement.~~

~~“US Trademark Security Agreement” has the meaning given to the term “Trademark Security Agreement” in the US Guaranty and Security Agreement.~~

“Voidable Transfer” has the meaning specified therefor in Section 16.8 of this Agreement.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years calculated to the nearest one-twelfth that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” has the meaning specified therefor in the preamble to this Agreement.

“Withholding Agent” means any Loan Party and ~~the~~Administrative Agent.

“Working Capital” means, for the Borrower and its Restricted Subsidiaries on a consolidated basis and calculated in accordance with GAAP, as of any date of determination, the excess of (a) current assets (other than cash and cash equivalents and Taxes and deferred Taxes) over (b) current liabilities, excluding, without duplication, (i) the current portion of any long-term Indebtedness, (ii) the current portion of current Taxes and deferred income Taxes and (iii) the current portion of accrued interest expense (including interest expenses attributable to Capitalized Lease Obligations and all net payment obligations pursuant to interest rate Hedge Agreements) for such period.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Borrower notifies Administrative Agent that Borrower ~~request~~requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Administrative Agent and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrower after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean the Borrower and its Restricted Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit. Notwithstanding any changes in GAAP or application of GAAP after March 30, 2018, any lease of the Borrower or their Subsidiaries that would be characterized as an operating lease under GAAP in effect on March 30, 2018, or as applied on March 30, 2018 (whether such lease is entered into before or after March 30, 2018) shall not constitute a Capital Lease under this Agreement or any other Loan Document as a result of such changes in GAAP or application thereof unless otherwise agreed to in writing by the Borrower and Required Lenders.

1.3 UCC ~~and PPSA~~ . Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided, that ~~(a)~~ to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern ~~and (b) to the extent applicable, any such terms used in this Agreement that are defined in the PPSA shall have the meanings ascribed to such terms in the PPSA when used in relation to Collateral subject to the PPSA~~.

1.4. Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference to “province” or like terms in the Loan Documents shall be construed to include “territory” and like terms. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) in the case of obligations with respect to Bank Products (other than Hedging Obligations), providing Bank Product Collateralization, (c) the receipt by Administrative Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Administrative Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Administrative Agent reasonably determines is appropriate to secure such contingent Obligations, (~~c~~d) the payment or repayment in full in immediately available funds of all other outstanding Obligations ~~other than~~ (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations ~~and (d)~~, (ii) any Bank Product Obligations (other than Hedging Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedging Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (e) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record. This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Administrative Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed against Administrative Agent or Lenders merely because of Administrative Agent’s or any Lender’s involvement in their preparation. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.5. Time References . Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that with respect to a computation of fees or interest payable to Administrative Agent or any Lender, such period shall in any event consist of at least one full day.

1.6. Schedules and Exhibits . All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.7. Rates . ~~The~~Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.12(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. ~~The~~Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. ~~The~~Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference

Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.8. Cashless Rollovers . Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Credit Agreement Refinancing Indebtedness, Loans in connection with any Extended Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

1.9. Limited Condition Acquisition ~~or~~, Investment or Other Transaction. Notwithstanding anything to the contrary in this Agreement, solely for the purpose of (A) measuring the relevant financial ratios and basket availability with respect to the incurrence of any Indebtedness or Liens ~~or~~, the making of any Investments or the undertaking or consummation of any other transaction or (B) determining compliance with representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition Acquisition ~~or~~, Investment or other transaction, the Borrower may elect (the “LCA Election”) to deem the date of determination of whether any such action is permitted hereunder for such Limited Condition Acquisition ~~or~~, Investment or other transaction to be the date on which the definitive agreements for such Limited Condition Acquisition or Acquisition are entered into (the “LCA Test Date”) or the date of the consummation of the Limited Condition Acquisition ~~or~~, Investment or other transaction and related incurrence of Indebtedness or Liens or the related making of Investments, in each case, after giving pro forma effect to the relevant Limited Condition Acquisition ~~or~~, Investment or other transaction and related incurrence of Indebtedness or Liens ~~or~~, the related making of Investments or other transaction.

If the Borrower has made an LCA Election, then, in connection with any unrelated calculation of any ratio or test at or following the relevant LCA Test Date, and prior to the earlier of (x) the date on which such Limited Condition Acquisition or Investment is consummated or (y) the date that the definitive agreement for such Limited Condition Acquisition or Investment is terminated or expires without consummation of such Limited Condition Acquisition or Investment, any such ratio or test shall be calculated on (A) a pro forma basis assuming such Limited Condition Acquisition or Investment and any transactions in connection therewith (including any incurrence of Indebtedness, Liens and the use of proceeds thereof) has been consummated, and also on (B) a standalone basis without giving effect to such Limited Condition Acquisition or Investment or any such transactions in connection therewith.

1.10. Québec Matters.

~~For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the UCC or a PPSA shall include publication under the~~

~~CCQ, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatory”, (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership”, and (t) “accounts” shall include “claims”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.~~

1.11. Divisions . For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

2.	LOANS AND TERMS OF PAYMENT .

2.1. Loans .

(a) Subject to the terms and conditions of this Agreement and the other Loan Documents and Section 2.18 of the Existing Credit Agreement, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Continuing Lender severally agrees to continue its Existing Loans (or the portion thereof as it is allocated by ~~the Agent~~MUFG and notified to such Continuing Lender on or prior to the ~~Closing~~Amendment No. 1 Effective Date) as a Continued Loan hereunder on the ~~Closing~~Amendment No. 1 Effective Date on a cashless roll basis in a principal amount equal to such Existing Loans (or such lower amount as it is allocated by ~~the Agent~~MUFG and notified to such Continuing Lender on or prior to the ~~Closing~~Amendment No. 1 Effective Date). For the avoidance of doubt, the Existing Loans of a Continuing Lender must be continued in whole and may not be continued in part unless otherwise notified by ~~the Agent~~MUFG prior to the ~~Closing~~Amendment No. 1 Effective Date.

(b) Subject to the terms and conditions of this Agreement and the other Loan Documents and Section 2.18 of the Existing Credit Agreement, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Additional Lender severally agrees to make an Initial Loan to the Borrower on the ~~Closing~~Amendment No. 1 Effective Date in a principal amount equal to such Lender’s Commitment as of the ~~Closing~~Amendment No. 1 Effective Date. Notwithstanding the foregoing, if the total Commitments as of the ~~Closing~~Amendment No. 1 Effective Date are not drawn on the ~~Closing~~Amendment No. 1 Effective Date, the undrawn amount shall automatically be cancelled. The Initial Loans shall be funded net of the OID Amount. Each Lender’s Initial Commitment shall automatically and without notice be reduced to zero immediately after the funding (or cashless roll) of the Initial Loans on the ~~Closing~~Amendment No. 1 Effective Date.

(c) [Reserved].

(d) Notwithstanding anything in this Agreement to the contrary, the continuation of Existing Loans may be implemented pursuant to other procedures specified by ~~the Agent~~MUFG, including by replacement of such Existing Loans by a deemed repayment of such Existing Loans of a Continuing Lender followed by a subsequent deemed assignment to it of new Initial Loans in the same amount.

2.2. Procedure for Advance of Loans .

(a) Initial Loans. The Borrower shall give the Administrative Agent an irrevocable prior written notice substantially in the form of Exhibit E (a “Notice of Borrowing”) by 11:00 a.m. on the ~~Closing~~Amendment No. 1 Effective Date requesting that the Lenders make the Initial Loans and continue the Continued Loans as Base Rate Loans on such date (provided that the Borrower may request, no later than one (1) U.S. Government Securities Business Day prior to the ~~Closing~~Amendment No. 1 Effective Date, that the Lenders make the Additional Loans and continue the Continued Loans as SOFR Loans if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 2.13 of this Agreement). Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Not later than 1:00 p.m. on the Closing Date, each Additional Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s office in immediately available funds, the amount of such Additional Loans to be made by such Lender on the ~~Closing~~Amendment No. 1 Effective Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Additional Loans in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing. Existing Loans of Continuing Lenders shall automatically continue as Continued Loans under this Agreement on the ~~Closing~~Amendment No. 1 Effective Date in a principal amount equal to such Existing Loans (or such lower amount as it is allocated by the Administrative Agent and notified to such Continuing Lender on or prior to the ~~Closing~~Amendment No. 1 Effective Date).

(b) Incremental Loans. Any Incremental Loans shall be borrowed pursuant to, and in accordance with Section 2.17.

2.3. Repayment of Loans . The Borrower shall repay the aggregate outstanding principal amount of the Initial Loans in consecutive quarterly installments in an amount equal to $~~2,375,000~~2,125,000 on the last Business Day of each of March, June, September and December, commencing with ~~March  31~~September 30, ~~2023~~2026, except as the amounts of individual installments may be adjusted pursuant to Section 2.4 hereof. If not sooner paid, the Initial Loans shall be paid in full, together with accrued interest thereon, on the Maturity Date. In the event any Incremental Loans, Refinancing Loans or Extended Loans are made, such Incremental Loans, Refinancing Loans or Extended Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the Incremental Amendment, Refinancing Amendment or Extension Offer with respect thereto and in full together with accrued interest thereon on the applicable Latest Maturity Date thereof. Loans that are repaid may not be reborrowed. For the avoidance of doubt, the full amount of the Loans (without taking into account any netting of the OID Amount occurring on the ~~Closing~~Amendment No. 1 Effective Date) shall be repaid in accordance with this Section 2.3 and Section 2.4.

2.4. Prepayments of Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty (subject to Section 2.4(c)), to prepay the Loans, in whole or in part, upon delivery to the Administrative Agent of a notice of prepayment (the “Notice of Prepayment”) not later than 11:00 a.m. (i) on the same Business Day as such prepayment of any Base Rate Loan and (ii) at least three (3) U.S. Government Securities Business Days before such prepayment of any SOFR Loan, specifying the date and amount of repayment, whether the repayment is of SOFR Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and whether the repayment is of the Initial Loan, an Incremental Loan, an Extended Loan or a Refinancing Loan or a combination thereof, and if a combination thereof, the amount allocable to each. Each optional prepayment of the Loans hereunder shall be in an aggregate principal amount of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and shall be applied, on a pro rata basis, to the outstanding principal installments of the Loans and, if applicable, any Incremental Loans, Extended Loans or Refinancing Loans as directed by the Borrower. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 2.13 hereof. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day or U.S. Government Securities Business Day, as applicable. The Administrative Agent shall promptly notify the applicable Lenders of each Notice of Prepayment. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Loans with the proceeds of such refinancing or of any other incurrence of Indebtedness may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated; provided, that the delay or failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 2.13.

(b) Mandatory Prepayments.

(i) Debt Issuances. No later than three (3) Business Days after the receipt by the Borrower or any Restricted Subsidiary of Net Cash Proceeds from any issuance or incurrence of Indebtedness not otherwise permitted pursuant to Section 6.1, the Borrower shall offer pursuant to clause (viii) below to prepay the Loans in accordance with clauses (vi) through (x) below in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds.

(ii) Dispositions. Subject to the ABL Intercreditor Agreement with respect to any ABL Priority Collateral prior to the Discharge of ABL Obligations, no later than three (3) Business Days after the receipt by the Borrower or any Restricted Subsidiary of Net Cash Proceeds from any Disposition by any Loan Party or Restricted Subsidiary ~~(other than any Disposition~~ permitted pursuant to, and in accordance with, ~~clauses (c) through (o), (q) and (r~~clause (a) of the definition of “Permitted Dispositions”~~)~~ to the extent that ~~such Net Cash Proceeds exceed $5,000,000 from such Disposition or~~ the aggregate amount of such Net Cash Proceeds, together with all other Net Cash Proceeds received by the Borrower and its Restricted Subsidiaries during such fiscal year in connection with such Dispositions, exceeds $50,000,000, the Borrower shall offer pursuant to clause (viii) below to prepay the Loans in accordance with clauses (vi) through (x) below in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds in excess of such $~~5,000,000 individual or $~~50,000,000 aggregate ~~thresholds~~threshold ; provided, that, except to the extent required by Section 2.4(b)(iv), no prepayment offer shall be required under this Section 2.4(b)(ii) with respect to such portion of such Net Cash Proceeds that the Borrower shall have~~, no later than three (3) Business Days after the receipt thereof, given written notice to the Agent of its intent to reinvest~~ reinvested in accordance with Section 2.4(b)(iv).

(iii) Insurance and Condemnation Events. Subject to the ABL Intercreditor Agreement with respect to any ABL Priority Collateral prior to the Discharge of ABL Obligations, no later than ~~three~~five (~~3~~5) Business ~~Day~~Days after the receipt by the Borrower or any Restricted Subsidiary of Net Cash Proceeds from any Insurance and Condemnation Event to the extent that ~~such Net Cash Proceeds from any Insurance and Condemnation Event exceed $5,000,000 or~~ the aggregate amount of such Net Cash Proceeds, together with all other Net Cash Proceeds received by the Borrower and its Restricted Subsidiaries during such fiscal year in connection with Insurance and Condemnation Events, exceeds

$50,000,000, the Borrower shall offer pursuant to clause (viii) below to prepay the Loans in accordance with clauses (vi) through (x) below in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds in excess of such $~~5,000,000 individual or $~~50,000,000 aggregate ~~thresholds~~threshold ; provided, that, except to the extent required by Section 2.4(b)(iv), ~~so long as no Event of Default has occurred and is continuing,~~ no prepayment offer shall be required under this Section 2.4(b)(iii) with respect to such portion of such Net Cash Proceeds that the Borrower shall have~~, no later than three (3) Business Day after the receipt thereof, given written notice to the Agent of its intent to reinvest~~ reinvested in accordance with Section 2.4(b)(iv).

(iv) Reinvestment Option. With respect to any Net Cash Proceeds realized or received with respect to any Disposition or any Insurance and Condemnation Event by the Borrower or any Restricted Subsidiary (in each case, to the extent not excluded pursuant to Section 2.4(b)(ii) or (b)(iii)), subject to compliance with Section 5.24, at the option of the Borrower, the Borrower and Restricted Subsidiaries may reinvest all or any portion of such Net Cash Proceeds in assets useful for the business of the Borrower and its Restricted Subsidiaries within (x) ~~twelve~~eighteen (~~12~~18) months following receipt of such Net Cash Proceeds or (y) if the Borrower or such Restricted Subsidiary enters into a bona fide commitment to reinvest such Net Cash Proceeds within ~~twelve (12) months following receipt thereof, within the~~ eighteen (18) months following receipt thereof, within the twenty-four (24) months following receipt thereof; provided, that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, or if such Net Cash Proceeds are not so reinvested within the time period required above, the Borrower shall make an offer to prepay the Loans in accordance with Section 2.4(b)(ii) or 2.4(b)(iii), as applicable, no later than three (3) Business Days after the earlier to occur of the expiration of such time period or the Borrower or the applicable Restricted Subsidiary reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Loans as set forth in this Section 2.4(b); provided further that any Net Cash Proceeds relating to Collateral shall be reinvested in assets constituting Collateral. Notwithstanding anything in any Loan Document to the contrary, any Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with any Disposition of a Refinery owned by the Borrower or a Restricted Subsidiary (other than any Specified Asset or any Excluded Refinery) shall not be subject to reinvestment rights set forth above, and a prepayment offer shall be required pursuant to Section 2.4(b)(ii).

(v) Excess Cash Flow. After the end of each fiscal year (commencing with the fiscal year ending December 31, 2022), within ~~three~~five (~~3~~5) Business Days after the earlier to occur of (x) the delivery of the financial statements and related Compliance Certificate for such fiscal year and (y) the date on which the financial statements and the related Compliance Certificate for such fiscal year are required to be delivered pursuant to Section 5.1, the Borrower shall offer pursuant to clause (viii) below to prepay the Loans in accordance with clauses (vi) through (x) below in an aggregate amount equal to (A) the Applicable Cash Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) at the Borrower’s option, the aggregate amount of all voluntary prepayments, repurchases or redemptions of Loans made during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due (provided that any prepayments at a discount to par offered to all Lenders shall be credited to the extent of the actual purchase price paid in cash pursuant thereto) (excluding prepayments, repurchases or redemptions to the extent funded with the proceeds of long-term Funded Indebtedness), without duplication of any deduction from Excess Cash Flow in any prior period; provided, that for the purpose of this Section 2.4(b)(v), the Secured Net Leverage Ratio in respect of the Applicable Cash Percentage shall be calculated giving pro forma effect to any cash prepayment, repurchase or redemption described in clause (B) above in connection with such fiscal year.

(vi) Manner of Payment. Except with respect to Loans incurred in connection with any Refinancing Amendment, Extension Offer or Incremental Amendment (which may be prepaid on a less than pro rata basis in accordance with its terms), (A) each prepayment of Loans pursuant to this Section 2.4(b) shall be applied as between series, Classes or tranches of Loans on a pro rata basis, unless otherwise required by this Agreement or as directed by the Borrower to the extent not otherwise prohibited by this Agreement (provided that (1) any prepayment of Loans with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness permitted to be issued under Sections 2.18 and 6.1 shall be applied solely to each applicable Class of Refinanced Debt, (2) any Class of Incremental Loans may specify that one or more other Classes of Loans and Incremental Loans may be prepaid prior to such Class of Incremental Loans and (3) no prepayment of Loans may be directed to a later maturing Class of Loans without at least a pro rata repayment of any related earlier maturing Classes); (B) with respect to each Class of Loans, each prepayment pursuant to clauses (i) through (v) of this Section 2.4(b) shall be applied as directed by the Borrower (or in the absence of direction from the Borrower to the scheduled installments of principal thereof following the date of prepayment pursuant to Section 2.3 in direct order of maturity (without premium or penalty except as expressly contemplated by Section 2.4(b)(ix))); and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment. Such prepayments shall be applied on a pro rata basis to the then outstanding Loans of the applicable Class or Classes being prepaid irrespective of whether such outstanding Loans are Base Rate Loans or SOFR Loans; provided, that if no Lenders exercise the right to decline a prepayment offer pursuant to Section 2.4(b)(viii), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment within any tranche or Class of Loans shall be applied first to Loans of such tranche or Class that are Base Rate Loans to the full extent thereof before application to Loans of such tranche or Class that are SOFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.13.

(vii) Notice. The Borrower shall notify the Administrative Agent in writing of any required offer of mandatory prepayment of Loans required to be made pursuant to clauses (i) through (v) of this Section 2.4(b) in accordance with clause (viii) below. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.

(viii) Opt-out of Prepayment. With respect to each prepayment of Loans required pursuant to Section 2.4(b)(i), (ii), (iii) or (v), (A) the Borrower will, not later than the date specified in Section 2.4(b)(i), (ii), (iii) or (v) for offering to make such prepayment, give the Administrative Agent written notice requesting that the Administrative Agent provide notice of such offer of prepayment to each Lender, (B) the Administrative Agent shall provide notice of such offer of prepayment to each Lender, (C) each Lender will have the right to refuse such offer of prepayment by giving written notice of such refusal to the Administrative Agent within one (1) Business Day after such Lender’s receipt of notice from the Administrative Agent of such offer of prepayment (such refused amounts, the “Declined Proceeds”), (D) the Borrower shall make all such prepayments (other than Declined Proceeds) within three (3) Business Days thereafter, and (E) after making any prepayments pursuant to clause (D) above, the Borrower may retain such Declined Proceeds and apply them in a manner not prohibited by this Agreement.

(ix) Prepayment of SOFR Loans. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 2.13; provided, that, so long as no Default or Event of Default shall have occurred and be continuing, if any prepayment of SOFR Loans is required to be made under this Section 2.4(b) prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.4(b) in respect of any such SOFR Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into an account held at, and subject to the sole control of, the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.4(b). Upon the occurrence and during the continuance of any Default or Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.4(b).

(x) No Reborrowings. Amounts prepaid pursuant to this Section 2.4 may not be reborrowed.

(c) Call Premium. In the event that, on or prior to the date that is the six-month anniversary of the ~~Closing~~Amendment No. 1 Effective Date, the Borrower (i) makes any prepayment of the Loans in connection with any Repricing Transaction (as defined below) or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, a fee in an amount equal to, ~~(x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the Loans being prepaid and (y) in the case of clause (ii),~~ a payment equal to ~~1.0~~1.00% of the aggregate amount of the applicable Loans ~~outstanding immediately prior~~subject to such ~~amendment~~Repricing Transaction. Such fees shall be due and payable within ~~three~~five (~~3~~5) Business Days of the date of the effectiveness of such Repricing Transaction. For the purpose of this clause (c), “Repricing Transaction” means (a) any prepayment or repayment of ~~the~~ Loans with the proceeds of, or any conversion of ~~the~~ Loans into, any ~~new or replacement tranche of loans bearing interest with an~~loan that has a lower All-In Yield ~~less~~ than the All-In Yield ~~applicable to~~of the Loans ~~and~~or (b) any amendment to the pricing terms of the Loans which reduces the ~~All-In~~All-in Yield applicable to the Loans; provided, that any prepayment or refinancing in connection with a Change of Control or any refinancing that involves an upsizing in connection with a Transformative Acquisition shall not be considered a Repricing Transaction.

2.5. Interest .

(a) Subject to the provisions of this Section 2.5, at the election of the Borrower, Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) Adjusted Term SOFR plus the Applicable Margin (provided that Adjusted Term SOFR shall not be available until three (3) U.S. Government Securities Business Days after the ~~Closing~~Amendment No. 1 Effective Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 2.13 of this Agreement). The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 2.6.

(b) Default Rate. Subject to Article 7, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 7.1(b), (A) such applicable portion of the principal of the Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then in effect with respect to such portion and (B) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent, (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of an Event of Default under Section 7.1 (other than under Section 7.1(b)), (A) such applicable portion of the Obligations shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations (except for Bank Product Obligations) arising hereunder or under any other Loan Document and (B) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent or (iii) at the election of the Required Lenders, upon the occurrence and during the continuance of any Specified Event of Default (other than under Section 7.1), (A) all outstanding Obligations (except for Bank Product Obligations) arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans and (B) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(c) Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing December 30, 2022; and interest on each SOFR Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year). For the avoidance of doubt, interest shall be payable on the full amount of the Loans (without taking into account any netting of the OID Amount occurring on the ~~Closing~~Amendment No. 1 Effective Date) in accordance with this Section 2.5. In the event of any repayment or prepayment of any SOFR Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and in the event of any conversion of any SOFR Loan prior to the end of the Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

(e) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.6. Notice and Manner of Conversion or Continuation of Loans . Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third U.S. Government Securities Business Day after the Closing Date all or any outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more SOFR Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding SOFR Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue such SOFR Loans as SOFR Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the

Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit F (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) U.S. Government Securities Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any SOFR Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued SOFR Loan. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any SOFR Loan, then the applicable SOFR Loan shall be converted to a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loan. If the Borrower requests a conversion to, or continuation of, SOFR Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

2.7. Fees . The Borrower shall pay to the Joint Lead Arrangers, the Amendment No. 1 Arrangers, the Senior Co-Managers, and the Administrative Agent for their own respective accounts and the accounts of the Lenders fees in the amounts and at the times specified in the Engagement Letter, the Amendment No. 1 Engagement Letter, in the Agency Fee Letter and ~~in the Arranger Fee Letter~~as otherwise agreed in writing, as applicable.

2.8. Manner of Payment . Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Articles 7 and 8, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Pro Rata Share of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 2.13, 2.14, 2.15 or 9.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 2.20(a)(ii).

2.9. Evidence of Indebtedness . The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

2.10. Sharing of Payments by Lenders . If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 2.13, 2.14, 2.15 or 9.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided, that

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Disqualified Institution) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

2.11. Administrative Agent’s Clawback .

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(c) Nature of Obligations of Lenders Regarding Loans. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. The failure of any Lender to make available its Pro Rata Share of any Loans requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Pro Rata Share of such Loans available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Pro Rata Share of such Loans available on the borrowing date.

2.12. Changed Circumstances .

(a) Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.

(b) Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (b) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (b) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.

(c) Benchmark Replacement Setting.

(i) Benchmark Replacement.

(A) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.12(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

2.13. Indemnity . The Borrower hereby indemnifies each of the Lenders against any actual loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds ~~or from any fees payable~~) which may arise, be attributable to or result due to or as a consequence of (a) any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a SOFR Loan, (b) any failure of the Borrower to borrow or continue a SOFR Loan or convert to a SOFR Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (c) any failure of the Borrower to prepay any SOFR Loan on a date specified therefor in any Notice of Prepayment (regardless of whether any such Notice of Prepayment may be revoked under Section 2.4(a) and is revoked in accordance therewith), (d) any payment, prepayment or conversion of any SOFR Loan on a date other than the last day of the Interest Period therefor (including as a result of an Event of Default) or (e) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16(b). A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender for such actual loss, cost or expense shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Loan Parties under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.14. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) ~~Taxes described in clauses (ii) through (iv) of the definition of~~ Excluded ~~Taxes or that are Other Connection~~ Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, the Borrower shall promptly pay to any such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender or such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or such other Recipient to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such other Recipient’s right to demand such compensation; provided, that the Borrower shall not be required to compensate any Lender or any other Recipient pursuant to this Section 2.14 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.15. Taxes .

(a) Defined Terms. For purposes of this Section 2.15, the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding of Indemnified Taxes has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section 2.15(b)), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15(d)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that no indemnification payment shall be due under this Section ~~2.13~~2.15(d) to the extent such payment is duplicative of any payment made by a Loan Party under any other provision of this Agreement (including Section ~~2.13~~2.15(b) or (c)) or under any other Loan Document. A certificate as to the amount of such payment or liability (setting forth in reasonable detail the basis and calculation of the amount of such payment or liability) delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error. Notwithstanding anything herein to the contrary, no Recipient shall be indemnified for any Indemnified Taxes hereunder unless such Recipient shall make written demand on the Borrower for such reimbursement no later than nine (9) months after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Recipient or its affiliates for payment of such Indemnified Taxes, and (ii) the date on which such Recipient or its affiliates have made payment of such Indemnified Taxes.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.1(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such

Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). The agreements in paragraph (e) shall survive the resignation and/or replacement of the Administrative Agent.

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), ~~property~~properly completed and executed valid copies of IRS Form W-9 (or any applicable successor form) certifying that such Lender is exempt from United States federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed valid copies of IRS Form W-8BEN-E (or any applicable successor form) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or any applicable successor form) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) properly completed and executed valid copies of IRS Form W-8ECI (or any applicable successor form);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate substantially in the form of Exhibit ~~H~~G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed valid copies of IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) (or any applicable successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, properly completed and executed valid copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) (or any applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit ~~H~~G-2 or Exhibit ~~H~~G -3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit ~~H~~G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed valid copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(iii) On or before the date that Wells Fargo (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to Borrower two properly completed and executed valid copies of either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with Borrower to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (or any successor form) (with respect to amounts received on its own account), with the effect that, in any case, Borrower will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund (including a credit in lieu of refund) of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.16. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.15, as the case may be, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 (such Lender a “Tax Lender”), and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.16(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.1), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or Section 2.15) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) (the “Replacement Lender”); provided, that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.1;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any amounts under Section 2.4(c));

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

If such Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Administrative Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of such Lender, and irrespective of whether Administrative Agent executes and delivers such Assignment and Acceptance, such Lender shall be deemed to have executed and delivered such Assignment and Acceptance. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Loans.

2.17. Incremental Facilities .

(a) Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request one or more new commitments (each, an “Incremental Facility”) which may be in the same Class as any outstanding Loans of an existing Class of Loans (a “Loan Increase”) or a new Class of Loans (collectively with any Loan Increase, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy of such Incremental Loan Request to each of the Lenders.

(b) Incremental Loans. Any Incremental Commitments effected through new Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Commitments for all purposes of this Agreement, except in the case of a Loan Increase. On any Incremental Facility Closing Date on which any Incremental Commitments of any Class are effected (including through any Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.17, (i) each Incremental Lender of such Class shall make a Loan to the Borrower (an “Incremental Loan”) in an amount equal to its Incremental Commitment of such Class and (ii) each Incremental Lender of such Class shall become a Lender hereunder with respect to its Incremental Commitment of such Class and its Incremental Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Loans may have identical terms to any of the Loans and be treated as the same Class as any of such Loans. The Incremental Loans shall be funded net of the OID Amount.

(c) Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.17 shall set forth the requested amount and proposed terms of the relevant Incremental Loans. Incremental Loans may be made by any existing Lender (but each existing Lender will not have an obligation to provide any Incremental Commitment, nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Commitment) or by any other bank or other financial institution or other institutional lender (any such other bank or other financial institution or other institutional lender being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Lender”, and, collectively, the “Incremental Lenders”); provided, that the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s providing of such Incremental Loans to the extent such consent, if any, would be required under Section 12 for an assignment of Loans to such Lender or Additional Lender.

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) after giving effect to such Incremental Commitments, the following conditions shall be satisfied (it being understood that all references to “the date of such borrowing” or similar language shall be deemed to refer to the effective date of such Incremental Amendment) (provided that if the proceeds of such Incremental Commitments are being used to finance a Limited Condition Acquisition or Investment, there shall be no requirement to satisfy any or all such conditions described in clauses (A) and (B) below except that (I) the requirement that no ~~Payment or Bankruptcy~~Specified Event of Default with respect to the Borrower shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments shall not be omitted or waived without the consent of the Required Lenders, (II) the accuracy of the representations and warranties described in clause (A) shall refer to the accuracy of the representations and warranties that would constitute Specified Representations (conformed as necessary to apply only to such Limited Condition Acquisition or Investment and the acquired business or assets), (III) any reference to “Material Adverse Effect” in the Specified Representations shall be understood for this purpose to refer to “Material Adverse Effect” or similar definition as defined in the main transaction agreement governing such Limited Condition Acquisition or Investment and (IV) the accuracy of such Specified Representations shall not be omitted or waived without the consent of the Required Lenders):

(A) the representations and warranties of each Loan Party set forth in Section 4 and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the effective date of such Incremental Amendment with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified); and

(B) no ~~Default or~~ Event of Default shall exist and be continuing or would immediately result from such proposed Incremental Commitment or from the application of the proceeds therefrom.

(ii) each Incremental Commitment shall be in an aggregate principal amount that is not less than $25,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence);

(iii) the aggregate amount of the Incremental Loans, together with the aggregate amount of any Incremental Commitments and any Incremental Equivalent Debt, shall not exceed the sum of (A) the greater of (x) $~~400,000,000~~750,000,000 and (y) 100% of EBITDA for the four fiscal quarters ended immediately prior to such date for which internal financial statements are available, plus (B) the amount of any voluntary prepayment of any Loans or any Incremental Facility or any Incremental Equivalent Debt, in each case that is secured pari passu with Initial Loans, plus (C) additional amounts (including at any time prior to the utilization of amounts under clauses (A) and (B) above) so long as after giving effect to the incurrence of such Incremental Facility and any Incremental Equivalent Debt, any acquisition consummated concurrently therewith and such other applicable pro forma adjustment events, the Net Leverage Ratio of the Borrower, determined on a pro forma basis as of the last day of the most recently ended period of four (4) consecutive fiscal quarters for which financial statements are delivered or required to be delivered pursuant to Section 5.1, does not exceed ~~2.50~~3.00 to 1.00 (as demonstrated by a certificate of an Authorized Person of the Borrower delivered to the Administrative Agent) (the amounts under the foregoing clauses (A) and (B) are herein referred to as the “Base Incremental Amount”, and the amounts under the foregoing clause (C) are herein referred to as the “Incurrence-Based Incremental Amount” (the Base Incremental Amount, together with the Incurrence-Based Incremental Amount, less the aggregate principal amount of Indebtedness incurred pursuant to this Section 2.17 and Incremental Equivalent Debt at or prior to such time, are herein referred to as the “Incremental Availability Amount”)); and

(iv) such other conditions as the Borrower, the Incremental Lenders providing such Incremental Commitments and the Administrative Agent shall agree.

The Borrower may elect to use the Incurrence-Based Incremental Amount prior to the Base Incremental Amount or any combination thereof.

For purposes of determining pro forma compliance and any testing of any ratios in the Incurrence-Based Incremental Amount, the cash proceeds of any Incremental Facility or Incremental Equivalent Debt shall be excluded from “net” Indebtedness in determining whether such Incremental Facility can be incurred (provided that the use of proceeds thereof and any other pro forma adjustments shall be included).

(e) Required Terms. The terms, provisions and documentation of the Incremental Loans and Incremental Commitments of any Class shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not substantially similar with the terms of the Initial Loans existing on the Incremental Facility Closing Date, shall be reasonably satisfactory to Administrative Agent (except for covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of such Incremental Amendment) (it being understood that to the extent any financial maintenance covenant is added for the benefit of any Incremental Loans or any Incremental Commitments, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of each Class remaining outstanding after the effectiveness of such Incremental Amendment). In any event:

(i) the Incremental Loans:

(A) shall be unsecured or shall rank pari passu or junior in right of payment and of security with the Loans (and to the extent subordinated in right of payment or security, shall be subject to an Additional Intercreditor Agreement and the ABL Intercreditor Agreement or an alternate intercreditor and subordination arrangement reasonably satisfactory to the Administrative Agent),

(B) shall not mature earlier than the Maturity Date of the Initial Loans,

(C) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Loans (without giving effect to any prepayments of the Initial Loans prior to the time of incurrence of such Incremental Loans that would otherwise modify the Weighted Average Life to Maturity of the Initial Loans),

(D) shall have an Applicable Margin, and subject to clauses (e)(i)(B) and (e)(i)(C) above, amortization determined by the Borrower and the applicable Incremental Lenders,

(E) the Incremental Loans may not be incurred (or Guaranteed) by a non-Loan Party or secured by assets that do not constitute Collateral, and

(F) mandatory prepayments of the Incremental Loans shall be on a pro rata or less than pro rata basis and any Incremental Facility shall share not greater than ratably in any voluntary or mandatory prepayment of the Loans; provided, that each Class of Loans shall be prepaid prior to any Incremental Facility that is junior or subordinated in right of payment thereto; provided, further, that each Class of Loans shall be prepaid with any mandatory prepayments prior to any Incremental Facility that is junior in lien priority thereto, provided that, subject to the foregoing, any Incremental Facility may provide for the ability to participate on a non-pro rata basis in any voluntary prepayments of the Incremental Loans.

(ii) The amortization schedule applicable to any Incremental Loans and the All-In Yield applicable to the Incremental Loans of each Class shall be determined by the Borrower and the applicable Incremental Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Incremental Loans secured on a pari passu basis with the Initial Loans that are made on or prior to the date that is ~~twelve~~six (~~12~~6) months after the ~~Closing Date~~Amendment No. 1 Effective Date (other than any Incremental Loans that matures one year of more after the Maturity Date of the Initial Loans), if the All-In Yield applicable to such Incremental Loans shall be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Initial Loans by more than fifty (50) basis points per annum (the amount of such excess of the All-In Yield applicable to such Incremental Loans over the sum of the All-In Yield applicable to the Initial Loans plus fifty (50) basis points per annum, the “Yield Differential”) then the interest rate (together with, as provided in the proviso below, the ~~Eurocurrency Rate~~eurocurrency rate or Base Rate floor) with respect to the Initial Loans shall be increased by the applicable Yield Differential (this proviso, the “MFN Protection”); provided, further, that, if any Incremental Loans include a SOFR or Base Rate floor that is greater than the SOFR or Base Rate floor applicable to any existing Class of Loans, such differential between SOFR or Base Rate floors, as applicable, shall be included in the calculation of All-In Yield for purposes of this clause (ii) but only to the extent an increase in the SOFR or Base Rate floor applicable to the existing Loans would cause an increase in the interest rate then in effect thereunder, and in such case the SOFR and Base Rate floors (but not the Applicable Margin) applicable to the existing Loans shall be increased to the extent of such differential between SOFR or Base Rate floors as the case may be.

(f) Incremental Amendment. Incremental Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Administrative Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17. The Borrower may use the proceeds of the Incremental Loans for general corporate purposes of the Borrower and its Subsidiaries (including permitted acquisitions, Investments and distributions). No Lender shall be obligated to provide any Incremental Loans, unless it so agrees.

This Section 2.17 shall supersede any provisions in Section 2.10 or 13.1 to the contrary.

2.18. Refinancing Facilities.

(a) On one or more occasions after the Closing Date, the Borrower may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that agrees to provide any Loans pursuant to a Refinancing Amendment in accordance with this Section 2.18 (each, an “Additional Refinancing Lender”), Credit Agreement Refinancing Indebtedness constituting Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or Permitted Unsecured Refinancing Debt, in each case, in respect of all or any portion of any Class, as selected by the Borrower in its sole discretion, of Loans then outstanding under this Agreement, in the form of Refinancing Loans pursuant to a Refinancing Amendment; provided, that the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Additional Refinancing Lender’s providing such Credit Agreement Refinancing Indebtedness to the extent such consent, if any, would be required under Section 13 for an assignment of Loans to such Additional Refinancing Lender. Such Loans pursuant to a Refinancing Amendment shall be funded net of the OID Amount.

(b) The effectiveness of any Refinancing Amendment shall be subject to the following conditions: (i) the representations and warranties of each Loan Party set forth in Section 4 and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the effective date of such Incremental Amendment with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified), (ii) no Default or Event of Default shall exist and be continuing or would immediately result from such proposed Refinancing Loans or from the application of the proceeds therefrom and (iii) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (A) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent (including, at the sole discretion of the Administrative Agent, the inclusion of any qualification on enforceability of the applicable Mortgages arising from the exclusion of Excluded Buildings from the security interest thereunder) and (B) reaffirmation agreements and/or such amendments to the Loan Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.18(a) shall be in an aggregate principal amount that is (x) not less than $25,000,000 and (y) an integral multiple of $1,000,000 in excess thereof (provided that such amount may be less than $25,000,000 if such amount represents the entire amount of the Class being refinanced)~~;~~.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of Section 13.1 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.18, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e) This Section 2.18 shall supersede any provision in Section 2.10 or 13.1 to the contrary.

2.19. Extensions of Loan.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders who hold Loans with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of such Loans with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the Maturity Date of each such Lender’s

Loans and otherwise modify the terms of such Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate margin, interest rate floor, all-in yield pricing or fees payable in respect of such Loan or modifying the amortization schedule in respect of such Lender’s Loan) (each, an “Extension,” and each group of Loans in each case as so extended, as well as the original Loans (in each case not so extended), being a “tranche”; any Extended Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted), so long as each of the following terms is satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rate margin, interest rate floor, all-in yield pricing, fees, amortization, final maturity date, optional prepayments, premium, required prepayment dates and participation in prepayments (which shall, subject to the immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and the Extending Lenders and set forth in the relevant Extension Offer), the Loans of any Lender that agrees to an Extension with respect to such Loans (each an “Extending Lender”) extended pursuant to any Extension (“Extended Loans”) shall be substantially identical to, or not more favorable to the Extending Lenders than, those applicable to the Loans subject to such Extension Offer (except for covenants or other provisions applicable only to periods after the Latest Maturity Date of the Loans immediately prior to such Extension and provided that any financial maintenance covenant may be added for the benefit of any Extending Lender for periods prior to such Maturity Date if such covenant is also added for the benefit of the other Lenders), (iii) the final maturity date of any Extended Loan shall be no earlier than the then Latest Maturity Date immediately prior to such Extension hereunder, (iv) the Weighted Average Life to Maturity of any Extended Loan shall be no shorter than the remaining Weighted Average Life to Maturity of the Loans extended thereby, (v) any Extended Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (~~vii~~vi)~~, (vii)~~ if the aggregate principal amount of Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings) with respect to which such Lenders have accepted such Extension Offer, (~~viii~~vii) the Borrower shall have delivered to the Administrative Agent such legal opinions (which opinions may include qualifications on enforceability of the applicable Mortgages arising from the exclusion of Excluded Buildings from the security interest thereunder, at the sole discretion of the Administrative Agent), certificates, resolutions and other documents as the Administrative Agent shall reasonably request with respect to the transactions contemplated by this Section 2.19, (~~ix~~viii) all documentation in respect of such Extension shall be consistent with the foregoing, (~~x~~ix ) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower, and (~~xi~~x ) any Extension made pursuant to any Extension Offer must be consummated within 30 days of such Extension Offer.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.19, (i) such Extension shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Loans of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.19 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (other than this Section 2.19) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.19.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension in accordance with the terms of this Section 2.19, other than the consent of each Lender agreeing to such Extension with respect to its Loans (or a portion thereof). All Extended Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary or appropriate in order to establish new tranches or sub-tranches in respect of Loans so extended and that reflect the terms and conditions of any such Extension and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.19 (each, an “Extension Amendment”). All such amendments entered into with the Loan Parties by the Administrative Agent hereunder shall be binding and conclusive on the Lenders. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date hereunder (or such later date as may be reasonably advised by local counsel to Administrative Agent). Notwithstanding the provisions of this Section 2.19, the Administrative Agent shall have the right to resign on the Maturity Date in accordance with Section 14.9.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including rendering timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.19.

2.20. Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 13.1.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.10 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (1) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made at a time when the conditions set forth in Section 3.1 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Pro Rata Share. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Pro Rata Share, whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

3. CONDITIONS.

3.1. Conditions Precedent to the Initial Loans. The obligation of each Lender to make an Initial Loan provided for hereunder is subject to the fulfillment, to the satisfaction of Administrative Agent and each Lender, of each of the conditions precedent set forth ~~on Schedule 3.1 to this Agreement~~in Amendment No. 1 (the making of such Initial Loan by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

4. REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, the Borrower and the Guarantors, as applicable, make the following representations and warranties to the Lender Group which shall be true~~,~~ and correct~~, and complete~~, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the ~~Closing~~Amendment No. 1 Effective Date and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1. Due Organization and Qualification; Subsidiaries.

(a) Each Loan Party and each Restricted Subsidiary thereof (i) is duly organized and validly existing under the laws of the jurisdiction of its organization, (ii) is in good standing and/or qualified to do business in any state where the failure to be so qualified and/or in good standing would reasonably be expected to result in a Material Adverse Effect and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect), to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b) As of the ~~date hereof~~Amendment No. 1 Effective Date, set forth on Schedule 4.1(b), is a complete and accurate description of the authorized Equity Interests of each Loan Party, by class, and, as of the ~~Closing Date, a description of the number of shares of each such class that are issued and outstanding~~Amendment No. 1 Effective Date.

(c) As of the ~~date hereof~~Amendment No. 1 Effective Date, set forth on Schedule 4.1(c) is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each Restricted Subsidiary~~,~~ and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by each Restricted Subsidiary ~~and (iii) with respect to Canadian Loan Parties, the name of such Canadian Loan Party, including any French form or combined English and French Form of such name~~. Such Schedule 4.1(c) identifies each Subsidiary that is an Excluded Subsidiary (and pursuant to which criteria set forth in the definition of such term), a Restricted Subsidiary, an Unrestricted Subsidiary, and an MLP Subsidiary. All of the outstanding Equity Interests of each such Restricted Subsidiary has been validly issued and is fully paid and, to the extent issued by a C-corporation, non-assessable.

(d) Except as set forth on Schedule 4.1(d) or pursuant to employee, officer or director stock compensation ownership or benefit plans, as of the date hereof, there are no subscriptions, options, warrants, or calls relating to any shares of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. As of the date hereof, no Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.

4.2. Due Authorization; No Conflict.

(a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate (A) any provision of federal, state, provincial or local law or regulation applicable to any Loan Party or its Restricted Subsidiaries where such violation would reasonably be expected to have a Material Adverse Effect, (B) the Governing Documents of any Loan Party, or (C) any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party where such violation would reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default (A) under any Intermediation Facility where any such conflict, breach or default would reasonably be expected to have a Material Adverse Effect or (B) under any ABL Document of any Loan Party or its Restricted Subsidiaries, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Intermediation Facility or ABL Document of any Loan Party or Restricted Subsidiary, other than consents or approvals that have been obtained and that are still in force and effect.

(c) No Default or Event of Default has occurred and is continuing.

4.3. Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and immaterial registrations, consents, approvals, notices or other actions the failure to obtain which could not reasonably be expected to be adverse to the interests of any member of the Lender Group, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, as of the ~~Closing~~Amendment No. 1 Effective Date and except for filings and/or disclosures as may be required by applicable federal or provincial securities laws and/or the requirements of any national securities exchange or any similar organization.

4.4. Binding Obligations; Perfected Liens.

(a) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) The Collateral Agent’s Liens are validly created, perfected (other than (i) money, (ii) letter-of-credit rights (other than supporting obligations), (iii) commercial tort claims (other than those that, by the terms of ~~any~~the Guaranty and Security Agreement, are required to be perfected), and (iv) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by ~~any~~the Guaranty and Security Agreement, and subject only to possession of Collateral for which the UCC ~~or the PPSA~~ requires possession to perfect a security interest, the filing of financing statements, the recordation of the ~~US~~ Copyright Security Agreement, the ~~Canadian Copyright Security Agreement, the US~~ Trademark ~~Security Agreement, the Canadian Trademark Security Agreement, the US Patent~~ Security Agreement and the ~~Canadian~~ Patent Security Agreement, recording of the Mortgages and transmitting utility filings, in each case, in the appropriate filing offices), and first priority Liens, subject only to Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, the interests of lessors under Capital Leases, and, subject to the ABL Intercreditor Agreement, Liens granted to the ABL Agent on ABL Priority Collateral pursuant to the ABL Documents.

4.5. Title to Assets; No Encumbrances. Each of the Loan Parties and its Restricted Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) good and valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby and except for such defects in title or interests as could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect. All of such assets are free and clear of Liens except for Permitted Liens.

4.6. Litigation~~.~~

~~(a)~~ . There are no actions, suits, or proceedings pending or, to the knowledge of any Loan Party, after due inquiry, threatened in writing against a Loan Party or any of its Restricted Subsidiaries that either individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

~~(b) Schedule 4.6(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that would reasonably be expected to result in liabilities in excess of, $10,000,000 that, as of the Closing Date, is pending or, to the knowledge of any Loan Party, after due inquiry, threatened against a Loan Party or any of its Restricted Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of such Loan Parties’ and their Restricted Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.~~

4.7. Compliance with Laws. No Loan Party nor any of its Restricted Subsidiaries (a) is in violation of any Applicable Laws (including Environmental Laws) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

4.8. Financial Statements; No Material Adverse Effect. All historical financial statements relating to Loan Parties and their Restricted Subsidiaries that have been delivered by the Borrower to the Administrative Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to changes resulting from audit and year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Restricted Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, ~~2021~~2025 , no event, circumstance, or change has occurred that has or would reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties and their Restricted Subsidiaries.

4.9. Solvency.

(a) The Loan Parties and their Restricted Subsidiaries, taken as a whole, are Solvent.

(b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.10. Employee Benefits.

(a) Except as set forth on Schedule 4.10, as of the date hereof, no Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Pension Plan.

(b) Each Employee Benefit Plan is, and has been, maintained in substantial compliance with ERISA, the IRC~~, all Applicable Laws~~ and the terms of each such Employee Benefit Plan.

(c) Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or an application for such letter is currently being processed by the Internal Revenue Service. To the best knowledge of ~~each Loan Party, each Loan Party’s Subsidiaries and the ERISA Affiliates~~the Borrower after due inquiry, nothing has occurred ~~which~~that would prevent, or cause the loss of, such qualification.

(d) No liability to the PBGC (other than for the payment of current premiums ~~which~~that are not past due) by ~~any Loan Party, any Subsidiary thereof or ERISA Affiliate~~the Borrower has been incurred or is expected by ~~any Loan Party, any Subsidiary thereof or ERISA Affiliate~~the Borrower to be incurred with respect to any Pension Plan ~~or Canadian Pension Plan. No Canadian Loan Party administers or contributes to any Canadian Defined Benefit Pension Plan~~.

(e) No Notification Event exists or has occurred in the past six (6) years.

~~(f) No Loan Party, any Subsidiary thereof or ERISA Affiliate has provided any security under Section 436 of the IRC.~~

4.11. Environmental Condition. Except as set forth on Schedule 4.11 or as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (a) to each Loan Party’s knowledge no Loan Party’s nor any of its Restricted Subsidiaries’ properties or assets has ever been used by a Loan Party, its Restricted Subsidiaries, or by any previous owner or operator for the disposal of, or to produce, store, handle, treat, Release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, Release or transport was in violation of any applicable Environmental Law, (b) to each Loan Party’s knowledge, no Loan Party’s nor any of its Restricted Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Restricted Subsidiaries has received written notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Restricted Subsidiaries and (d) no Loan Party nor any of its Restricted Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability. Each of the Loan Party and its Restricted Subsidiaries has obtained and is in compliance with the terms and conditions of all Environmental Permits required for the ownership and operation of their respective properties or assets, and each such Environmental Permit is in full force and effect, in each case, except where failure to ~~do so~~obtain and comply with the terms and conditions of all Environmental Permits required for the ownership and operation of their respective properties or assets could not reasonably be expected to have a Material Adverse Effect.

4.12. Complete Disclosure. All material factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Loan Parties’ industry) furnished by or on behalf of a Loan Party or its Restricted Subsidiaries in writing to Administrative Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents (as modified or supplemented by other information so furnished on or before the date as of which this representation is made or deemed made) is, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Administrative Agent on ~~November 3~~March 5, ~~2022~~2026 , represent, and as of the date on which any other Projections are delivered to Administrative Agent, such additional Projections represent, Borrower’s good faith estimate, on the date such Projections are delivered, of Loan Parties’ and their Restricted Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrower to be reasonable at the time of the delivery thereof to Administrative Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Loan Parties and their Restricted Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrower’s good faith estimate, projections or forecasts based on methods and assumptions which Borrower believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results). As of the ~~Closing~~Amendment No. 1 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

4.13. ~~Patriot Act . To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”) and (c) Canada Anti-Terrorism Laws and other similar or comparable laws or orders in effect in Canada.~~

4.13. [Reserved].

4.14. ~~Indebtedness~~[Reserved]~~. Set forth on Schedule 4.14 is a true and complete list of all Indebtedness (other than Indebtedness permitted pursuant to clauses (a), (b), (e), (h), (i), (j), (k), (l), (m), (n), (q), (w) and (y) of the definition of “Permitted Indebtedness”) of each Loan Party and each of its Restricted Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.~~

4.15. Payment of Taxes. Except as otherwise permitted under Section 5.5, all Tax returns and reports of each Loan Party and its Restricted Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable, have been paid when due and payable, except, in either case, ~~where~~ (a)  ~~the~~for Taxes that are ~~the subject of a Permitted Protest~~ being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. ~~Each Loan Party and each of its Restricted Subsidiaries have made adequate provision in accordance with GAAP for all material Taxes not yet due and payable.~~

4.16. Margin Stock. No Loan Party nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to Borrower will be used to purchase or carry any Margin Stock in any manner that, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or for any purpose that, violates the provisions of Regulation T, U, or X of the Board of Governors.

4.17. Governmental Regulation. No Loan Party nor any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act or registration under the Investment Company Act of 1940 ~~or under any other federal, state or provincial statute or regulation which may limit its ability to incur Indebtedness~~. No Loan Party nor any of its Restricted Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company”(as such terms are defined in the Investment Company Act of 1940) and subject to registration under the Investment Company Act of 1940.

4.18. OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries, nor, to the knowledge of such Loan Party, any director, officer, employee, agent, Affiliate or Permitted Joint Venture thereof (a) is a Sanctioned Person ~~or a Sanctioned Entity~~, (b) has any assets located in Sanctioned ~~Entities~~Persons, or (c) derives revenues from investments in, or transactions with Sanctioned Persons ~~or Sanctioned Entities~~. Each of Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws~~, Canadian Anti-Terrorism Laws~~ and Anti-Money Laundering Laws. Each of Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent, Affiliate and Permitted Joint Venture thereof, is in compliance with all Sanctions, Anti-Corruption Laws~~, Canadian Anti-Terrorism Laws~~ and Anti-Money Laundering Laws in all material respects. No proceeds of any Loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person ~~or a Sanctioned Entity~~, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law~~, Canadian Anti-Terrorism Laws~~ or Anti-Money Laundering Law by any Person (including any Lender or other individual or entity participating in any transaction). ~~The representations and warranties given in this Section 4.18 shall not apply to any Canadian Loan Party insofar as any such representation or warranty would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada).~~

4.19. Employee and Labor Matters. As of the date hereof, there is (i) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened in writing against the Borrower or its Restricted Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or, to the knowledge of any Loan Party, threatened in writing against the Borrower or its Restricted Subsidiaries ~~which~~that arises out of or under any collective bargaining agreement and that would reasonably be expected to result in a Material Adverse Effect and (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against the Borrower or its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect. None of the Borrower or its Restricted Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or similar state law ~~or Canadian federal or provincial law, which~~, that remains unpaid or unsatisfied, unless such incurrence could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from the Borrower or its Restricted Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrower, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.20. [Reserved].

4.21. [Reserved].

4.22 [Reserved].

4.23. [Reserved].

4.24. [Reserved].

4.25. Location of Chief Executive Office; Registered Offices. The address of each Loan Party’s chief executive office ~~and the registered office or domicile of each Canadian Loan Party~~ is set forth on Schedule 4.25.

4.26. [Reserved].

4.27. [Reserved].

4.28. [Reserved].

4.29. [Reserved].

4.30. [Reserved].

4.31. Deposit Accounts; Securities Accounts; Commodity Accounts. Set forth on Schedule 4.31 (as updated pursuant to the provisions of ~~any~~the Guaranty and Security Agreement from time to time) is a listing of all of Loan Parties’ and their Restricted Subsidiaries’ Deposit Accounts, Securities Accounts and Commodity Accounts, including, with respect to each bank, securities intermediary or commodities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts, Securities Accounts or Commodity Accounts maintained with such Person.

4.32. Intellectual Property. Each Loan Party and its Restricted Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.32 is a true, correct, and complete listing of all material trademarks, trade names, copyrights, patents, and licenses as to which each Loan Party or one of its Restricted Subsidiaries is the owner or is an exclusive licensee as of the date hereof.

4.33. Insurance. The properties of Loan Parties and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of Loan Parties (unless Affiliate is a Captive Insurer), in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption, property damage and directors and officers liability insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Loan Parties operate.

4.34. Security Documents. ~~Each~~The Guaranty and Security Agreement and each other Security Document executed and delivered by a Loan Party is effective to create in favor of Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral described therein, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing. Subject to the terms of the Intercreditor Agreements and except as otherwise provided under Applicable Law (including the UCC ~~and PPSA~~), in the case of (i) the Pledged Interests described in ~~any~~the Guaranty and Security Agreement (which Pledged Interests, if represented by stock certificates (and constituting “certificated securities” within the meaning of the UCC ~~and the PPSA, as applicable~~), have not been delivered to any Person other than Collateral Agent (except as agreed by the Administrative Agent and for which arrangements have been made for their delivery to the Collateral Agent)), upon the taking of possession or control by the Collateral Agent of such Pledged Interests, (ii) Collateral with respect to which a security interest may be perfected only by possession or control, upon the taking of possession or control by Collateral Agent (or the ABL Agent in the case of the ABL Priority Collateral prior to the Discharge of ABL Obligations) of such Collateral, and (iii) the other personal property Collateral described in ~~any~~the Guaranty and Security Agreement, when financing statements in appropriate form are filed in the appropriate filing offices and such other filings as are specified by ~~any~~the Guaranty and Security Agreement have been completed, the Liens on the Collateral created by ~~any~~the Guaranty and Security Agreement, shall constitute fully perfected Liens on (to the extent that perfection can be achieved under Applicable Law by making such filings or recordings or taking such possession or control), and security interests in, all right, title and interest of Loan Parties in such Collateral, as security for the Obligations, in each case prior to the Liens of any other Person (except Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, the interests of lessors under Capital Leases, and, subject to the ABL Intercreditor Agreement, Liens granted to the ABL Agent on ABL Priority Collateral pursuant to the ABL Documents or Liens granted in connection with Incremental Equivalent Debt (other than Incremental Equivalent Junior Debt)). Except as otherwise provided under Applicable Law, in the case of the mortgaged property described in the Mortgages, when such Mortgages in appropriate form are filed in the appropriate filing offices and such other filings as are specified by the

Mortgages have been completed, the Liens on the Collateral created by the Mortgages, shall constitute fully perfected Liens on (to the extent that perfection can be achieved under Applicable Law by making such filings or recordings), and security interests in, all right, title and interest of Loan Parties in such mortgaged property, as security for the Obligations, in each case prior to the Liens of any other Person (except Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, the interests of lessors under Capital Leases, and, subject to the ABL Intercreditor Agreement, Liens granted to the ABL Agent on ABL Priority Collateral pursuant to the ABL Documents or Liens granted in connection with Incremental Equivalent Debt (other than Incremental Equivalent Junior Debt)).

4.35 Intermediation Documents. Schedule 4.35 sets forth a complete list of all material Intermediation Documents that are in existence and effective as of the ~~Closing~~Amendment No. 1 Effective Date (such Intermediation Documents as in effect on the ~~Closing~~Amendment No. 1 Effective Date, the “Existing Intermediation Documents”)~~, and as of the Closing Date, all material Existing Intermediation Documents are in full force and effect. No Intermediation Facility is secured by any Lien other than a Lien on Intermediation Collateral, and no event or condition has occurred which would, with the passage of time or the giving of notice or both, constitute an event of default under or permit the termination of, any Intermediation Facility, except to the extent such event of default or termination could not reasonably be expected to cause a Material Adverse Effect~~.

4.36. Affected Financial Institution. None of Loan Parties is an Affected Financial Institution.

5. AFFIRMATIVE COVENANTS.

Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations (other than (i) indemnities and other contingent Obligations for which no claim in writing has been made and (ii) any Bank Products):

5.1. Financial Statements, Reports, Certificates. Loan Parties will deliver to Administrative Agent (and if so requested by Administrative Agent, with copies to each Lender), each of the financial statements, compliance certificates, reports, and other items set forth on Schedule 5.1 no later than the times specified therein. Contemporaneously with the delivery of each Compliance Certificate pursuant to Schedule 5.1, Borrower will provide Administrative Agent with copies of (x) each material Intermediation Document entered into since the delivery of the previous Compliance Certificate, and (y) each material amendment, restatement, amendment and restatement, supplement or other material modification of any material Intermediation Document entered into since the delivery of the previous Compliance Certificate other than in the ordinary course of the administration of such Intermediation Document.

5.2. Reporting. Loan Parties will deliver to Administrative Agent (and if so requested by Administrative Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 at the times specified therein.

5.3. Existence. Except as otherwise permitted under Section 6.3, or Section 6.4, each Loan Party will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization, except for dissolutions or liquidations of any Restricted Subsidiary whose assets are transferred to a Loan Party or of any non-Guarantor Restricted Subsidiary whose assets are transferred to another non-Guarantor Restricted Subsidiary or whose existence is no longer desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses. Promptly following any request therefor, the Borrower will provide all information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

5.4. Maintenance of Properties. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, or condemnation by power of eminent domain excepted and Permitted Dispositions excepted (and except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect), and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect).

5.6 Taxes. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all material Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, except to the extent that (a) ~~the validity of such governmental assessment or tax is the subject of a Permitted Protest~~such Taxes are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, or (b) the failure to pay such ~~governmental assessment or~~ Tax could not reasonably be expected to result in a Material Adverse Effect.

5.6. Insurance ~~.~~

~~(a)~~ . Each Loan Party will, and will cause each of its Restricted Subsidiaries to, at Loan Parties’ expense, maintain insurance respecting each of each Loan Party’s and its Restricted Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located. All such policies of insurance shall be with financially sound and reputable insurance companies ~~reasonably acceptable to Agent (it being agreed that, as of the Closing Date, the insurance companies listed on Schedule 5.6 are acceptable to Agent and that this Section 5.6(a) will not be breached if any insurance company with which the Loan Parties and their Restricted Subsidiaries maintain insurance becomes financially troubled and the Loan Parties and their Restricted Subsidiaries promptly obtain coverage from a different, financially sound insurer reasonably acceptable to the Agent)~~ and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located. provided, however, that such insurance may be with a Captive Insurer. All property insurance policies covering the Collateral are to be made payable to Administrative Agent for the benefit of the Secured Parties, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard, non-contributory “lender” or “secured party” clause, and are to contain such other provisions as Administrative Agent may reasonably require to fully protect the Administrative Agent’s and the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Administrative Agent, with (unless otherwise agreed by Administrative Agent in its discretion) the lender’s loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Administrative Agent, and the Loan Parties shall use commercially reasonable efforts to cause the applicable insurance company to provide for not less than thirty (30) days (ten (10) days in the case of non-payment) prior written notice to Administrative Agent of the exercise of any right of cancellation. If any Loan Party or its Restricted Subsidiaries fails to maintain such insurance, Administrative Agent may, based on the exercise of reasonable (from the perspective of a secured lender) business judgment and after giving the Loan Parties prior written notice of the same (unless an Event of Default has occurred and is continuing, in which case no such prior notice is necessary), arrange for such insurance, but at Loan Parties’ expense and without any responsibility on Administrative Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. The Borrower shall give Administrative Agent prompt notice of any loss exceeding $~~5,000,000~~30,000,000 covered by their or their Restricted Subsidiaries’ casualty or business interruption insurance. Unless ~~a Default or~~an Event of Default shall exist or have occurred and be continuing, to the extent that Administrative Agent receives proceeds of insurance maintained by a Loan Party, such proceeds shall be applied in accordance with Section 2.4(b)(iii) (subject to the ABL Intercreditor Agreement). Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the ~~sole~~ right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

~~(b) If any “Building” or “Manufactured (Mobile) Home” (each, as defined in the applicable Flood Insurance Laws and related regulations) (other than any Excluded Building) is situated on any Real Property Collateral is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in full force and effect in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and pay, or cause to be paid, all premiums thereon in full, (ii) deliver to the Agent evidence of such compliance in form and substance reasonably acceptable to the Agent, (iii) furnish to the Agent evidence of renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iv) furnish to the Agent prompt written notice of any redesignation of any such Real Property Collateral into or out of a special flood hazard area.~~

5.7. Inspections; Examinations; Books and Records.

(a) Each Loan Party will, and will cause each of its Restricted Subsidiaries to, permit Administrative Agent, any Lender (provided that such Lender coordinates its visitation with the Administrative Agent), and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided an authorized representative of Borrower shall be allowed to be present) at such reasonable times and intervals as Administrative Agent or any Lender, as applicable, may designate and with reasonable prior notice to Borrower and during regular business hours and no more often than once in the aggregate for the Administrative Agent and the Lenders, as the case may be, in any twelve (12) consecutive month period (unless an Event of Default has occurred and is continuing, in which case there shall be no limit to the number or frequency of such visitations or inspections while such Event of Default is continuing).

(b) Each Loan Party will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Restricted Subsidiary, as the case may be.

5.8. Compliance with Laws. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, comply with the requirements of all Applicable Laws, other than where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.9. Environmental. Each Loan Party will, and will cause each of its Restricted Subsidiaries to,

(a) Keep any property either owned or operated by any Loan Party or its Restricted Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect,

(b) Comply with Environmental Laws and Environmental Permits held by any Loan Party or its Restricted Subsidiaries, except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect ~~and provide to Agent documentation confirming such compliance which Agent reasonably requests in writing~~,

(c) Promptly notify Administrative Agent following discovery by any Loan Party or its Restricted Subsidiaries of any ~~material~~ Release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or its Restricted Subsidiaries, or from or onto any other property that could reasonably be expected to result in a material Environmental Action against or a material Environmental Liability of any Loan Party, and take any Remedial Actions required by applicable Environmental Law to abate said Release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect, and

(d) Promptly, but in any event within ten (10) Business Days of its receipt thereof, provide Administrative Agent with written notice of any of the following to the extent any of the following could reasonably be expected to have a Material Adverse Effect: (i) notice that ~~a material~~an Environmental Lien has been filed against any of the real or personal property of a Loan Party or its Restricted Subsidiaries, (ii) notice of a commencement of any ~~material~~ Environmental Action or written notice that ~~a material~~an Environmental Action will be filed against a Loan Party or its Restricted Subsidiaries, (iii) written notice of a violation, citation, or other Environmental Action, ~~other than any with respect to a violation, citation or other Environmental Action that could not reasonably be expected to have a Material Adverse Effect~~ and (iv) the revocation, suspension, or material adverse modification of any Environmental Permit~~, other than any such action that could not reasonably be expected to have a Material Adverse Effect~~.

5.10. Disclosure Updates. Each Loan Party will, promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, notify Administrative Agent if any written information, exhibit, or report furnished by or on behalf of any Loan Party to the Lender Group in connection with or related to the Loan Documents contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading (in all material respects) in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.11. Formation of Subsidiaries. Each Loan Party will, at the time that any Loan Party forms any direct or indirect Subsidiary or Permitted Joint Venture or acquires any direct or indirect Subsidiary or Permitted Joint Venture after the ~~Closing~~Amendment No. 1 Effective Date (provided, that (i) a designation in accordance with Section 6.11 resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary, (ii) any Restricted Subsidiary ceasing to constitute an Immaterial Subsidiary, and (iii) any Restricted Subsidiary ceasing to constitute an Excluded Subsidiary pursuant to the proviso set forth in the definition of “Excluded Subsidiary”, in each case, shall be deemed to constitute the acquisition of a Subsidiary for all purposes of this Section 5.11), within thirty (30) days of such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion):

(a) Unless such new Subsidiary is an Excluded Subsidiary, cause such new Subsidiary (but not, for the avoidance of doubt, such Permitted Joint Venture) to provide to Administrative Agent an update to the Perfection Certificate, a joinder to any applicable Intercreditor Agreement in substantially the form attached as an exhibit thereto as required thereby, a joinder to ~~any applicable~~the Guaranty and Security Agreement, together with such other security agreements, as well as appropriate financing statements and transmitting utility filings, all in form and substance reasonably satisfactory to Administrative Agent (including being sufficient to grant Collateral Agent a first priority Lien (subject to Permitted Liens and, subject to the ABL Intercreditor Agreement, Liens granted to the ABL Agent on ABL Priority Collateral pursuant to the ABL Documents) in and to the assets of such newly formed or acquired Subsidiary); provided, that the joinder to the applicable Guaranty and Security Agreement, and such other security agreements shall not be required to be provided to Administrative Agent with respect to any Subsidiary of any Loan Party that is a FSHCO or CFC,

(b) provide, or cause the applicable Loan Party to provide, to Administrative Agent a pledge agreement (or an addendum to ~~any applicable~~the Guaranty and Security Agreement) and provide to Collateral Agent appropriate certificates and powers, financing statements or transmitting utility filings, pledging all of the Equity Interest in such new Subsidiary or Permitted Joint Venture in form and substance reasonably satisfactory to Administrative Agent; provided, that no such Equity Interests shall be required to be pledged if such Equity Interests constitute Excluded Assets or pledging such Equity Interests would result in adverse Tax consequences or the costs to Loan Parties of providing such pledge are unreasonably excessive (as determined by Administrative Agent in consultation with Borrower) in relation to the benefits to Administrative Agent and the Lenders of the security afforded thereby (which pledge, if reasonably requested by Administrative Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and

(c) provide to Administrative Agent all other documentation, including the Governing Documents of such Subsidiary and one or more opinions of counsel covering customary matters related thereto reasonably satisfactory to Administrative Agent, which, in its reasonable opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument (other than opinions of counsel) executed or issued pursuant to this Section 5.11 shall constitute a Loan Document.

5.12. Further Assurances. Each Loan Party will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Administrative Agent, execute or deliver to Administrative Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, opinions of counsel, and all other documents (the “Additional Documents”) that Administrative Agent may reasonably request in form and substance reasonably satisfactory to Administrative Agent, to create, perfect, and continue perfected or to better perfect (to the extent required by ~~any~~the Guaranty and Security Agreement or the Mortgages, as applicable) Collateral Agent’s Liens in all of the assets of each Loan Party (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than any Excluded Assets) and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided, that the foregoing shall not apply to any Subsidiary of Borrower that is a CFC or FSHCO. To the maximum extent permitted by Applicable Law, if Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time (not to exceed thirty (30) days) following the request to do so, Borrower and each other Loan Party hereby authorizes Administrative Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Administrative Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Administrative Agent may reasonably request from time to time to ensure that the Obligations are Guaranteed by the Guarantors and are secured by substantially all of the assets of each Loan Party (other than any Excluded Assets).

5.13. Real Property. In the event that (a) one or more Loan Parties acquires Real Property Collateral after the Closing Date or (b) any Person that owns Real Property Collateral becomes a Guarantor after the Closing Date, then such Loan Party shall ~~(i)~~ promptly take all such actions that are necessary to subject such Real Property Collateral to a Lien in favor of the Collateral Agent for the benefit of the Secured Parties, including executing and delivering, or causing to be executed and delivered, one or more Mortgages with respect to such Real Property Collateral, together with all documents, instruments, agreements, certificates, title insurance, ~~title opinions, legal opinions (which opinions may include qualifications on enforceability of the applicable Mortgages arising from the exclusion of Excluded Buildings from the security interest thereunder, at the sole discretion of the Agent)~~ and surveys related thereto that are reasonably requested by the ~~Agent and (ii) reasonably in advance of the execution and delivery of any Mortgage covering~~Administrative Agent; provided, that no flood deliverables or local legal opinions will be required with respect to any Real Property Collateral ~~on which any “Building” or “Manufactured (Mobile) Home” (each, as defined in the applicable Flood Insurance Laws and related regulations) (other than any Excluded Building) is located, deliver, or caused to be delivered, to the Agent life-of-loan Federal Emergency Management Agency Standard Flood Hazard Determinations with respect to such Real Property Collateral and if such Real Property Collateral is in a special flood hazard area, Borrower shall have also delivered a copy of a notice as to the existence of a special flood hazard acknowledged by the Borrower and a copy of one of the following: (w) the flood hazard insurance policy, (x) the Borrower’s application for a flood hazard insurance policy, together with proof of payment of the premium associated therewith, (y) a declaration page confirming that flood hazard insurance has been issued to the Borrower or (z) such other evidence of flood hazard insurance satisfactory to the Agent~~.

5.14. Compliance with ERISA and the IRC. In addition to and without limiting the generality of Section 5.8, each Loan Party will, and will cause each of its Restricted Subsidiaries to (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, comply with applicable provisions of ERISA and the IRC with respect to all Employee Benefit Plans, (b) except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, not take any action or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring a liability to the PBGC or to a Multiemployer Plan (other than to pay contributions or premiums payable in the ordinary course), (c) not allow any facts or circumstances to exist with respect to one or more Employee Benefit Plans that, in the aggregate, reasonably could be expected to result in a Material Adverse Effect, (d) not participate in any prohibited transaction that could result in other than a de minimis civil penalty excise Tax, fiduciary liability or correction obligation under ERISA or the IRC, (e) operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under the IRC (including Section 4980B of the IRC), and (~~e~~f) furnish to Administrative Agent upon Administrative Agent’s written request such additional information about any Employee Benefit Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability. With respect to each Pension Plan except as could not reasonably be expected to result in material liability to Loan Parties, Loan Parties, their Subsidiaries and the ERISA Affiliates shall (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of the IRC and of ERISA, and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to ERISA.

5.15. [Reserved].

5.16. [Reserved].

5.17. ~~[Reserved]~~Transactions with Affiliates~~.~~ .

Each Loan Party will conduct, and cause each of its Restricted Subsidiaries to conduct each transaction or any series of related transactions (other than the payment of management, consulting, monitoring, or advisory fees) with any Permitted Joint Venture or any Affiliate of the Borrower or any of its Subsidiaries involving aggregate payments or consideration in excess of $100,000,000 on terms and conditions that are no less favorable, taken as a whole, to the Borrower or its Restricted Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate; provided, that the foregoing requirements shall not apply to:

(a) so long as it has been approved by the Borrower’s or its applicable Restricted Subsidiary’s Board of Directors in accordance with Applicable Law, any indemnity provided for the benefit of directors (or comparable managers) of the Borrower or its applicable Restricted Subsidiary,

(b) so long as it has been approved by the Borrower’s or its applicable Restricted Subsidiary’s Board of Directors in accordance with Applicable Law, the payment of reasonable compensation, consulting service, severance, reasonable and customary indemnification arrangements, or employee benefit arrangements (including pursuant to employee benefit plans, employee stock options or similar plans) to employees, officers, and outside directors of the Borrower and its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice,

(c) transactions permitted by Section 6.3 or Section 6.7, clause (ff) of the definition of “Permitted Indebtedness”, any Permitted Joint Venture Investment and Permitted Intercompany Advance,

(d) (i) any sale of Equity Interests (other than Disqualified Equity Interests) of the Borrower not constituting a Change of Control, and (ii) the entering into of a customary agreement providing registration rights to the shareholders of the Borrower and the performance of such agreements,

(e) the transactions contemplated by the documents, instruments and agreements identified on Schedule 5.17, each as in effect on the Amendment No. 1 Effective Date, including the payment of amounts payable pursuant to and in accordance therewith, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Borrower, the applicable Restricted Subsidiaries or the Lender Group than the original agreement or arrangement in existence on the Amendment No. 1 Effective Date,

(f) transactions with Permitted Joint Ventures, MLP Subsidiaries or Unrestricted Subsidiaries (1) entered into in the ordinary course of business and consistent with past practice, (2) entered into on customary terms, or (3) that are fair to the Borrower and its Restricted Subsidiaries from a financial point of view and not materially disadvantageous to the Lender Group,

(g) transactions involving customary credit support, capital contribution requirements and/or indemnities in respect of tax credit monetization transactions (including monetization of “45Q” or other similar tax credits via tax equity partnership flip transactions, tax credit transfers, preferred equity monetizations or otherwise), and

(h) licenses and sublicenses of intellectual property.

5.18. ~~OFAC; Sanctions;~~ Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions. Each Loan Party will, and will cause each of ~~its~~their respective Subsidiaries to, comply with all applicable Anti-Corruption Laws and Sanctions in all respects, and with Anti-Money Laundering Laws in all material respects ~~with all applicable Sanctions, Anti-Corruption Laws, Canadian Anti-Terrorism Laws and Anti-Money Laundering Laws. Each of Loan Parties and its~~. Each Loan Party shall, and shall cause each of their respective Subsidiaries ~~shall implement and~~to, continue to maintain ~~in effect~~ policies and procedures reasonably designed to ensure compliance ~~by Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions,~~with applicable Anti-Corruption Laws, ~~Canadian Anti-Terrorism Laws and~~ Anti-Money Laundering Laws~~. The covenants and agreements given in this Section 5.18 shall not be made by nor apply to any Canadian Loan Party insofar as compliance with any such covenant or agreement would result in a violation of or breach by or in respect of such Canadian Loan Party or otherwise conflict with the Foreign Extraterritorial Measures Act (Canada).~~ , and Sanctions.

5.19. ~~Beneficial Ownership Regulation~~[Reserved]~~. Each Loan Party will notify the Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and promptly upon the reasonable request of the Agent or any Lender, provide the Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.~~

.

5.20. Intermediation Documents. Each Loan Party will, and will cause each of its Restricted Subsidiaries to (i) perform and observe all the terms and provisions of each Intermediation Document entered into in connection with, or related to, any Intermediation Facility to be performed or observed by it, (ii) maintain each such Intermediation Document in full force and effect except to the extent such Intermediation Document is no longer used or useful in the conduct of the business of Loan Parties or Restricted Subsidiaries in the ordinary course of business, consistent with past practices, and (iii) enforce each such Intermediation Document in accordance with its terms, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

5.21. Maintenance of Ratings. Borrower shall at all times maintain a corporate family rating and a rating with respect to its senior secured debt issued by Moody’s and a corporate rating and a rating with respect to its senior secured debt issued by S&P (but in each case not to maintain a specific rating).

5.22. Control Agreements. Subject to Section 5.23, no Loan Party shall establish or maintain any Deposit Account or Securities Account (in each case, other than an Excluded Account (as defined in the applicable Guaranty and Security Agreement)) unless it is subject to a Control Agreement within ten days of opening or establishing such account (or such longer time as Administrative Agent may agree in its sole discretion); provided, that, in the case of any Deposit Account or Securities Account acquired pursuant to an acquisition (and which account was not established in contemplation of such acquisition), so long as such acquiring Loan Party provides the Administrative Agent with written notice of the existence of such account within five (5) Business Days following the date of such acquisition (or such later date as the Administrative Agent may agree in its sole discretion), such Loan Party will have sixty (60) days following the date of such acquisition (or such later date as the Administrative Agent may agree in its discretion) to cause such account to be subject to a Control Agreement.

5.23. Post-Closing Obligations. The Borrower will and will cause each Subsidiary, as applicable, to execute and deliver the documents and complete the tasks described on Schedule 5.23, in each case, within the time limits specified on such schedule (the failure by Borrower to so perform or cause to be performed such post-closing obligations as and when required by the terms thereof (unless such date is extended or such post-closing obligation is waived, in either case, in writing, by Administrative Agent, which Administrative Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default). All conditions precedent, covenants and representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule 5.23 within the time periods required by this Section 5.23, rather than as elsewhere provided in the Loan Documents).

5.24. Collateral Account. All identifiable cash and Cash Equivalents proceeds of Dispositions of Term Priority Collateral, an Insurance and Condemnation Event relating to Term Priority Collateral, foreclosures on or sales of Term Priority Collateral or any other awards or proceeds of Term Priority Collateral pursuant to the Loan Documents, including interest earned thereon, shall be solely deposited into the Collateral Account and maintained therein until prepaid or reinvested in accordance with the applicable provisions hereof.

6. NEGATIVE COVENANTS.

Each Loan Party covenants and agrees that, until the termination of all of the Commitments and the payment in full of the Obligations (other than (i) indemnities and other contingent Obligations for which no claim in writing has been made and (ii) any Bank Products):

6.1. Indebtedness. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume, suffer to exist, Guarantee, or otherwise become or remain~~, directly or indirectly,~~ liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2. Liens. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume, or suffer to exist~~, directly or indirectly,~~ any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens. Notwithstanding the foregoing, no Loan Party will permit, nor will permit any of its Restricted Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any Excluded Building, except for Permitted Liens pursuant to clauses (c), (d), (e), (f), (k), (o), (cc) and (gg) thereof.

6.3. Restrictions on Fundamental Changes. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to,

(a) other than in order to consummate a permitted acquisition, consummate any merger, amalgamation, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger or amalgamation between Loan Parties; provided, that, the Borrower must be the surviving entity of any such merger or amalgamation to which it is a party, (ii) any merger or amalgamation between a Loan Party and a Restricted Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger or amalgamation, and (iii) any merger or amalgamation between Restricted Subsidiaries of the Borrower that are not Loan Parties,

(b) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of any Excluded Subsidiary of the Borrower, (ii) the liquidation or dissolution of a Loan Party (other than the Borrower) or any of its Restricted Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Restricted Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Restricted Subsidiary of the Borrower that is not a Loan Party so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Restricted Subsidiary of the Borrower that is not liquidating or dissolving, or

(c) suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction permitted under Section 6.4, or (i) in connection with a “turnaround”, (ii) as the result of a Force Majeure event and/or (iii) in connection with the diligent rebuilding or repair of property, plant and equipment, in the case of each of subclauses (i), (ii) and (iii) above, for no longer than reasonably necessary to restore suspended Refinery operations.

~~(a) Consolidate, amalgamate or merge with or into another Person (whether or not the Borrower is the surviving corporation) or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Borrower and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:~~

~~(i) either (A) the Borrower or a Guarantor shall be the continuing or surviving Person, or (B) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Borrower or a Restricted Subsidiary, as applicable) or to which such Disposition will have been made (1) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and (2) assumes all the obligations of the Borrower or such Restricted Subsidiary under the Loan Documents pursuant to agreements reasonably satisfactory to the Agent;~~

~~(ii) immediately after giving effect to such transaction, no Default or Event of Default exists;~~

~~(iii) immediately after giving effect to such transaction on a pro forma basis, (i) the Borrower or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Borrower or a Restricted Subsidiary, as applicable), or to which such Disposition will have been made, will be permitted to incur at least $1.00 of additional Indebtedness under sub-clause (c) of the definition of “Permitted Indebtedness”or (ii) the Fixed Charge Coverage Ratio for the Borrower immediately after such transactions would be higher than prior to such transaction; and~~

~~(iv) each Guarantor, unless such Guarantor is the Person with which the Borrower has entered into a transaction under this covenant, will have by amendment to the applicable Guaranty and Security Agreement confirmed that such Guaranty and Security Agreement will apply to the obligations of the Borrower or the surviving Person in accordance with this Agreement, in a manner reasonably satisfactory to the Agent.~~

~~(b) Directly or indirectly, lease all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person.~~

~~(c) Clauses (ii), (iii) and (iv) of Section 6.3(a) will not apply (x) to any merger, amalgamation, consolidation or sale, assignment, transfer, conveyance or other disposition of assets (A) between or among the Borrower and any of its Restricted Subsidiaries or between the Borrower and its Restricted Subsidiaries, on the one hand, and any Subsidiary of the Borrower that is not a Restricted Subsidiary, on the other hand, so long as the survivor of such merger, amalgamation or consolidation is the Borrower or a Restricted Subsidiary (as applicable) (and (x) if either entity was the Borrower, the Borrower,~~

~~and (y) if either entity was a Guarantor, the Borrower or a Guarantor) or (B) effected in connection with a Disposition permitted by Section 6.4 or an Investment permitted by Section 6.7 or (y) if, in the good faith determination of the Board of Directors of the Borrower, whose determination is evidenced by a board resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Borrower.~~

~~(d) Section 6.3(a) and (b) shall not apply to (i) any transfer of assets by the Borrower to any Guarantor, (ii) any transfer of assets among Guarantors to the Borrower, (iii) any transfer of assets by a Restricted Subsidiary that is not a Guarantor to (x) another Restricted Subsidiary that is not a Guarantor or (y) the Borrower or any Guarantor, (iv) any merger, amalgamation or consolidation of two Subsidiaries so long as the surviving entity is a Restricted Subsidiary and, if either of such Subsidiaries was a Guarantor, so long as the surviving entity is a Guarantor or (v) any merger, amalgamation or consolidation effected in connection with a Disposition permitted by Section 6.4 or an Investment permitted by Section 6.7.~~

~~(e) Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Borrower in accordance with Section 6.3(a) or (b) hereof, the successor formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Agreement referring to the “Borrower” shall refer instead to the successor and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein and the predecessor will be released from all obligations.~~

6.4. Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3, each Loan Party will not, and will not permit any of its Restricted Subsidiaries to ~~Dispose of any of its or their~~make any Disposition of any Borrower’s or its Restricted Subsidiaries’ assets (including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division”).

6.5. Nature of Business. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to~~,~~ engage in any material line of business substantially different from ~~those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Closing Date or~~(a) the Business, (b) any business reasonably related, ancillary, incidental or complementary thereto, or reasonable extensions thereof (including a Similar Business), or (c) such other lines of business as may be consented to by the Required Lenders.

6.6. Amendments. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to ~~directly or indirectly~~ amend, modify or change any of the terms or provisions of:

(a) Any ABL Document except as permitted by the ABL Intercreditor Agreement; and

(b) Any Intermediation Document in a manner that could reasonably be expected to have a Material Adverse Effect.

6.7. Restricted Payments.

(a) The Borrower shall not, nor shall it permit any Restricted Subsidiary to~~, directly or indirectly~~ (1) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests or to the direct or indirect holders of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (A) payable in additional Equity Interests (other than Disqualified Equity Interests) of the Borrower or any Restricted Subsidiary or (B) to the

Borrower or a Guarantor); (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrower held by Persons other than the Borrower or any of its Restricted Subsidiaries; (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness with an outstanding principal amount in excess of $50,000,000 that is subordinated in right of payment to the Loans or ~~any~~the Guaranty and Security Agreement, except (x) a payment of principal or interest at the stated maturity thereof, (y) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition or (z) any Indebtedness incurred pursuant to clause (f) of the definition of “Permitted Indebtedness”; or (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii) the Borrower would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness under sub-clause (c) of the definition of “Permitted Indebtedness”; and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after March 30, 2018 (excluding Restricted Payments permitted by clauses (ii) to (vi) and (viii) to (xiii) of Section 6.7(b) hereof), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the beginning of the fiscal year ending December 31, 2018, to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B) 100% of the aggregate net cash proceeds (or the aggregate fair market value of any property or assets (such fair market value as determined in the good faith reasonable judgment of the Borrower)) received by the Borrower since March 30, 2018, as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Equity Interests) of the Borrower or from the Incurrence of Indebtedness of the Borrower that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Borrower), plus

(C) with respect to Restricted Investments made by the Borrower and its Restricted Subsidiaries after March 30, 2018, an amount equal to the net reduction in such Investments in any Person resulting from dividends, distributions, repayments of loans or advances, or other transfers of assets, in each case to the Borrower or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of a Guarantee (except to the extent any amounts are paid under such Guarantee ), not to exceed, in each case, the amount of Restricted Investments previously made by the Borrower or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after March 30, 2018, plus

(D) any cash dividends or distributions received by the Borrower from any Unrestricted Subsidiaries since March 30, 2018, to the extent not included in Consolidated Net Income; plus

(E) to the extent any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after March 30, 2018, the fair market value of the Borrower’s Investment in such Subsidiary as of the date of such redesignation (such fair market value as determined in the good faith reasonable judgment of the Borrower); plus

(F) any Declined Proceeds since March 30, 2018 (including any Declined Proceeds under the Existing Credit Agreement); plus

(G) $400,000,000~~.~~

(the greater of (i) $0 and (ii) the sum of the subclauses (A) through (G), the “Available Amount”).

(b) The foregoing provisions of Section 6.7(a) shall not prohibit, so long as, in the case of clauses (vii), (x), (xi) and (xii) of this Section 6.7(b), no ~~Default or~~ Event of Default has occurred and is continuing or would be caused thereby:

(i) the payment of any dividend within 75 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement;

(ii) the payment of any dividend by a Restricted Subsidiary of the Borrower to the holders of any class of its Equity Interests on a pro rata basis among holders of such class;

(iii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Borrower or any Guarantor or of any Equity Interests of the Borrower or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Borrower or a substantially concurrent sale (other than to a Subsidiary of the Borrower) of, Equity Interests (other than Disqualified Equity Interests) of the Borrower; provided, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (iii)(B) of Section 6.7(a);

(iv) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Loans with the net cash proceeds from an Incurrence of Refinancing Indebtedness;

(v) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of the Borrower) of, Equity Interests (other than Disqualified Equity Interests) of the Borrower; provided, that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange will be excluded from clause (iii)(B) of Section 6.7(a);

(vi) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represent all or a portion of the exercise price thereof;

(vii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower held by any current or former employee or director of the Borrower (or any of its Restricted Subsidiaries) pursuant to the terms of any employee equity subscription agreement, stock option agreement, restricted stock or similar agreement entered into in the ordinary course of business; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any calendar year will not exceed $10,000,000 (with unused amounts carried over to subsequent years);

(viii) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon conversion or exchange of securities convertible into or exchangeable for Equity Interests of the Borrower; provided, that any such cash payment shall not be for the purpose of evading the limitations of this covenant (as determined in good faith by the Board of Directors of the Borrower);

(ix) the repurchase of any subordinated Indebtedness that is subordinated in right of payment to the Loans at a purchase price not greater than 101% of the principal amount thereof in the event of a Disposition in an amount not to exceed the Net Cash Proceeds thereof minus any amounts prepaid as described in the proviso hereto, provided, that in each case, prior to the repurchase the Borrower has made an offer to purchase and repurchased with the Net Cash Proceeds of such Disposition all Loans that were validly tendered for payment in connection with such offer to purchase under Section 2.4(b)(ii);

(x) the declaration and payment of dividends to holders of any class or series of Disqualified Equity Interests of the Borrower or any Restricted Subsidiary issued not in violation of this Agreement and payment of any redemption price or liquidation value of any such Disqualified Equity Interests when due in accordance with its terms;

(xi) (A) make cash dividends to the holders of Equity Interests in Borrower and (B) repurchase Equity Interests of Borrower, in each case, (1) in an aggregate amount after the Amendment No. 1 Effective Date not to exceed $200,000,000 in any twelve month period, plus (2) additional unlimited Restricted Payments for such purposes if the pro forma Net Leverage Ratio of the Borrower (after giving effect to all appropriate pro forma adjustment events) does not exceed 1.25 to 1.00;

(xii) ~~(xi)~~ other Restricted Payments so long as, immediately before and after such Restricted Payment, the pro forma Net Leverage Ratio of the Borrower (after giving effect to all appropriate pro forma adjustment events) does not exceed 1.50 to 1.00;

(xiii) ~~(xii)~~ other Restricted Payments in an aggregate amount not to exceed the greater of (x)  $~~145,000,000~~250,000,000 and (y)  ~~2.0~~5.0 % of Total Assets of the Borrower (measured at the time of the making of such Restricted Payment) (the “General RP Basket”); ~~and~~

(xiv) Restricted Payments not to exceed the Available Amount; and

(xv) ~~(xiii)~~ the declaration (so long as there is no Event of Default under Section 7.1, 7.4 or 7.5) or payment of cash dividends on the Borrower’s common Equity Interests in an amount not to exceed $0.31 per share in any fiscal quarter plus the payment of pro rata dividends on shares subject to issuance pursuant to outstanding options; provided, that any such cash dividends shall not decrease the sum calculated pursuant to Section 6.7(a)(iii).

The amount of any Restricted Payment (other than cash) will be the fair market value, as determined in good faith by an officer of the Borrower, on the date of such Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Borrower or such Subsidiary, as the case may be, pursuant to such Restricted Payment.

Notwithstanding the foregoing, no Loan Party or Restricted Subsidiary shall make any Restricted Payment with a Refinery (other than a Specified Asset or an Excluded Refinery) to any MLP Subsidiary or other Person (other than another Loan Party or Restricted Subsidiary).

6.8. ~~Accounting Methods~~Fiscal Year; Organizational Documents.

(a) Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, modify or change its fiscal year ~~or its method of accounting (other than as may be required to conform to GAAP)~~.

(b) Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the rights or interests of the Lenders.

(c) Each Loan Party will not, without at least ten (10) days’ prior written notice to Administrative Agent (or such shorter period as may be agreed to by the Administrative Agent), change its (i) jurisdiction of organization, (ii) organizational structure or type, (iii) legal name, or (iv) organizational number (if any) assigned by its jurisdiction of organization.

6.9. ~~Transactions with Affiliates~~6.9. [Reserved].

~~.~~

~~(a) Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly enter into any transaction of any kind involving payments or an aggregate consideration in excess of $10,000,000 with any Affiliate of the Borrower or any Subsidiary thereof, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, that the Borrower delivers to the Agent, with respect to any such transaction or series of such related transactions involving aggregate consideration in excess of $50,000,000, a board resolution set forth in an Authorized Person’s certificate certifying that such transaction or series of such related transactions complies with this Section 6.9 and that such transaction or series of such related transactions has been approved by a majority of the disinterested members of the Board of Directors of the Borrower.~~

~~(b) Notwithstanding Section 6.9(a), the following transactions shall not be subject to the restriction contained in clause (a) above:~~

~~(i) transactions between or among the Loan Parties;~~

~~(ii) transactions between or among non-Guarantor Restricted Subsidiaries~~

~~(iii) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Borrower;~~

~~(iv) Restricted Payments that are permitted by Section 6.7 and Permitted Investments;~~

~~(v) any sale of Equity Interests (other than Disqualified Equity Interests) of the Borrower;~~

~~(vi) transactions pursuant to agreements or arrangements in effect on the Closing Date and set forth on Schedule 6.9 or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Borrower and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Closing Date;~~

~~(vii) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Borrower or any of its Restricted Subsidiaries with officers and employees of the Borrower or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Borrower or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment have been approved by a majority of the disinterested members of the Board of Directors of the Borrower;~~

~~(viii) any transaction in which the Borrower or any Restricted Subsidiary, as the case may be, obtains a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Borrower and its Restricted Subsidiaries from a financial point of view;~~

~~(ix) the entering into of a customary agreement providing registration rights to the shareholders of the Borrower and the performance of such agreements;~~

~~(x) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business (including the payment of insurance premiums to a Captive Insurer and the payment of administrative expenses) or (B) transactions with Permitted Joint Ventures, MLP Subsidiaries or Unrestricted Subsidiaries (1) entered into in the ordinary course of business and consistent with past practice or industry norms, (2) entered into on customary terms (as determined by the Borrower in good faith, including that such transaction is customary in respect of Persons and their Permitted Joint Ventures, MLP Subsidiaries or Unrestricted Subsidiaries, as applicable), or (3) that are fair to the Borrower and its Restricted Subsidiaries from a financial point of view (as determined by the Borrower in good faith); or~~

~~(xi) transactions permitted by, and complying with the provisions of, Section 6.3.~~

6.10. Use of Proceeds~~.~~

~~(a)~~ . Each Loan Party will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loan made or deemed made hereunder ~~for any purpose other than on~~on (x) the Closing Date, (A) to partially repay the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Agreement, and (B) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby ~~.~~ and (y) the Amendment No. 1 Effective Date (A) to partially repay the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with this Agreement on the Amendment No. 1 Effective Date, (B) to pay the fees, costs, and expenses incurred in connection with Amendment No. 1, the other Loan Documents, and the transactions contemplated hereby and thereby and (C) to the extent not applied pursuant to clause (y)(A) and (y)(B), for working capital and general corporate purposes.

~~(b) Each Loan Party will not, and will not permit any of its Subsidiaries to, use the proceeds of any Incremental Loan made hereunder for any purpose not permitted by Section 2.17.~~

~~(c) (i) No part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (ii) no part of the proceeds of any Loan will be used, directly or, to the knowledge of any Loan Party, indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (iii) no part of the proceeds of any Loan will be used, directly or, to the knowledge of any Loan Party, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws, Canadian Anti-Terrorism Laws or Anti-Money Laundering Laws. The covenants and agreements given in this Section 6.10 shall not be made by nor apply to any Canadian Loan Party insofar as compliance with any such covenant or agreement would result in a violation of or breach by or in respect of such Canadian Loan Party or otherwise conflict with the Foreign Extraterritorial Measures Act (Canada).~~

6.11. Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Borrower may designate any Restricted Subsidiary of the Borrower to be an Unrestricted Subsidiary; provided, that:

(i) the aggregate fair market value, as determined in good faith by the Board of Directors of the Borrower, of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Borrower or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) will be deemed to be an Investment made as of the time of such designation and that such Investment would be ~~permitted under Section 6.7 hereof, including as~~ a Permitted Investment.

(ii) such Subsidiary does not hold any Liens on any property of the Borrower or any Restricted Subsidiary thereof;

(iii) the Subsidiary being so designated:

(A) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower or would be permitted under Section  ~~6.9~~5.13 hereof; ~~and~~

(B) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation to subscribe for additional Equity Interests, except as would be permitted under Section 6.7 hereof; and

(iv) No Event of Default would be in existence following such designation.

(b) Any designation of a Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by filing with the Administrative Agent the board resolution giving effect to such designation and a certificate duly executed by an Authorized Person of the Borrower certifying that such designation complied with the preceding conditions and was permitted by this Agreement. If, at any time, any Unrestricted Subsidiary (x) would fail to meet any of the preceding requirements described in subclauses (A) or (B) of clause (iii) of Section 6.11(a), it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Agreement, such event will constitute an Event of Default under this Agreement.

(c) The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that:

(i) such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is Permitted Indebtedness;

(ii) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be ~~permitted under Section 6.7 hereof, including as~~a Permitted ~~Investments~~Investment ;

(iii) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be Permitted Liens; and

(iv) no Event of Default would be in existence following such designation.

Notwithstanding the provisions set forth above with respect to “Unrestricted Subsidiaries”, the Borrower shall not designate any Subsidiary as an Unrestricted Subsidiary, to the extent that such Subsidiary (x) directly or indirectly owns a Refinery (other than a Specified Asset or an Excluded Refinery) or (y) is not an “Unrestricted Subsidiary” for purposes of the ABL Documents.

6.12. Limitation on Encumbrances on ~~Excluded Real Property and~~the Equity Interests of the MLP GP. Notwithstanding anything to the contrary in any Loan Document, no Loan Party will, or will permit any of its Restricted Subsidiaries to, create, incur, assume, or suffer to exist~~, directly or indirectly,~~ any Lien on or with respect to ~~any (a) Excluded Real Property except for Liens permitted to be incurred under clauses (c), (d), (e), (f), (g), (i)(ii) (solely with respect to convenience stores acquired or constructed after the Closing Date), (k), (o), (bb), (cc), (dd), (ee) (solely to the extent in connection with sale-leaseback transactions permitted hereunder with respect to convenience stores acquired or constructed after the Closing Date) and (gg) of the definition of “Permitted Liens” or (b)~~ any Equity Interests of the MLP GP except for nonconsensual Permitted Liens arising by operation of Applicable Law, including Liens permitted to be incurred under clauses (e) and (f) of the definition of “Permitted Liens”.

6.13. Burdensome Agreement.

(a) Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of the Borrower or any Restricted Subsidiary to: (i) pay dividends or make any other distributions on its Equity Interests (or with respect to any other interest or participation in, or measured by, its profits) to the Borrower or any of its Restricted Subsidiaries or pay any liabilities owed to the Borrower or any of its Restricted Subsidiaries; (ii) make loans or advances to the Borrower or any of its Restricted Subsidiaries; (iii) transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries or (iv) create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lender Group to secure the Obligations.

(b) The restrictions in Section 6.13(a) will not apply to encumbrances or restrictions:

(i) existing under, by reason of or with respect to (A) the ABL Agreement ~~or~~, (B) Permitted Indebtedness or (C) any existing Indebtedness or any other agreements set forth on Schedule 6.13, in the case of clauses (A) and (~~B~~C), in effect on the ~~Closing~~Amendment No. 1 Effective Date;

(ii) set forth in this Agreement and the other Loan Documents;

(iii) existing under, by reason of or with respect to Applicable Law;

(iv) with respect to any Person or the property or assets of a Person acquired after the ~~Closing~~Amendment No. 1 Effective Date by the Borrower or any of its Restricted Subsidiaries, existing at the time of such acquisition and not Incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof;

(v) set forth in any document governing any secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be Incurred pursuant to Sections 6.1 and 6.2 hereof;

(vi) in the case of clause (iii) of Section 6.13(a):

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Restricted Subsidiary thereof not otherwise prohibited by this Agreement, or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Borrower or any Restricted Subsidiary thereof in any manner material to the Borrower or any Restricted Subsidiary thereof;

(vii) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Equity Interests of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(viii) existing under restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(ix) existing under joint venture or similar agreements or any Indebtedness permitted to be Incurred under this Agreement and which an officer of the Borrower determines in good faith will not materially adversely affect the Borrower’s ability to make payments of principal or interest payments on the Loans;

(x) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (ix) of Section 6.13(b) hereof, provided, that, the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings, in the good faith judgment of an Authorized Person of the Borrower, are not materially more restrictive, taken as a whole, than those prior to such amendment, modification, restatement, renewal, extension, supplement, refunding, replacement or refinancing; ~~and~~

(xi) solely for the purposes of Section 6.13(a)(iii) and (iv) (with respect to Intermediation Collateral), contained in any Intermediation Document existing or entered into in accordance with this Agreement (and, for the avoidance of doubt, shall not prohibit transfers of Term Loan Priority Collateral)~~.~~;

(xii) set forth in licenses, sublicenses or cross licenses of intellectual property permitted hereunder.

6.14. Covenants Relating to MLP Subsidiaries. The Borrower and its Restricted Subsidiaries shall be subject to the following covenants relating to MLP Subsidiaries:

(a) the Borrower shall not permit (x) the MLP GP to engage in any business other than holding a general partnership interest in the MLP or (y) any Future MLP GP to engage in any business other than holding a general partnership interest in Future MLPs;

(b) neither the Borrower nor any of its Restricted Subsidiaries shall (i) ~~provide any Guarantee of, or any credit support for,~~make any Investments in respect of any Indebtedness of an MLP Subsidiary, or otherwise be ~~directly or indirectly~~ liable for any Indebtedness of such MLP Subsidiary (other than pursuant to a Permitted Investment), (ii) permit any Indebtedness of an MLP Subsidiary to be recourse to the Borrower or any Restricted Subsidiary, other than pursuant to customary terms regarding accuracy of representations and warranties, tax treatment or covenants, “bad boy” guarantees and/or limited recourse obligations and (iii) permit a Lien on any of its property to secure, or permit any of its property to be otherwise subject (directly or indirectly) to the satisfaction of any Indebtedness of any MLP Subsidiary (it being understood and agreed that this clause (iii) shall not be deemed to restrict any MLP Subsidiary from granting a Lien in such MLP Subsidiary’s right, title and interest to any lease to which such MLP Subsidiary is the lessee and Borrower or a Restricted Subsidiary thereof is the lessor; provided that such Lien shall be subject to customary rights in favor of the lessor in respect of such lease~~)~~, other than pursuant to customary terms regarding accuracy of representations and warranties, tax treatment or covenants, “bad boy” guarantees and/or limited recourse obligations; and

(c) neither the Borrower nor any of its Restricted Subsidiaries shall permit any MLP Subsidiary to (i) own any Equity Interests in the Borrower or any Restricted Subsidiary, (ii) hold any Indebtedness of the Borrower or any Restricted Subsidiary, except in the ordinary course of business ~~but in no event Indebtedness for borrowed money~~, or (iii) hold any Lien on any property of the Borrower or any Restricted Subsidiary, except in connection with the ordinary course of business ~~but in no event to secure Indebtedness for borrowed money~~ (it being understood and agreed that this clause (iii) shall not be deemed to restrict any MLP Subsidiary from entering into a lease with respect to which such MLP Subsidiary is the lessee and Borrower or a Restricted Subsidiary thereof is the lessor; provided that such lease shall be subject to customary rights in favor of the lessor in respect of such lease).

6.15. Hedging. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, ~~enter into~~consummate any Hedge Agreement other than any Hedge Agreement that is not for speculative purposes.

6.16. Certain Undertakings Relating to the Separateness of the MLP and MLP Subsidiaries~~.~~

~~(a) Separate Records; Separate Assets~~. The Borrower shall, and shall cause the MLP Subsidiaries to, (i) maintain the MLP Subsidiaries’ respective books and records and the MLP Subsidiaries’ respective accounts separate from those of the Borrower and its Restricted Subsidiaries, and (ii) maintain the MLP Subsidiaries’ respective financial and other books and records showing the MLP Subsidiaries’ respective assets and liabilities separate and apart from those of the Borrower and its Restricted Subsidiaries. The Borrower shall not commingle or pool, and shall cause the MLP Subsidiaries not to commingle or pool, their respective funds or other assets with those of any other Person, except their respective consolidated Subsidiaries.

~~(b) Separate Name; Separate Credit. The Borrower shall, and shall cause the MLP Subsidiaries to, (i) conduct their respective businesses in their respective own names or in the names of their respective Subsidiaries, and (ii) generally hold the MLP Subsidiaries as entities separate from the Borrower and its Restricted Subsidiaries. The Borrower shall, and shall cause the MLP Subsidiaries to, (x) pay their respective obligations and liabilities from their respective own funds (whether on hand or borrowed) and (y) maintain adequate capital in light of their respective business operations.~~

~~(c) Separate Formalities. The Borrower shall cause the MLP Subsidiaries to observe all limited liability company or partnership formalities and other formalities required by their respective organizational documents and Applicable Law.~~

6.17. ~~Intermediation Facilities~~[Reserved].

~~. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, enter into any crude oil or other feedstock supply agreements, natural gas supply agreements, hydrogen supply agreements, or off-take agreements relating to intermediate or refined products with a counterparty for purposes of facilitating an intermediation agreement other than an Intermediation Facility.~~

~~6.18. Canadian Defined Benefit Pension Plan. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, establish, maintain, sponsor, contribute to or otherwise incur or assume liability or obligations in respect of a Canadian Defined Benefit Pension Plan or amalgamate with a Person that maintains, sponsors or otherwise has liability for any Canadian Defined Benefit Pension Plan during the term of this Agreement.~~

7.	EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

7.1. Payments. If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal and other than Obligations under Bank Product Agreements and/or Hedge Agreements, if any) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of five (5) Business Days or (b) all or any portion of the principal of the Loans;

7.2. Covenants. (a) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 5.3 (solely with respect to existence of each Loan Party in its jurisdiction of organization) or Article 6; or (b) any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 7.1 or clause (a) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice by the Administrative Agent.

7.3. Judgments. If one or more judgments, orders~~, requirements to pay issued by a Canadian Governmental Authority~~ or awards for the payment of money involving an aggregate amount of $~~75,000,000 or~~100,000,000 or more (net of any amounts covered by insurance pursuant to which the insurer (including a Captive Insurer) has not denied coverage) is entered or filed against a Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or with respect to any of their respective assets, and either (a) there is a period of thirty (30) consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

7.4. Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary);

7.5. Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) and any of the following events occur: (a) such Loan Party or Restricted Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party, or (e) an order for relief shall have been issued or entered therein;

7.6. Default Under Other Agreements. If there is (a) a default in one or more agreements to which a Loan Party or any of its Restricted Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Restricted Subsidiaries’ Indebtedness (other than in respect of Hedge Agreements) involving an aggregate amount of $~~75,000,000 or~~100,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Restricted Subsidiary’s obligations thereunder; provided that a default by a Loan Party or a Restricted Subsidiary thereof under any financial maintenance covenant included in the ABL Agreement shall not constitute an Event of Default under this Section 7.6(a) unless the ABL Agent or the requisite lenders thereunder shall have terminated the lending commitments under the ABL Agreement and declared all outstanding borrowings thereunder to be immediately due and payable, (b) a default in or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Restricted Subsidiaries is a party as to which such Loan Party or Restricted Subsidiary is the defaulting party or affected party and the Swap Termination Value is an aggregate amount of $~~75,000,000~~100,000,000 or more or (c) there is an event of default by a Loan Party or any of its Restricted Subsidiaries in respect of any Intermediation Facility that could reasonably be expected to have a Material Adverse Effect;

7.7. Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Administrative Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

7.8. Guaranty. If the obligation of any Guarantor under the Guarantee contained in ~~any~~the Guaranty and Security Agreement is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement or such Guaranty and Security Agreement) or if any Guarantor repudiates or revokes or purports to repudiate or revoke any such Guarantee;

7.9. Security Documents. If ~~any~~the Guaranty and Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, (except to the extent of Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens or the interests of lessors under Capital Leases and, subject to the ABL Intercreditor Agreement, Liens granted to the ABL Agent pursuant to the ABL Documents) first priority Lien on the Collateral covered thereby, except, in each case, (i) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, (ii) with respect to Collateral the aggregate value of which, for all such Collateral, does not exceed $~~15,000,000~~20,000,000 , or (iii) as the result of an action or failure to act on the part of the Administrative Agent;

7.10. Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Administrative Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Restricted Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Restricted Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Restricted Subsidiaries shall deny that such Loan Party or its Restricted Subsidiaries has any liability or obligation purported to be created under any Loan Document;

7.11. Change of Control. A Change of Control shall occur, whether directly or indirectly;

7.12. ERISA~~; Canadian Pension Plans~~. (a) ~~An~~A Notification Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC that could reasonably be expected to have a Material Adverse Effect~~,~~ or (b) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect ~~or (c) the occurrence of a Canadian Pension Event~~;

7.13. Certain Environmental Event. Any Environmental Action, Remedial Action, or Environmental Liability shall arise or occur, the cost of which to any Loan Party or any of its Restricted Subsidiaries (other than costs covered by indemnification rights or insurance, as to which the indemnitor or carrier (as applicable) has adequate claims paying ability and has not effectively disclaimed indemnification or coverage) could reasonably be expected to have a Material Adverse Effect (after taking into consideration available claims or rights of recovery that the Loan Party or any of its Restricted

Subsidiaries may have against any third party, to the extent reasonably expected to be realized), and such Environmental Action, Remedial Action or Environmental Liability continues uncured and is continuing for a period of ~~thirty~~sixty (~~30~~60 ) days after the earlier of (i) the date on which such Environmental Action, Remedial Action, or Environmental Liability shall first become known to any officer of any Loan Party or (ii) the date on which written notice thereof is given to Borrower by Administrative Agent; and

7.14. Intercreditor Provisions. The ABL Intercreditor Agreement, any other Intercreditor Agreement or the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (collectively, the “Intercreditor Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against the ABL Agent, any holder of any ABL Loans, any holder of the applicable Subordinated Indebtedness or any other Person bound by any Intercreditor Provisions; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the applicable Intercreditor Provisions, (B) that such Intercreditor Provisions exist for the benefit of the Lender Group, or (C) that all payments of principal of or premium and interest on the ABL Loans, the applicable Subordinated Indebtedness or other Indebtedness subject to any Intercreditor Provisions, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the applicable Intercreditor Provisions.

8.	RIGHTS AND REMEDIES.

8.1. Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent may, and, at the instruction of the Required Lenders, shall, in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a) by written notice to Borrower, declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower; and

(b) subject to any Intercreditor Agreements and any Intermediation Access Agreement, exercise all other rights and remedies available to Administrative Agent or the Lenders under the Loan Documents, under Applicable Law, or in equity, including, without limitation, any rights of setoff.The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 7.4 or Section 7.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrower shall automatically be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Borrower.

8.2. Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the UCC, ~~the PPSA,~~ by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Default or Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

8.3. Credit of Payments and Proceeds. Subject to any Intercreditor Agreement, in the event that the Obligations have been accelerated pursuant to Section 8.1 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Obligations and all net proceeds from the enforcement of the Obligations shall, subject to the provisions of Section 2.20, be applied by the Administrative Agent as follows:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and (ii) to payment of that portion of the Obligations constituting unpaid Bank Product Obligations to the applicable Bank Product Providers, ratably among the Lenders and Bank Product Providers in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Obligations have been ~~indefeasibly~~ paid in full, to the Borrower or as otherwise required by Applicable Law.

8.4. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.7 and 9.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.7 and 9.3.

8.5. Credit Bidding.

(a) The Administrative Agent, on behalf of itself and the Lenders, shall have the right, exercisable at the discretion of the Required Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC ~~and/or the PPSA~~, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of any Debtor Relief Law, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the Lenders, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the Lenders on the basis of the Obligations so assigned by each Lender); provided, that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 13.1.

Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Lender, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

9.	WAIVERS; INDEMNIFICATION.

9.1. Demand; Protest; etc. Each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and Guarantees at any time held by the Lender Group on which any Loan Party may in any way be liable.

9.2. [Reserved].

9.3. Indemnification . Each Loan Party shall pay, indemnify, defend, and hold Agent-Related Persons ~~and~~, the Lender-Related Persons, each Joint Lead Arranger (together with their respective Affiliates, officers, directors, employees, attorneys, representatives and agents) and each Senior Co-Manager (together with their respective Affiliates, officers, directors, employees, attorneys, representatives and agents) (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented out-of-pocket fees and disbursements of attorneys (but limited to one counsel for all Indemnified Persons and, if reasonably necessary or advisable, one local counsel for all Indemnified Persons in each applicable jurisdiction and, solely in the case of actual or potential conflicts of interest, one additional counsel in each applicable jurisdiction for the affected Indemnified Person(s) similarly situated taken as a whole), experts, or consultants and all other reasonable and documented out-of-pocket costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided; that, Loan Parties shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than ~~Wells Fargo~~MUFG (and any successor or replacement Administrative Agent)) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower’s and its Restricted Subsidiaries’ compliance with the terms of the Loan Documents, (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans hereunder, or the use of the proceeds of the Loans provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or Release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any of its Restricted Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Borrower or any of its Restricted Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Loan Party shall have any obligation to any Indemnified Person under this Section 9.3 with respect to any Indemnified Liability (x) that a court of competent jurisdiction finally determines pursuant to a non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents, (y) resulting from a claim brought by a Loan Party against an Indemnified Person for breach in bad faith of such Indemnified Person’s obligations under the Loan Documents, if such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as finally determined by a court of competent jurisdiction or (z)(i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification provided for herein shall extend to Administrative Agent (but not the Lenders unless the dispute involves an act or omission of a Loan Party) relative to disputes between or among Administrative Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 2.15, other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Loan Parties were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Loan Parties with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH

INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

10.	NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to any Loan Party ~~or~~, Administrative Agent or Collateral Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Loan Party:

c/o Delek US Holdings, Inc.

~~7102 Commerce~~310 Seven Springs Way,

Suite 500

Brentwood, Tennessee 37027

Attn: General Counsel

Fax No.: 615-224-6362

legalnotices@delekus.com

and

treasuryinquiries@delekus.com

with copies to:

~~Kirkland & Ellis~~Willkie Farr & Gallagher

LLP

~~609 Main Street~~ 787 Seventh Avenue

~~Houston, Texas 77002~~

New York, New York 10019

Attn: ~~Rachael Lichman, Esq.~~Andres Mena

~~rachael.lichman@kirkland.com~~amena@willki e.com

If to Administrative Agent:

~~WELLS FARGO BANK, NATIONAL~~

~~ASSOCIATION~~MUFG Bank, Ltd.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Attn: MUFG Agency Team

~~1100 Abernathy Road, Suite 1600~~Email:

loanops@MUFG-AS

~~Atlanta, Georgia 30328~~

with copies to:	Paul Hastings LLP 2001 Ross Avenue, Suite 2700 Dallas, Texas 75201 Attn: Erec Winandy and Corey Wright ~~Attn: Christopher Waterstreet~~Email: erecwinandy@paulhastings.com; coreywright@paulhastings.com

If to Collateral Agent:

Wally Jones, CTMC

Vice President

US Bank Global Corporate Trust

333 Commerce Street, Suite 900

Nashville, Tennessee 37201

Direct: 615-251-0733

Fax: 615-251-0737

~~christopher.m.waterstreet@wellsfargo.com~~E

mail: wally.jones@usbank.com

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Article 10, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

11.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE ADMINISTRATIVE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS

BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE ADMINISTRATIVE AGENT, ANY JOINT LEAD ARRANGER, THE AMENDMENT NO. 1 ARRANGERS, ANY SENIOR CO-MANAGER, ANY LENDER, ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY JOINT LEAD ARRANGER, THE AMENDMENT NO. 1 ARRANGERS, ANY SENIOR CO-MANAGER OR ANY LENDER, OR ANY DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, ADMINISTRATIVE AGENT, OR ATTORNEY-IN-FACT OF ANY OF THE FOREGOING, AND NO CLAIM MAY BE MADE BY ANY OF THE FOREGOING AGAINST A LOAN PARTY, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR; PROVIDED THAT, FOR THE AVOIDANCE OF DOUBT, NOTHING CONTAINED IN THIS SECTION 11(e) SHALL LIMIT ANY LOAN PARTY’S INDEMNIFICATION, HOLD HARMLESS OR REIMBURSEMENT OBLIGATIONS TO EXTENT SET FORTH IN SECTION 9.3.

12.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

12.1. Assignments and Participations.

(a)(i) Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:

(A) Borrower; provided, that no consent of Borrower shall be required (1) if an Event of Default under Section 7.1, 7.4 or 7.5 has occurred and is continuing or (2) in connection with an assignment to a Person that is a Lender, an Affiliate (other than natural persons) or a Related Fund of a Lender; provided further, that Borrower shall be deemed to have consented to a proposed assignment unless it objects thereto by written notice to Administrative Agent within seven (7) Business Days after having received notice thereof; and

(B) Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) no assignment may be made to (i) a Disqualified Institution or (ii) a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person,

(B) no assignment may be made to a Defaulting Lender, a Loan Party, any Subsidiary of a Loan Party or an Affiliate of a Loan Party,

(C) the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Administrative Agent) shall be in a minimum amount (unless waived by Administrative Agent) of $1,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender, or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $1,000,000),

(D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

(E) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Acceptance; provided, that Borrower and Administrative Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Administrative Agent by such Lender and the Assignee,

(F) unless waived by Administrative Agent, the assigning Lender or Assignee has paid to Administrative Agent, for Administrative Agent’s separate account, a processing fee in the amount of $3,500, and

(G) the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire in a form approved by Administrative Agent (the “Administrative Questionnaire”).

(b) From and after the date that Administrative Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 9.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 14 and Section 16.9(a).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Administrative Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon Administrative Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 12.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Administrative Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or Guarantees (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, (vi) no participation shall be sold to a Loan Party, a Subsidiary of a Loan Party or an Affiliate of a Loan Party and (vii) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Administrative Agent, Borrower, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 16.9, disclose all documents and information which it now or hereafter may have relating to the Borrower and its Subsidiaries and their respective businesses.

(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or United States Treasury Regulation 31 CFR §203.24 ~~or the Bank of Canada~~, and such Federal Reserve Bank ~~or the Bank of Canada, as applicable,~~ may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Administrative Agent (as a non-fiduciary agent on behalf of Borrower) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Loans (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any of its Loans to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrower shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any its Loans to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrower, shall maintain a register comparable to the Register.

(i) In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrower, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(j) Administrative Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register to the extent it has one) available for review by Borrower from time to time as Borrower may reasonably request.

12.2. Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Loan Party may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Loan Party from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 12.1 and, except as expressly required pursuant to Section 12.1, no consent or approval by any Loan Party is required in connection with any such assignment.

13. AMENDMENTS; WAIVERS.

13.1. Amendments and Waivers.

(a) Except as provided in Section 2.17 with respect to any Incremental Facility, Section 2.18 with respect to any Refinancing Amendment and Section 2.19 with respect to any Extension, no amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements and the Agency Fee Letter), and no consent with respect to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and acknowledged by the Administrative Agent and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly and adversely affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(i) increase the amount of or extend the expiration date of any Commitment of any Lender,

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document (except with respect to an Extension Offer or any waiver of any mandatory prepayment required pursuant to Section 2.4(b)(i) through (v)),

(iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.5(b) or the terms thereof (which waiver shall be effective with the written consent of the Required Lenders)),

(iv) amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v) amend, modify, or eliminate Section 3.1,

(vi) other than as permitted by Section 14.11, release Collateral Agent’s Lien in and to all or substantially all of the Collateral,

(vii) amend, modify, or eliminate the definitions of “Required Lenders” or “Pro Rata Share” (except, with respect to “Pro Rata Share”, in connection with an Extension),

(viii) other than in connection with a merger, amalgamation, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release the Borrower or substantially all Guarantors from any obligation for the payment of money or consent to the assignment or transfer by the Borrower or substantially all Guarantors of any of its rights or duties under this Agreement or the other Loan Documents, or

(ix) subject to Section 14.11, prior to the commencement of proceedings with respect to the Loan Parties under any Debtor Relief Laws, subordinate any of the Obligations owed under the Loan Documents in right of payment or otherwise adversely affect the priority of payment of any of such Obligations or subordinate the Liens securing the Obligations owed under the Loan Documents on any material portion of the Collateral, in each case, without the prior written consent of each Lender, unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of the Obligations that are adversely affected thereby held by each Lender) of such Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of such Indebtedness and to the extent such adversely affected Lender decides to participate in such Indebtedness, receives its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of such Indebtedness afforded to the providers of such Indebtedness (or any of their Affiliates) in connection with providing such Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which such Indebtedness is to be provided.

(b) No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,

(i) the definition of, or any of the terms or provisions of, the Agency Fee Letter, without the written consent of Administrative Agent and Borrower (and shall not require the written consent of any of the Lenders),

(ii) any provision of Section 14 pertaining to Administrative Agent, or any other rights or duties of Administrative Agent under this Agreement or the other Loan Documents, without the written consent of Administrative Agent, Borrower, and the Required Lenders; and

(iii) any provision herein pertaining to Collateral Agent or any other rights or duties of the Collateral Agent under this Agreement or any other Loan Documents without the written consent of the Collateral Agent, Borrower and Required Lenders.

(c) Anything in this Section 13.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party, (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 13.1(a)(i) through (iii) that affect such Lender, (iii) any Intercreditor Agreement may be waived, amended or otherwise modified in accordance with Section 16.16. The Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 2.12(c) in accordance with the terms of Section 2.12(c); and

(d) Notwithstanding anything in this Section 13.1 to the contrary, (a) technical modifications to the Loan Documents may be made with the consent of Borrower and the Administrative Agent (and no other Person) to the extent necessary (i) to integrate any Incremental Facilities, Refinancing Amendments or Extended Loans, (ii) to integrate or make administrative modifications with respect to borrowings and (iii) to integrate any terms or conditions from any Incremental Amendment that are more restrictive than this Agreement in accordance with Section 2.17 and (b) without the consent of any Lender, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into (x) any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Lender Group or as required by local law to give effect to, or protect, any security interest for the benefit of the Lender Group, in any property or so that the security interests therein comply with Applicable Law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document, (y) any applicable Intercreditor Agreement, in each case with the holders of Indebtedness permitted by this Agreement to be secured by the Collateral or (z) any applicable Intermediation Access Agreement, in each case with the counterparty to any Intermediation Facility otherwise permitted by this Agreement.

13.2. No Waivers; Cumulative Remedies. No failure by Administrative Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Administrative Agent or any Lender on any occasion shall affect or diminish Administrative Agent’s and each Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement. Administrative Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Administrative Agent or any Lender may have.

14. ADMINISTRATIVE AGENT; THE LENDER GROUP~~; QUÉBEC PROVISIONS~~.

14.1. Appointment and Authorization of Administrative Agent.

(a) Each Lender hereby designates and appoints ~~Wells Fargo~~(x) immediately prior to the Amendment No. 1 Effective Date, (i) Wells Fargo and (y) on the Amendment No. 1 Effective Date after giving effect to the Refinancing (as defined in Amendment No. 1) and thereafter, (ii) MUFG, in each case, as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Administrative Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Administrative Agent agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 14. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against ~~Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.~~Administrative Agent. Each Lender hereby further authorizes (x) immediately prior to the Amendment No. 1 Effective Date, (i) Wells Fargo and (y) on the Amendment No. 1 Effective Date after giving effect to the Refinancing (as defined in Amendment No. 1) and thereafter, (ii) US Bank, as Collateral Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) make Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Loan Party or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only a representative relationship between independent contracting parties.

(b) At the Loan Parties’ expense, Wells Fargo hereby agrees to use commercially reasonable efforts to take or cause to be taken on or prior to the Amendment No. 1 Effective Date and after the Amendment No. 1 Effective Date for any post-closing obligations contemplated under Section 5.23 (or such later date as the Agents may agree), all reasonable steps necessary to transfer its security interest in the Collateral in favor of Wells Fargo to US Bank pursuant to Section 6(b) of the Amendment No. 1, including but not limited to the following: (i) any such Lien amendments, mortgage or deed of trust amendments, control agreement amendments, UCC-3 amendments, intellectual property security agreement amendments and any other similar amendment document as are reasonably requested and necessary to amend the security interests and all notices of security interests and Liens previously filed by or in favor of Wells Fargo and (ii) deliver to the Collateral Agent (or any designee of the Collateral Agent), all instruments evidencing pledged debt and all equity certificates and other similar collateral previously delivered in physical form to Wells Fargo under the Existing Credit Agreement or this Agreement, as applicable. Upon the Amendment No. 1 Effective Date, the

Collateral Agent (or any designee of the Collateral Agent) shall be authorized to file those UCC statements and such other releases discharges and relating filings, including without limitation, the filing of mortgage or deed of trust amendments, intellectual property security agreement amendments, account control agreement amendments and other amendment documents as may be necessary to effectuate the provisions of this Section 14.1(b).

(c) Except for action expressly required of such Agent under this Agreement and under the other Loan Documents to which such Agent is intended to be a party, each Agent shall in all cases be fully justified in failing or refusing to act under this Agreement and under the other Loan Documents unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 14.7 against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

~~(b) Québec Provisions.~~

~~(i) Hypothecary Representative. For greater certainty, and without limiting the powers of Agent, each Lender hereby irrevocably constitutes Agent as the hypothecary representative within the meaning of Article 2692 of the CCQ in order to hold hypothecs and security granted by any Loan Party on property pursuant to the laws of the Province of Québec in order to secure obligations of any Loan Party hereunder and under the other Loan Documents. The execution by Agent, acting as hypothecary representative prior to this Agreement of any deeds of hypothec or other security documents, is hereby ratified and confirmed.~~

~~(ii) Ratification of Hypothecary Representative by Successors and Assignees, Etc. The constitution of Agent as hypothecary representative shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of the rights and obligations of any Lender under this Agreement by the execution of an assignment, including an Assignment and Assumption or other agreement pursuant to which it becomes such assignee or participant, and by each successor Agent by the compliance with such formalities pursuant to which it becomes a successor Agent under this Agreement.~~

~~(iii) Rights, Etc. of Hypothecary Representative. Agent acting as hypothecary representative shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of Agent in this Agreement, which shall apply mutatis mutandis to Agent acting as hypothecary representative. In the event of the resignation of Agent (which shall include its resignation as the hypothecary representative as contemplated in Section 14.1(b)) and appointment of a successor Agent under this Agreement, such successor Agent shall also act as the hypothecary representative, as contemplated by Section 14.1(b)~~

14.2. Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

14.3. Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or its Subsidiaries. No Agent-Related Person shall have any liability to any Lender, ~~and~~any Loan Party or any of their respective Affiliates if any request for a Loan or other extension of credit was not authorized by the Borrower. Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or Applicable Law. From and after the Amendment No. 1 Effective Date, Wells Fargo shall (i) not be liable for any action taken or inaction hereunder by the Administrative Agent or the Collateral Agent and shall not be responsible in any manner for any obligations of the Administrative Agent or the Collateral Agent hereunder following the Refinancing and (ii) bear no responsibility or liability for any event, circumstance, condition or action arising on or after the Amendment No. 1 Effective Date with respect to the Collateral, this Agreement or any other Loan Document, or the transactions contemplated hereby or thereby. MUFG and US Bank shall (x) not be liable for any action taken or inaction hereunder by the Administrative Agent or the Collateral Agent prior to the Amendment No. 1 Effective Date and (y) bear no responsibility or liability for any event, circumstance, condition or action existing prior to the Amendment No. 1 Effective Date, with respect to the Collateral, this Agreement or any other Loan Document, or the transactions contemplated hereby or thereby.

14.4. Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. The Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that ~~such~~ Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.1). In all cases Agent shall be entitled and fully justified in failing or refusing to take any action or exercise any power, discretion or authority vested in it under this Agreement or any other Loan Document unless and until Agent shall (a) receive written instructions from the Required Lenders or the Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.1), specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders. Collateral Agent shall not be liable for any failure to take any action permitted but not required to be taken by it under the Loan Documents in the absence of a written instruction from the Administrative Agent or the Borrower, as applicable, to take such action.

14.5. Notice of Default or Event of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Administrative Agent for the account of the Lenders and, except with respect to Events of Default of which Administrative Agent has actual knowledge, unless Administrative Agent shall have received written notice from a Lender or

Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.”Collateral Agent shall not be deemed to have knowledge or notice of any Default or Event of Default, unless notified in writing by the Administrative Agent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default”. Administrative Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Administrative Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Administrative Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 14.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable. The Administrative Agent or the Collateral Agent, as applicable, shall take such action with respect to such Event of Default as provided for in Section 8.1 or Section 17 of the Guaranty and Security Agreement, or if not provided for in Section 8.1 or in the Security Documents, as the Administrative Agent or the Collateral Agent, as applicable, shall be directed in writing by the Required Lenders; provided, that unless and until the applicable Agent shall have received such directions, the applicable Agent may (but shall not be obligated to and shall be protected in taking no action at all) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Lenders (or the Secured Parties, as applicable).

14.6. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Loan Party and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender with any credit or other information with respect to the Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

14.7. Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not the Loan Parties are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by the Loan Parties, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Loan Parties and without limiting the obligation of the Loan Parties to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

14.8. Agent in Individual Capacity. ~~Wells Fargo~~Each Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide bank products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though ~~Wells Fargo~~MUFG were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, ~~Wells Fargo~~Agent or its Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include ~~Wells Fargo in its~~MUFG and US Bank in their individual capacity.

14.9. Successor Agent. Agent may resign as Agent upon thirty (30) days’ (ten (10) days’ if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrower (unless such notice is waived by Borrower or a Default or Event of Default has occurred and is continuing). If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrower, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of Applicable Law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring

Agent’s resignation hereunder as Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is thirty (30) days (or ten (10) days if an Event of Default has occurred and is continuing) following a retiring Agent’s notice of resignation, (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) except for any indemnity payments owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above.

14.10. Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide bank products to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

14.11. Collateral and Guaranty Matters.

(a) The Lenders hereby irrevocably authorize Administrative Agent and/or the Collateral Agent, as applicable, to release any Lien on any Collateral (i) upon the payment and satisfaction in full of all of the Obligations (other than contingent indemnification obligations for which no claim has been made in writing) (as confirmed to the Collateral Agent by the Administrative Agent), (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and, at the request of the Administrative Agent, if Borrower certifies to Administrative Agent and Collateral Agent that the sale or disposition is permitted under Section 6.4 (and Administrative Agent and Collateral Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party or any of its Restricted Subsidiaries owned any interest at the time Collateral Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Restricted Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, (v) owned by any Guarantor upon the release of its Guarantee under ~~any~~the Guaranty and Security Agreement in accordance with Section 14.11(b) or (vi) in connection with a credit bid or purchase authorized under this Section 14.11. The Loan Parties and the Lenders hereby irrevocably authorize Administrative Agent and/or the Collateral Agent, as applicable, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of any Debtor Relief Law, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the UCC ~~and/or the PPSA~~, including pursuant to Sections 9-610 or 9-620 of the UCC or other Applicable Law, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Administrative Agent in accordance with Applicable Law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Administrative Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. Except as provided above, ~~Agent~~Administrative Agent and/or the Collateral Agent, as applicable, will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Administrative Agent or Borrower at any time, the Lenders will confirm in writing Administrative Agent’s and Collateral Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 14.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrower in respect of) any and all interests retained by the Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorize Administrative Agent and/or the Collateral Agent, as applicable, at its option and in its sole discretion, to subordinate (by contract or otherwise) any Lien granted to or held by Collateral Agent on any property under any Loan Document (a) to the holder of any Permitted Lien on such property if such Permitted Lien secures purchase money Indebtedness (including Capitalized Lease Obligations) which constitute Permitted Indebtedness or Permitted Retail Store Purchase Money Indebtedness and (b) to the extent Administrative Agent and/or Collateral Agent, as applicable, has the authority under this Section 14.11 to release its Lien on such property.

(b) The Lenders hereby irrevocably authorize Administrative Agent to release any Guarantor from its Guarantee under any applicable Guaranty and Security Agreement if (i) the Obligations (other than contingent indemnification obligations for which no claim has been made in writing) have been paid in full, (ii) all the Equity Interests of such Guarantor shall be sold, transferred conveyed, associated or otherwise disposed of to a Person that is not the a Loan Party or a Restricted Subsidiary in a transaction permitted by Section 6.4, (iii) such Guarantor becomes an Excluded Subsidiary or an Immaterial Subsidiary, upon request by the Borrower to the Administrative Agent or (iv) such Guarantor is designated as an Unrestricted Subsidiary in accordance with the terms hereof; provided, that, a Guarantor that becomes a non-wholly owned Subsidiary will not be released from its guarantee if the transaction that resulted in its becoming non-wholly owned was done with an Affiliate, except if such transaction (i) constitutes a Permitted Investment or Permitted Disposition, and (ii) is being effected primarily for a bona fide business purpose independent of, and unrelated to, releasing such guarantee. At the written request and sole expense of the Borrower, the ~~Agent, at the sole expense of the Borrower and the applicable Guarantor,~~Administrative Agent, shall promptly execute and deliver to the Borrower or such Guarantor all releases, termination statements and/or other documents reasonably necessary or desirable to evidence such release; provided that the Borrower shall have delivered to the Administrative Agent a written request for release identifying the relevant Guarantor together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

(c) Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by a Loan Party or any of its Restricted Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise expressly provided herein.

(d) Each of Administrative Agent and each Lender agrees that it has, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to be solely responsible for making its own independent appraisal and investigation of all risks arising from or in connection with any Loan Document and taking or not taking action under this Agreement or any other Loan Document, including but not limited to:

(i) the legality, validity, effectiveness, genuineness, adequacy or enforceability of any Loan Document and any other agreement, security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(ii) whether that Lender has recourse, and the nature and extent of that recourse, against any Person or any of its assets under or in connection with any Loan Document, the transactions contemplated by the Loan Documents or any other agreement, security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(iii) the ownership, value or sufficiency of any Collateral, the adequacy or priority of any Collateral expressed to be created by or pursuant to, or to be evidenced in, any Security Document;

(iv) the adequacy, accuracy and/or completeness of any information provided by any Lender, Loan Party or any other Person under or in connection with any Loan Document, the transactions contemplated by the Loan Documents or any other agreement, security, arrangement or document entered into, made or executed in anticipation of, or in connection with any Loan Document; and

(v) the adequacy, accuracy and/or completeness of any communication, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made at any time under or in connection with any of the Loan Documents or any other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date hereof. The Agents shall not be required to keep themselves informed as to the performance or observance by the Loan Parties or any other Person of this Agreement or any other Loan Document or any other document referred to or provided for in this Agreement or in any other Loan Document or to inspect the properties or books of any Loan Party or such other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders or Secured Parties by the applicable Agent under this Agreement and the other Loan Documents, each Agent shall not have any duty or responsibility to provide any Lender or Secured Party with any credit or other information concerning the affairs, financial condition or business of any Loan Party (or any Affiliates thereof) which may come into the possession of such Agent or any of its affiliates.

14.12. Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Administrative Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or its Restricted Subsidiaries or any deposit accounts of any Loan Party or its Restricted Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against the Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender’s Pro Rata Share of all such distributions by Administrative Agent, such Lender promptly shall (A) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

14.13. Agency for Perfection. Administrative Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Collateral Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC ~~or any applicable Canadian securities transfer legislation~~, can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver possession or control of such Collateral to Collateral Agent or in accordance with Administrative Agent’s instructions.

14.14. Payments by Administrative Agent to the Lenders. All payments to be made by Administrative Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Administrative Agent. Concurrently with each such payment, Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

14.15. Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Collateral Agent and Administrative Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Collateral Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Collateral Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

14.16. Confidentiality; Reports and Information. By becoming a party to this Agreement, each Lender agrees to keep all material, non-public information regarding the Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 16.9.

14.17. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Administrative Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 14.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to the Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

14.18. Joint Lead Arrangers. Each of the Joint Lead Arrangers, Amendment No. 1 Arrangers and Senior Co-Managers, in such capacity, shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to it in its capacity as a Lender or as Administrative Agent. Without limiting the foregoing, each of the Joint Lead Arrangers, Amendment No. 1 Arrangers and Senior Co-Managers, in such capacity, shall not have or be deemed to have any fiduciary relationship with any Lender or any Loan Party. Each Lender, Administrative Agent and each Loan Party acknowledges that it has not relied, and will not rely, on the Joint Lead Arrangers, Amendment No. 1 Arrangers and Senior Co-Managers in deciding to enter into this Agreement or in taking or not taking action hereunder. Each of the Joint Lead Arrangers, Amendment No. 1 Arrangers and Senior Co-Managers, in such capacity, shall be entitled to resign at any time by giving notice to Administrative Agent and Borrower.

14.19. Erroneous Payments.

(a) Each Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the

Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 14.19(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.1 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section  ~~11.12~~14.19 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 14.19 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Nothing in this Section 14.19 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

14.20. Duties of Collateral Agent and Limitations.

(a) The duties of the Collateral Agent under the Loan Documents are solely mechanical and administrative in nature.

(b) Collateral Agent shall not be liable for any failure or omission:

(i) to require the deposit with it of any deed or document certifying, representing or constituting the title of any of the Loan Parties to any Collateral;

(ii) to obtain any authorization or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of any of the Loan Documents;

(iii) to effect or procure registration of or otherwise protect the Collateral by registering the same under any applicable registration laws in any territory;

(iv) to take, or to require any of the Loan Parties to take, any steps to render the Collateral effective or to secure the creation of any ancillary collateral under the laws of any jurisdiction; or

(v) to require any, or any acts to be taken pursuant to any, further assurances in relation to, or contained in, any of the Security Documents or otherwise to perfect the Security Documents.

(c) Notwithstanding any other provision of any Loan Document to the contrary, Collateral Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality or otherwise render it liable to any Person and may do anything which is, in its reasonable opinion, necessary to comply with any law or regulation.

(d) The Collateral Agent may engage, pay for and rely on the opinion, advice or services of, or any information obtained from, any lawyers, accountants, surveyors or other experts retained in good faith. Any such opinion, advice or information may be sent or obtained by letter, electronic messaging, facsimile transmission, telephone or any other means and the Collateral Agent shall not be liable for acting on any opinion, advice or information purporting to be so conveyed although the same shall contain some error or shall not be authentic.

(e) Except where a Loan Document specifically provides otherwise, Collateral Agent is not obliged to review or check the contents, adequacy, accuracy or completeness of any document it forwards to any Lender or Agent.

(f) The Collateral Agent shall not have any duty to ensure that any payment or other financial benefit in respect of any Collateral is duly and punctually paid, received or collected.

(g) The Collateral Agent shall not be bound to ascertain, monitor, confirm or inquire as to (i) whether or not any representation or warranty made by any other Person in connection with any Loan Document is true, (ii) the occurrence or otherwise of any default or event of default (including any Event of Default) (or any cure, waiver, cessation or rescission thereof) under any of the Loan Documents, or (iii) the performance by any Loan Party or any other Person of its obligations under any of the Loan Documents.

(h) Without prejudice to the provisions of any of the Loan Documents, the Collateral Agent shall not be under any obligation to insure any property or to require any other Person to maintain any such insurance and shall not be responsible for any loss which may be suffered by any Person as a result of the lack of or inadequacy or insufficiency of any such insurance. Where the Collateral Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered, directly or indirectly, by reason of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Administrative Agent or the Borrower shall have requested it to do so in writing and the Collateral Agent shall have failed to do so within thirty (30) days thereafter.

(i) The Collateral Agent shall be entitled to assume that any instructions, authorities, certificates or any other document received by it from any of the Lenders under or pursuant to the Loan Documents are:

(i) given in accordance with the provisions of the Loan Documents;

(ii) given, where appropriate, with any prior approval or consent required under the Loan Documents; and

(iii) given, where appropriate, in accordance with directions of persons or the provisions of agreements by which such Lender is bound,

and the Collateral Agent shall not be liable to any other Person for any action taken or omitted under or in connection with the Loan Documents in accordance with any such instructions, authorities, certificates or any other document unless directly caused by its gross negligence or willful misconduct as determined in a final, non-appealable judgment of a court of competent jurisdiction.

14.21. Force Majeure and Right to Withdraw. In no event shall the Administrative Agent or the Collateral Agent be liable for any failure or delay in the performance of its respective obligations under this Agreement or any related documents because of circumstances beyond such Agent’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), epidemics, pandemics or quarantine, civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank of New York wire or other similar wire or communication facility.

In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which may cause the Collateral Agent to incur potential liability for any Environmental Action or arising under any Environmental Law or any Environmental Permit issued thereunder, the Collateral Agent reserves the right, instead of taking such action, to either resign as the Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver. The Collateral Agent shall not be liable to the Loan Parties, the Secured Parties or any other Person for any Environmental Actions or any liability arising under any Environmental Law by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed under the Loan Documents or relating to the presence, Release or threatened Release of Hazardous Materials.

15.	[RESERVED].

16.	GENERAL PROVISIONS.

16.1. Effectiveness. This Agreement shall be binding and deemed effective when executed by the Borrower, each other Loan Party, Administrative Agent, Collateral Agent and each Lender whose signature is provided for on the signature pages hereof and Administrative Agent shall have received counterparts of each such signature page.

16.2. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

16.3. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Loan Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

16.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

16.5. ~~[Reserved]~~Bank Product Providers~~.~~

. Administrative Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed each Administrative Agent as its agent and to have accepted the benefits of the Loan Documents. It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Administrative Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In the absence of an updated certification, Administrative Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Administrative Agent by the Borrower as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Loan Parties may obtain Bank Products from any Bank Product Provider, although Loan Parties are not required to do so. Loan Parties acknowledge and agree that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

16.6. Debtor-Creditor Relationship. The relationship between the Lenders and Administrative Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

16.7. Counterparts; Electronic Execution.

(a) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

(b) Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

16.8. Revival and Reinstatement of Obligations; Certain Waivers.

(a) If any member of the Lender Group repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code and any other Debtor Relief Law relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) Collateral Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Collateral Agent’s Liens shall have been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, Collateral Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

16.9. Confidentiality.

(a) Administrative Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding the Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Administrative Agent and the Lenders in a confidential manner, and shall not be disclosed by Administrative Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group; provided, that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 16.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided, that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrower, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Administrative Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement; provided, that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 16.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 16.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that prior to any disclosure to any Person (other than any Loan Party, Administrative Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than the Borrower, Administrative Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrower with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b) Anything in this Agreement to the contrary notwithstanding, Administrative Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of the Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Administrative Agent.

(c) Each Loan Party agrees that Administrative Agent may make Borrower Materials available to the Lenders by posting the Borrower Materials on IntraLinks, SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.”Administrative Agent does not warrant the accuracy or completeness of the Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Administrative Agent in connection with the Borrower Materials or the Platform. In no event shall Administrative Agent or any of the Agent-Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Administrative Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct. Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Administrative Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Administrative Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

16.10. Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid and so long as the Commitments have not expired or been terminated.

16.10. Patriot Act; Due Diligence. The Administrative Agent and each Lender that is subject to the requirements of the Patriot Act and the Beneficial Ownership Regulation hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Administrative Agent or such Lender to identify each such Person in accordance with the Patriot Act and the Beneficial Ownership Regulation. In addition, Administrative Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their respective senior management and key principals and legal and beneficial owners. Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Administrative Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrower.

16.12 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

16.13. [Reserved].

16.14. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

16.15. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Joint Lead Arranger, the Amendment No. 1 Arrangers and each Senior Co-Manager and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more ERISA Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Joint Lead Arranger, the Amendment No. 1 Arrangers and each Senior Co-Manager and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or any Joint Lead Arranger ~~or~~, the Amendment No. 1 Arrangers or any Senior Co-Manager or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the IRC, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or the Joint Lead Arrangers, Amendment No. 1 Arrangers or Senior Co-Managers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c) The Administrative Agent and each Joint Lead Arranger, the Amendment No. 1 Arrangers and each Senior Co-Manager hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

16.16. Permitted Intercreditor Agreements and Intermediation Access Agreements.~~.~~

(a) Each of the Lenders acknowledges that obligations of the Borrower and the Guarantors under the ABL Documents, any Incremental Equivalent Debt, any Permitted First Priority Refinancing Debt and any Permitted Second Priority Refinancing Debt may be secured by Liens on assets of the Borrower and the Guarantors that constitute Collateral. Each of the Lenders hereby irrevocably authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender, (i) from time to time upon the request of the Borrower, in connection with the establishment, incurrence, amendment, refinancing or replacement of any such Indebtedness or any other Indebtedness, any applicable Intercreditor Agreement (it being understood that the Administrative Agent is hereby authorized and directed to determine the terms and conditions of any such Intercreditor Agreement as contemplated by the definition of the terms “Additional Intercreditor Agreement” and “Intercreditor Agreement”), and (ii) any documents relating thereto.

(b) Each of the Lenders acknowledges that obligations of the Intermediation Subsidiaries under Intermediation Facilities may be secured by Liens on Intermediation Collateral owned by Intermediation Subsidiaries and that counterparties to Intermediation Facilities may need to access to the Collateral in order to obtain and utilize its Intermediation Collateral or other assets located on the Collateral. Each of the Lenders hereby irrevocably authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender, from time to time upon the request of the Borrower, in connection with any Intermediation Facility, any applicable Intermediation Access Agreement (it being understood that the Administrative Agent is hereby authorized and directed to determine the terms and conditions of any such Intermediation Access Agreement as contemplated by the definition of the term “Intermediation Access Agreement”). The Lenders hereby ratify Administrative Agent’s entry into the Intermediation Access Agreements entered into on April 17, 2020 and July 1, 2022, which remain effective as of the ~~Closing~~Amendment No. 1 Effective Date.

(c) Each of the Lenders hereby irrevocably (i) consents to the treatment of Liens to be provided for under the Intercreditor Agreements, (ii) consents to the access of the Intermediation Facility counterparties to the Collateral in accordance with the Intermediation Access Agreements, (iii) agrees that, upon the execution and delivery thereof, such Lender will be bound by the provisions of any Intercreditor Agreement and any Intermediation Access Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Intercreditor Agreement or any Intermediation Access Agreement, (~~iii~~iv) agrees that no Lender shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of any Intercreditor Agreement or any Intermediation Access Agreement and (~~iv~~v) authorizes and directs the Administrative Agent to carry out the provisions and intent of each such document.

(d) Each of the Lenders hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender, any amendments, amendments and restatements, supplements or other modifications of any Intercreditor Agreement or any Intermediation Access Agreement that the Borrower may from time to time request (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of any Indebtedness under the ABL Documents, any Incremental Equivalent Debt, any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any other Indebtedness or any Intermediation Facility, as applicable, or (ii) to confirm for any party that such Intercreditor Agreement or Intermediation Access Agreement is effective and binding upon the Administrative Agent on behalf of the Lenders.

(e) Each of the Lenders hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender, any amendments, supplements or other modifications of any Loan Document to add or remove any legend that may be required pursuant to any Intercreditor Agreement.

The Administrative Agent shall have the benefit of the provisions of Article 14 with respect to all actions taken by it pursuant to this Section or in accordance with the terms of any Intercreditor Agreement or Intermediation Access Agreement to the full extent thereof.

16.17 ~~Canadian Anti-Terrorism Laws~~[Reserved].

~~(a) Each Loan Party acknowledges that, pursuant to the Canadian Anti-Terrorism Laws, Agent and Lenders may be required to obtain, verify and record information regarding each Loan Party, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Loan Party, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by Agent or any Lender, or any prospective assignee or participant of Agent or a Lender, in order to comply with any applicable Canadian Anti-Terrorism Laws, whether now or hereafter in existence.~~

~~(b) If Agent has ascertained the identity of any Canadian Loan Party or any authorized signatories of any Canadian Loan Party for the purposes of Canadian Anti-Terrorism Laws, then Agent:~~

~~(i) shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and Agent within the meaning of the applicable Canadian Anti-Terrorism Laws; and~~

~~(ii) shall provide to each Lender, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.~~

~~Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that Agent has no obligation to ascertain the identity of the Canadian Loan Parties or any authorized signatories of the Canadian Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Loan Party or any such authorized signatory in doing so.~~

16.18 Acknowledgment Regarding Any Support QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 16.18, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

16.19. Amended and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the ~~Closing~~Amendment No. 1 Effective Date, pursuant to Section 2.18 of the Existing Credit Agreement as a Refinancing Amendment. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement. On or prior to the ~~Closing~~Amendment No. 1 Effective Date, the credit facility described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in its entirety by this Agreement, and all obligations of the Borrower outstanding as of such date under the Existing Credit Agreement, shall continue to exist and shall be subject to the provisions of this Agreement, thereby deemed to be obligations outstanding under the corresponding facilities described herein, without any further action by any Person. Any Existing Lender that does not deliver a Lender Addendum (each, an “Exiting Lender”) shall have been replaced or terminated (or substantially concurrently with the effectiveness of this Agreement shall be replaced or terminated) and such Exiting Lenders’ receipt in cash of an amount to repay such Exiting Lender’s Loans in full under the Existing Credit Agreement shall be deemed to be a consent to the transactions contemplated hereby.

[Signature pages ~~to follow~~intentionally omitted]